SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                      PACIFIC AEROSPACE & ELECTRONICS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

          ---------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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
                      PACIFIC AEROSPACE & ELECTRONICS, INC.

================================================================================

      Notice of Special Meeting of Shareholders to Be Held on March 6, 2000

================================================================================

A Special Meeting of Shareholders of Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), will be held at the West Coast Wenatchee Convention Center, located at 121 North Wenatchee Avenue, Wenatchee, Washington, on Monday, March 6, 2000, at 3:00 p.m. Pacific Standard Time.

The Meeting is being held for the purpose of approving the issuance of sufficient shares of the Company's common stock to permit conversion of the Company's outstanding Series B Convertible Preferred Stock. For the reasons described in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR this proposal.

We will also transact any other business that may properly come before the Meeting. However, the Board of Directors is not aware of any other business that will come before the Meeting.

Only shareholders of record at the close of business on January 28, 2000, are entitled to notice of and to vote at the Meeting or any adjournments of the Meeting.

Please complete, sign, and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Meeting, you may revoke the proxy and vote personally on all matters brought before the Meeting. A list of shareholders will be available for inspection by the shareholders at the Company's corporate headquarters at 430 Olds Station Road, Third Floor, Wenatchee, Washington 98801.


                                       By Order of the Board of Directors,

                                       /s/ DONALD A. WRIGHT

                                       Donald A. Wright
                                       Chairman of the Board,
                                       Chief Executive Officer and President


February  4, 2000
Wenatchee, Washington


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.

                       430 Olds Station Road, Third Floor
                           Wenatchee, Washington 98801
                                 (509) 667-9600

================================================================================

                                 PROXY STATEMENT

================================================================================

Purpose
-------


The Board of Directors of Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), is furnishing this Proxy Statement in connection with its solicitation of proxies to be voted at a special meeting of the Company's shareholders (the "Meeting"). The Meeting will be held at the West Coast Wenatchee Convention Center, 121 North Wenatchee Avenue, Wenatchee, Washington, on Monday, March 6, 2000, at 3:00 p.m. Pacific Standard Time. The accompanying Notice of Special Meeting of Shareholders, this Proxy Statement, and the enclosed proxy are first being mailed to shareholders on or about February 4, 2000.


Record Date and Outstanding Shares
----------------------------------


The Board of Directors has fixed January 28, 2000, as the record date (the "Record Date") for determining the holders of the Company's common stock, $.001 par value (the "Common Stock"), who are entitled to receive notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 21,422,511 shares of Common Stock outstanding and entitled to vote (the "Voting Shares").


Proxies
-------

The Board of Directors is soliciting the enclosed proxy for use at the Meeting and any adjournments of the Meeting and will not vote the proxy at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Meeting, and not properly revoked by the shareholder in accordance with the next paragraph, will be voted at the Meeting or any adjournments thereof in accordance with the instructions in the proxy.

Revocation of Proxies
---------------------

The person giving any proxy in response to this solicitation may revoke it at any time before the proxy is voted:

     o by filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the date of the proxy; or

     o by signing and dating a subsequent proxy relating to the same Voting Shares and delivering it to the Secretary of the Company before the Meeting; or

     o by attending the Meeting and voting in person. However, attendance at the Meeting without voting in person will not constitute a revocation of a proxy.

Any written notice revoking a proxy should be sent to Pacific Aerospace & Electronics, Inc., 430 Olds Station Road, Third Floor, Wenatchee, Washington, 98801, Attention: Sheryl A. Symonds, Secretary, or hand delivered to Ms. Symonds at the Meeting, at or before the taking of the vote.

Quorum
------

The presence in person or by proxy of at least a majority of the Voting Shares is required to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum.

Voting
------

The Voting Shares represented by each proxy will be voted in accordance with the instructions given on the proxy. If no instructions are indicated, the proxy will be voted FOR the approval of the proposal being considered at the Meeting, as described in this Proxy Statement (the "Proposal") and at the discretion of the persons named in the proxy on any other business that may properly come before the Meeting.

Results of Voting
-----------------

Under applicable law, the Company's Articles of Incorporation and Bylaws, and Nasdaq requirements, if a quorum is present at the Meeting, the Proposal will be approved if the votes cast in favor of the Proposal exceed the votes cast against the Proposal.

Abstentions and broker non-votes will have no effect on the outcome of the voting because they will not represent votes cast.

Solicitation of Proxies
-----------------------

The Company will bear the cost of preparing, printing, and mailing this Proxy Statement and of the solicitation of proxies by the Board of Directors. Solicitation will be made by mail and, in addition, may be made by directors, officers, and employees of the Company personally, or by telephone or facsimile. The Company will request brokers, custodians, nominees, and other like parties to forward copies of proxy materials to the beneficial owners of the Common Stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

Securities Ownership of Directors, Executive Officers and Principal Shareholders
--------------------------------------------------------------------------------


The following table shows the Common Stock owned as of January 31, 2000 by: (1) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (2) each of the Company's directors; (3) each of the Company's executive officers; and (4) all executive officers and directors of the Company as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them. This table has been prepared to the best of the Company's knowledge based on the records of the Company's transfer agent and the Company's records on issuances of shares, as adjusted to reflect: (a) changes in ownership documented in filings with the Securities and Exchange Commission (the "Commission") made by certain shareholders and provided to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) statements provided to the Company by certain shareholders.


                                                    Amount and Nature
                                                      of Beneficial        Percentage of
Name and Address of Beneficial Owner:                 Ownership (1)         Common Stock
------------------------------------                -----------------      -------------
Donald A. Wright (2)                                    2,430,710               10.37%
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road, Third Floor
Wenatchee, WA 98801

Allen W. Dahl, M.D. (3)                                    42,401                  *
7300 Madrona Drive NE
Bainbridge Island, WA 98110

Werner Hafelfinger(4) (9)                                 214,586                1.00%
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road, Third Floor
Wenatchee, WA 98801

Dale L. Rasmussen (3)                                      20,492                  *
c/o IMPCO Technologies, Inc.
708 Industrial Drive
Tukwila, WA  98188

Robert M. Stemmler (5)                                      8,137                  *
c/o IMPCO Technologies, Inc.
16804 Gridley Place
Cerritos, CA  90703

William A. Wheeler (3)                                     18,092                  *
2011 Lombard Lane
Yakima, WA 98902

Nick A. Gerde (6)(9)                                      260,273                1.20%
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road, Third Floor
Wenatchee, WA 98801

Sheryl A. Symonds (7)(9)                                  214,972                1.00%
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road, Third Floor
Wenatchee, WA 98801

Pension Fund of the Siemens
   Companies in Switzerland                             2,440,000               11.39%
Freilagerstrasse 40
CH-8047, Zurich, Switzerland

All executive officers and
   directors as a group                                 3,209,663               13.37%
(8 persons) (8)

------------

*    Less than 1%.

(1) Shares that a person has the right to acquire within 60 days are treated as outstanding for determining the amount and percentage of Common Stock owned by such person but are not deemed to be outstanding as to any other person or group.

                                       3

(2)  Includes (a) 4,000 shares issuable upon exercise of public warrants, (b)
     100,000 shares issuable upon exercise of another warrant, and (c) 1,907,560 shares issuable upon exercise of vested stock options.
(3) Includes 10,000 shares issuable upon exercise of vested stock options. Does not include 10,000 shares issuable upon exercise of unvested stock options.
(4)  Includes 110,000 shares issuable upon exercise of vested stock options.
(5) Includes 6,637 shares issuable upon exercise of vested stock options. Does not include 10,000 shares issuable upon exercise of unvested stock options.
(6)  Includes (a) 4,000 shares issuable upon exercise of public warrants, (b)
     25,000 shares issuable upon exercise of another warrant, and (c) 191,178 shares issuable upon exercise of vested stock options. Does not include
     4,878 shares issuable upon exercise of unvested stock options.
(7)  Includes (a) 500 shares issuable upon exercise of public warrants and (b)
     210,000 shares issuable upon exercise of vested stock options.
(8) Includes currently exercisable warrants and options to purchase up to 2,588,875 shares of Common Stock.
(9) Does not include shares purchased as of January 31, 2000 pursuant to the Company's Employee Stock Purchase Plan.



PROPOSAL - TO APPROVE THE ISSUANCE OF SUFFICIENT SHARES OF THE COMPANY'S
           COMMON STOCK TO PERMIT CONVERSION OF THE OUTSTANDING SERIES B CONVERTIBLE PREFERRED STOCK

Description of Series B Convertible Preferred Stock and Warrants
----------------------------------------------------------------

The Offering


In May 1998, the Company sold 100,000 shares of Series B convertible preferred stock, $.001 par value ("Preferred Stock"), for $100 per share, and issued warrants to purchase 138,888 shares of common stock, in a private offering to seventeen accredited investors. The offering resulted in gross proceeds of $10,000,000, less related offering costs of $740,000, for net proceeds of $9,260,000. In addition, the purchasers deposited $7,000,000 into escrow. Release of the escrowed funds was conditioned upon the closing of the acquisition of Aeromet International PLC ("Aeromet").


In August 1998, upon closing of the Aeromet acquisition, the Company issued to the purchasers 70,000 additional shares of Preferred Stock and warrants to purchase an additional 97,221 shares of common stock, in exchange for the escrowed funds. This resulted in additional gross proceeds of $7,000,000, less related offering costs of $369,000, for net proceeds of $6,631,000.

In total, the Company issued 170,000 shares of Preferred Stock, the terms of which are described below. The specific terms are contained in the transaction documents related to the offering (the "Transaction Documents"), which were filed with the Commission as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998.

The Company issued to the purchasers of the Preferred Stock warrants to purchase a total of 236,109 shares of common stock, at an exercise price of $7.20 per share of common stock. The expiration date of the warrants is May 15, 2001.

The total net proceeds of the offering were $15,891,000. The Company used the proceeds of the offering primarily to fund the acquisitions of Balo Precision Parts, Inc. and Electronic Specialty Corporation, to pay costs of the Aeromet acquisition, and for working capital. The Company intends to use the proceeds of the warrants, if they are exercised, primarily for working capital or other corporate purposes.

Terms of the Preferred Stock

Conversion Shares. Upon conversion of a share of Preferred Stock, the holder receives a number of shares of common stock equal to $100 divided by the then-applicable conversion price. No holder is entitled to voluntarily convert Preferred Stock that would cause the holder to own more than 9.9% of the Company's outstanding common stock at any time. Any shares of Preferred Stock outstanding on May 15, 2003 will automatically convert into common stock at the then-applicable conversion price.

Conversion Price. The conversion price of the Preferred Stock varies with the market price of the Company's common stock and is the lower of: (a) $7.20 per share; or (b) the average of the three lowest closing bid prices per share of the common stock over the 22 trading days before conversion.

Three Million Share Limit. Because of Nasdaq Stock Market requirements, the Transaction Documents prohibit the Company from issuing more than 3,000,000 shares of common stock upon conversion of Preferred Stock without obtaining shareholder approval for the issuance of additional shares. Alternatively, the Transaction Documents would permit the Company to redeem the shares of Preferred Stock the conversion of which would result in the issuance of more than 3,000,000 shares of common stock.

Redemption. The Company may redeem the Preferred Stock at a redemption price of $115 per share upon 20-days' notice to the holder if the holder does not elect to convert within 15 days of receiving a redemption notice. However, the indenture governing the Company's outstanding 11 1/4% senior subordinated notes restricts the Company's ability to redeem Preferred Stock, and the Company does not currently expect that it would be able to redeem any of the Preferred Stock.


2% Penalty. If the Company would be obligated to issue more than 3,000,000 shares of common stock but could not either obtain shareholder approval for the issuance or redeem the excess Preferred Stock, the Company would incur a significant monthly penalty until the Company either obtained shareholder approval or redeemed the excess Preferred Stock. The monthly penalty would equal 2% of the Preferred Stock's liquidation preference, which is described below. The Company estimates that, as of January 31, 2000, the penalty would be approximately $273,000 per month.

Conversions. At January 31, 2000, the conversion price was $1.2083 per share. Between February 9, 1999 and January 31, 2000, the holders have converted Preferred Stock into common stock at conversion prices ranging between $0.75 and $1.97. As of January 31, 2000, the holders had converted 33,353 shares of Preferred Stock into 2,959,773 shares of common stock, and 136,647 shares of Preferred Stock remained outstanding. The Company is seeking shareholder approval to issue more than 3,000,000 shares of common stock so that the holders of Preferred Stock can convert their outstanding Preferred Stock. If the Company does not obtain shareholder approval, it will incur the significant monthly cash penalty described above.

Effect of Future Conversions. The Company cannot predict the conversion prices at which the outstanding Preferred Stock may be converted, or the actual number of common shares into which the Preferred Stock may be converted, because the conversion price varies with the market price of the Company's common stock and because each holder has the right to choose both the times at which the holder will convert and the amount that the holder will convert at any particular time. In general, if the market price of the common stock rises, fewer shares will be issuable upon conversion, and if the market price of the common stock falls, more shares will be issuable upon conversion. However, if all of the outstanding Preferred Stock were converted at $1.2083, which was the conversion price at January 31, 2000, it would be converted into 11,309,028 shares of common stock.

The following table identifies the holders of the Preferred Stock, provides information about their ownership of Preferred Stock as of January 31, 2000, and sets forth the number of shares of common stock issuable to each of the holders upon conversion of the outstanding Preferred Stock, based on a hypothetical conversion of all of the outstanding Preferred Stock on January 31, 2000 at a conversion price of $1.2083. The table also provides the percentage of the Company's common stock that would be held by each of the holders of Preferred Stock, assuming such a hypothetical conversion.



                                                                          Common Stock
                                                       Shares of            Issuable            Percent of
                                                       Preferred         Upon Conversion       Common Stock
                                                     Stock Held at       if Converted on      if Converted on
Name of Holder                                      January 31, 2000     January 31, 2000     January 31, 2000 (1)
--------------                                      ----------------     ----------------     ----------------
AGR Halifax Fund, Ltd.                                   36,212              2,996,938              9.16%
AG Arb Partners, L.P.                                     4,940                408,839              1.25%
AG Super Advantage, L.P.                                  2,000                165,522              0.51%
AG Super Fund, L.P.                                       6,210                513,945              1.57%
AG Long Term Super Fund, L.P.                             7,410                613,258              1.87%
Nutmeg Partners, L.P.                                     4,950                409,666              1.25%
PHS Bay Colony Fund, L.P.                                 1,295                107,175              0.33%
PHS Patriot Fund, L.P.                                      865                 71,588              0.22%
AG MM, L.P.                                               1,650                136,555              0.42%
Medici Partners, L.P.                                     5,580                461,806              1.41%
Triarc Companies, Inc.                                    3,230                267,318              0.82%
Ramius, L.P.                                             11,730                970,785              2.97%
Baldwin Enterprises, Inc.                                 5,560                460,151              1.41%
GAM Arbitrage Investments, Inc.                           4,040                334,354              1.02%
AG Super Fund International Partners, L.P.                3,760                311,181              0.95%
Ramius Fund, Ltd.                                        18,795              1,555,491              4.75%
Leonardo, L.P.                                           18,420              1,524,456              4.66%

TOTAL                                                   136,647             11,309,028             34.55%

(1) Includes 21,422,511 shares outstanding as of January 31, 2000 and an additional 11,309,028 shares assumed to be outstanding if all of the outstanding Preferred Stock were converted on January 31, 2000, for a total of 32,731,539 shares.


The Company expects that the actual conversion price and the number of shares of common stock issuable upon conversion of the Preferred Stock will vary from time to time and that they could differ substantially from the amounts set forth in the table above. Accordingly, the following table describes the number of shares of common stock that would be issuable assuming all of the outstanding shares of Preferred Stock were converted at the following range of hypothetical conversion prices.


                                                                          Common Stock Issuable Upon
     Hypothetical Conversion Price     Preferred Stock Outstanding     Conversion at Hypothetical Price
     -----------------------------     ---------------------------     --------------------------------
              $ 0.50                            136,647                           27,329,400
              $ 0.75                            136,647                           18,219,600
              $ 1.00                            136,647                           13,664,700
              $ 1.2083 (1)                      136,647                           11,309,028
              $ 1.25                            136,647                           10,931,760
              $ 1.50                            136,647                            9,109,800
              $ 1.75                            136,647                            7,808,400
              $ 2.00                            136,647                            6,832,350
              $ 3.00                            136,647                            4,554,900

     (1)  Conversion price as of January 31, 2000.


Resale of Shares Issued upon Conversion


Registration Rights. In connection with the Preferred Stock offering, the Company agreed to register for resale the common stock into which the Preferred Stock and the warrants may be converted. The Company has registered 3,000,000 shares of common stock for resale by the holders of Preferred Stock, and 236,109 shares of common stock for resale by the holders of warrants, pursuant to a Registration Statement on Form S-1 (Registration No. 333-66471), which became effective on December 23, 1998, and which was amended by Post-Effective Amendment No. 1 on Form S-3, which became effective on October 6, 1999. If this Proposal is approved at the Meeting, the Company will be obligated to register for resale the additional shares of common stock that may be issued upon conversion of the outstanding Preferred Stock to the extent necessary to permit the holders to resell the common stock in the public market.

Resale. The Company believes that, as of January 31, 2000, the holders of Preferred Stock had resold 2,959,773 shares of the 3,000,000 shares that the Company registered on their behalf. If the Proposal is approved at the Meeting and the Company registers the shares of common stock into which the outstanding Preferred Stock may be converted, as it is currently required and intends to do, the holders of Preferred Stock will be entitled to resell all of those shares of common stock into the public market. Although the Company cannot predict the number of shares of common stock that would actually be issued upon conversion of the outstanding Preferred Stock because the conversion price varies with the market price of the Company's common stock, as described above, if all of the outstanding Preferred Stock were converted at $1.2083, the conversion price as of January 31, 2000, it would be converted into 11,309,028 shares of common stock. All of these shares would be registered for resale, and the Company expects that the holders would resell all of these shares into the public market. This would have the effect of significantly increasing the number of shares of the Company's common stock in the public market and could negatively affect the market price of the Company's common stock. Even if the shares were not registered, the holders would have the right, upon expiration of the appropriate holding period and subject to certain conditions, to resell the shares into the public market without registration in reliance on Rule 144, promulgated under the Securities Act of 1933, as amended.

Voting. The holders of Preferred Stock do not have voting rights, except on certain matters that would affect the rights of the Preferred Stock. The common stock issued upon conversion of Preferred Stock has all of the voting rights held by any other shares of common stock.

Dividends. The Preferred Stock does not have the right to dividends, except at the discretion of the Board of Directors. However, if a dividend is declared or paid on common stock, other than in shares of common stock, the holders of Preferred Stock are entitled to a dividend per share equal to the amount that would be received if their Preferred Stock were converted to common stock at the then applicable conversion price. The Company has never declared dividends and has no current intention of declaring dividends in the future.

Liquidation Preference. The Preferred Stock has a liquidation preference equal to the greater of $100 per share of Preferred Stock, plus any declared but unpaid dividends, or the amount the holder would be entitled to receive if the Preferred Stock were converted into common stock at the then applicable conversion price. In the event of a liquidation of the Company, certain mergers involving the Company, or the sale of all or substantially all of the assets of the Company, the holders of the Preferred Stock would be entitled to receive the liquidation preference before any proceeds of such transaction were paid to the holders of common stock.

Why the Company is Requesting Shareholder Approval
--------------------------------------------------

Overview


Because of Nasdaq Stock Market requirements, the Company cannot issue more than 3,000,000 shares of common stock upon conversion of Preferred Stock unless the Company's shareholders approve the issuance of more than 3,000,000 shares. Alternatively, the Company could redeem any Preferred Stock whose conversion would cause the issuance of more than 3,000,000 shares of common stock, except that the indenture governing the Company's outstanding 11 1/4% senior subordinated notes restricts the Company's ability to redeem Preferred Stock, and the Company does not currently expect that it would be permitted to redeem any of the Preferred Stock, even if sufficient cash were available for such a redemption. Without shareholder approval of the Proposal, the Company will incur a significant monthly cash penalty, which the Company estimates would be approximately $273,000 per month as of January 31, 2000.


Nasdaq Rule

The Company's common stock is quoted on the Nasdaq National Market System. As a result, the Company is obligated to comply with applicable rules of the Nasdaq Stock Market. Rule 4460(i)(1)(D)(ii) requires shareholder approval for the issuance of shares of common stock in a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

At May 15, 1998, the closing date of the offering, 3,000,000 shares of common stock constituted approximately 19.3% of the Company's outstanding common stock. The closing price of the Company's common stock on the Nasdaq National Market System on that day was $5.7812, which was the lowest closing price of the Company's common stock between February 20, 1998 and June 12, 1998. The average conversion price that would result in the issuance of 3,000,000 shares of common stock is $5.67 per share.

The Company believes that it is important to the Company and its shareholders to continue to be listed on the Nasdaq National Market System and, therefore, that it is essential for the Company to comply with applicable Nasdaq rules. In recognition of the possibility that the conversion price could fall to and remain at a level that would require the Company to issue more than 3,000,000 shares of common stock, the Company agreed in the Transaction Documents that it would either redeem the shares of Preferred Stock the conversion of which would result in issuance of more than 3,000,000 shares or obtain shareholder approval to issue the number of additional shares required to permit conversion of all of the Preferred Stock.

Possible Consequences and Risks if Shareholder Approval IS Obtained
-------------------------------------------------------------------

Effect on Market

The conversion of the Preferred Stock may result in substantial dilution to the equity interests of other holders of the Company's common stock. The issuance of a significant amount of additional common stock would result in a decrease in the relative voting power of the common stock outstanding prior to the conversion of the Preferred Stock. Furthermore, to the extent that the holders of the Preferred Stock convert and then sell their shares of common stock, the market price of the common stock may decrease because of the additional shares being sold into the market. The reduced price could allow the holders of the Preferred Stock to convert their shares into larger amounts of common stock, the sale of which could further depress the market price of the common stock and encourage short sales by the holders of the Preferred Stock or others. This could place further downward pressure on the market price of the common stock. Additionally, even prior to the time of actual conversion of Preferred Stock and resale of common stock, the market "overhang" resulting merely from the existence of the Preferred Stock could depress the market price of the common stock.

Effect on Ability to Obtain Additional Capital

The existence of the overhang, the greater number of outstanding shares, and the possibility of dilution and decreased market price of the Company's common stock could inhibit the Company's opportunities to obtain additional public or private financing when and if needed or on terms acceptable to the Company.

Potential for Change of Control

The approval of the Proposal could result in the issuance of a large number of shares of common stock. Although the Company believes that the holders of the Preferred Stock intend to convert relatively small numbers of shares of Preferred Stock at any one time and immediately resell the shares of common stock received upon conversion, as they have done previously, it would be possible for the holders to convert larger numbers of Preferred Stock and retain a sufficient number of shares of common stock to effect a change of control of the Company. Even though each holder is prohibited by the terms of the Preferred Stock from owning more than 9.9% of the Company's outstanding common stock at any time, the holders could effect a change of control if they were to act as a group. In addition to the changes, such as the ability to elect new directors and change the policies of the Company that would ordinarily be associated with a change of control, certain changes of control, such as beneficial ownership by a group of more than 35% of the voting power of outstanding stock, could have the effect of requiring the Company to offer to repurchase the notes held by each holder of the Company's 11 1/4% senior subordinated notes at a cash price equal to 101% of the principal amount, plus accrued interest and possible liquidated damages. The Company does not currently have sufficient cash to repurchase the notes, and there is no assurance that the Company would have cash available, or the ability to obtain cash, sufficient to repurchase any or all of the notes if it were required to do so. Failure to offer to repurchase the notes in the event of such a change of control would constitute a default under the indenture.


Consequences if Shareholder Approval IS NOT Obtained
----------------------------------------------------


2% Penalty

If the shareholders do not approve the Proposal and the Company cannot redeem Preferred Stock, the Company will be required to pay to the holders of Preferred Stock a monthly penalty of 2% of the Preferred Stock's liquidation preference each month until the Company redeems the Preferred Stock or obtains shareholder approval to issue additional shares. The liquidation preference of the Preferred Stock is the greater of (i) $100 per share plus any declared but unpaid dividends (of which there have been none), or (ii) the amount the holder would be entitled to receive if the Preferred Stock were converted to common stock at the then applicable conversion price.


The Company estimates that, as of January 31, 2000, the penalty would be approximately $273,000 per month. The Board believes that payment of this penalty would have a serious negative impact on the Company's financial position and that the Company's cash should be used for other corporate purposes. Furthermore, even if payment of the penalty were an appropriate use of cash, the Company may not have sufficient cash available on a monthly basis to pay such a large penalty. In addition, the indenture may restrict the Company's ability to use cash to pay the penalty.


Either payment of the penalty or failure to pay the penalty if it became due could have serious adverse consequences to the Company.

Additional Costs

Failure to approve this Proposal could also cause the Company to incur additional expenses associated with calling and conducting another special meeting of shareholders to reconsider and act upon the Proposal at a future time.

Recommendation
--------------

The Company's Board of Directors determined that the sale of the Preferred Stock was in the best interests of the Company at the time the transaction was consummated. The Board of Directors has now determined that issuance of the additional shares, and avoidance of the 2% monthly penalty, would be in the best interests of the Company. The Board of Directors therefore recommends that the Company's shareholders vote to approve the issuance of sufficient shares to permit conversion of all of the Preferred Stock, which will be convertible into more than 20% of the total number of shares of common stock outstanding prior to the offering.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                            APPROVAL OF THE PROPOSAL.

                         INDEX TO FINANCIAL INFORMATION

                                                                          Page
PACIFIC AEROSPACE & ELECTRONICS, INC. and Subsidiaries

     Management's Discussion and Analysis of Financial Condition
     and Results of Operations for the Second Quarter and Six
     Months Ended November 30, 1999 ...................................... 12

     Unaudited Consolidated Financial Statements - Second Quarters and Six Months Ended November 30, 1999 and 1998
     -------------------------------------------------------------

     Consolidated Balance Sheets as of November 30, 1999 and May 31,
         1999............................................................. 17
     Consolidated Statements of Operations for the second quarters and six months ended November 30, 1999 and 1998.................. 18
     Consolidated Statements of Cash Flows for the six months ended
         November 30, 1999 and 1998 ...................................... 19
     Management's Statement and Notes to Unaudited Consolidated
         Financial Statements for the second quarters and six
         months ended November 30, 1999 and 1998.......................... 20

     Management's Discussion and Analysis of Financial Condition and
     Results of Operations for the Fiscal Year Ended May 31, 1999......... 30

     Audited Consolidated Financial Statements - Fiscal Years Ended May 31, 1997, 1998 and 1999
     --------------------------------------------------------------

     Independent Auditor's Reports........................................ 41
     Consolidated Balance Sheets as of May 31, 1998 and 1999 ............. 43
     Consolidated Statements of Operations for the years ended
         May 31, 1997, 1998 and 1999 ..................................... 44
     Consolidated Statements of Stockholders' Equity for the
        years May 31, 1997, 1998 and 1999 ................................ 45
     Consolidated Statements of Cash Flows for the years
        ended May 31, 1997, 1998 and 1999 ................................ 46
     Notes to Consolidated Financial Statements .......................... 48

AEROMET INTERNATIONAL PLC and Subsidiaries

     Financial Statements - Fiscal Years Ended December 31, 1996
     and 1997 (audited) and Five Months Ended May 31, 1997 and
     1998 (unaudited)
     -----------------------------------------------------------

     Independent Auditors' Reports........................................ 79
     Balance Sheets as of December 31, 1996 and 1997, and as of
        May 31, 1998 (unaudited) ......................................... 80
     Statements of Operations for the years ended December 31,
        1996 and 1997 and the five months ended May 31, 1997
        and 1998 (unaudited) ............................................. 81
     Statements of Shareholder's Equity for the years ended
         December 31, 1996 and 1997 and the five-month period
         ended May 31, 1998 (unaudited) .................................. 82
     Statements of Cash Flows for the years ended December 31,
         1996 and 1997 and the five months ended May 31, 1997
         and 1998 (unaudited) ............................................ 83
     Notes to Financial Statements ....................................... 84

UNAUDITED PRO FORMA FINANCIAL DATA

     Unaudited Pro Forma Financial Data................................... 95
     Unaudited Pro Forma Statement of Operations Data for year
         ended May 31, 1999 .............................................. 96
     Notes to Unaudited Pro Forma Statement of Operations Data............ 97

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
          FOR THE SECOND QUARTER AND SIX MONTHS ENDED NOVEMBER 30, 1999

--------------------------------------------------------------------------------
The Management's Discussion and Analysis of Financial Condition and Results of Operations sections of this Proxy Statement contain "forward-looking statements." These forward-looking statements are not guarantees of the Company's future performance. They are subject to risks and uncertainties related to business operations, some of which are beyond the Company's control. Any of these risks or uncertainties may cause actual results or future circumstances to differ materially from the forward-looking statements set forth in these sections.
--------------------------------------------------------------------------------

The following discussion was contained in the Company's quarterly report on Form 10-Q for the quarter ended November 30, 1999 and relates to the unaudited consolidated financial statements contained in that report. This discussion should be read in conjunction with those statements and the audited consolidated financial statements for the fiscal year ended May 31, 1999 and the related notes thereto.

Results of Operations
---------------------

Quarter Ended November 30, 1999 Compared to Quarter Ended November 30, 1998

Net Sales. Net sales decreased by $1.5 million, or 4.9%, to $29.0 million for the quarter ended November 30, 1999, from $30.5 million for the quarter ended November 30, 1998. The European Aerospace Group contributed $15.0 million, down $1.1 million from the $16.1 million contributed during the quarter ended November 30, 1998. We believe that customer inventory evaluation and reduction initiatives, which have also impacted our U.S. Aerospace Group operations over the past year, are the primary cause for the decline in the European Aerospace Group revenue. We expect that our net sales in the European Aerospace Group will be slightly down in the third and fourth quarters of fiscal 2000 as compared to corresponding quarters in fiscal 1999. Net sales in the U.S. Aerospace Group were $7.8 million during the quarter ended November 30, 1999, versus $8.4 million contributed during the quarter ended November 30, 1998. Our U.S. Aerospace Group experienced a decrease in order backlog and corresponding slowdown of product deliveries to Boeing during fiscal 1999. This situation has continued through the second quarter of fiscal 2000. We anticipate that sales volume in our U.S. Aerospace Group will stabilize and may start to increase during the third quarter of fiscal 2000, in part due to the signing of a new multiple year supplier contract with Boeing in the third quarter. Our U.S. Electronics Group contributed $6.2 million to net sales during the quarter ended November 30, 1999, up $0.2 million from $6.0 million contributed during the quarter ended November 30, 1998. This increase was primarily attributable to additional sales of products for communications, satellite and weapons systems. We expect the sales volume in our U.S. Electronics Group to remain at current levels or decrease slightly during the third quarter of fiscal 2000 due to order timing.

Gross Profit. Gross profit increased by $0.4 million, or 8.3%, to $5.2 million for the quarter ended November 30, 1999, from $4.8 million for the quarter ended November 30, 1998. As a percentage of net sales, gross profit increased to 18.1% for the quarter ended November 30, 1999 from 15.8% for the quarter ended November 30, 1998. The quarter ended November 30, 1998 included a $1.6 million inventory impairment charge. Without that charge, gross profit would have been $6.4 million, or 21.1% of net sales. The resulting comparative decrease in gross profit in the second quarter of fiscal 2000 from the second quarter of fiscal 1999 was due to lower gross margins in our U.S. Aerospace Group due to customer pricing reduction programs and lower sales volumes. We anticipate that gross margins in our third quarter of fiscal 2000 will increase slightly over margins achieved in the second quarter, with further improvement in the fourth quarter of fiscal 2000 due to anticipated increases in sales volume within our U.S. Aerospace Group as mentioned above.

Operating Expenses. Operating expenses increased by $0.2 million, or 4.5%, to $4.6 million for the quarter ended November 30, 1999, from $4.4 million for the quarter ended November 30, 1998. As a percentage of net sales, operating expenses increased 1.5 percentage points, to 15.8% for the quarter ended November 30, 1999 from 14.3% for the quarter ended November 30, 1998. The increase in operating expenses is attributable mainly to computer system upgrades and other "Y2K" preparations.

Interest Expense. Interest expense decreased by $0.1 million to $2.6 million for the quarter ended November 30, 1999, from $2.7 million for the quarter ended November 30, 1998. This decrease in interest expense was due to principal paid down during the previous year. Of the interest expense for the quarter ended November 30, 1999, $2.4 million related to our outstanding 11 1/4% senior subordinated notes.

Provision for Income Taxes. Income taxes for the quarter ended November 30, 1999 represent estimated U.K. tax on earnings in the U.K. No U.S. tax provision was recorded during the quarter because of our pre-tax loss position.

Net Loss. Net loss decreased by $0.6 million, or 23.1%, to a net loss of $2.0 million for the quarter ended November 30, 1999, from a net loss of $2.6 million for the quarter ended November 30, 1998, due to the factors listed above.

Six Months Ended November 30, 1999 Compared to Six Months Ended November 30,
1998

Net Sales. Net sales increased by $7.9 million, or 15.7%, to $57.6 million for the six months ended November 30, 1999, from $49.7 million for the six months ended November 30, 1998. The European Aerospace Group contributed $29.3 million, up $8.8 million from the $20.5 million contributed during the six months ended November 30, 1998. This increase was primarily due to six months of operations of the European Aerospace Group during the six month period in 1999, compared to four months of operations during the same period in 1998. The increase in the European Aerospace Group net sales was partially offset by a decrease in net sales of $1.7 million from the U.S. Aerospace Group, which contributed $15.8 million during the six months ended November 30, 1999, versus $17.5 million contributed during the six months ended November 30, 1998. Our U.S. Aerospace Group experienced a decrease in order backlog and corresponding slowdown of product deliveries to Boeing during fiscal 1999. This situation has continued through the second quarter of fiscal 2000. We anticipate that sales volume in our U.S. Aerospace Group will stabilize and may start to increase during the third quarter of fiscal 2000, in part due to the signing of a new multiple year supplier contract with Boeing in the third quarter. Our U.S. Electronics Group contributed $12.5 million to net sales during the six months ended November 30, 1999, up $0.9 million from $11.6 million contributed during the six months ended November 30, 1998. This increase was primarily attributable to additional sales of products for communications, satellite and weapons systems. We expect the sales volume in our U.S. Electronics Group to remain at current levels or decrease slightly during the second half of fiscal 2000 due to order timing.

Gross Profit. Gross profit increased by $2.3 million, or 24.2%, to $11.8 million for the six months ended November 30, 1999, from $9.5 million for the six months ended November 30, 1998. This increase was primarily due to six months of operations of the European Aerospace Group in 1999 versus four months in 1998. As a percentage of net sales, gross profit increased to 20.5% for the six months ended November 30, 1999, from 19.1% for the six months ended November 30, 1998. The six months ended November 30, 1998 included a $1.6 million inventory impairment charge. Without that charge, gross profit would have been $11.1 million, or 22.3% of net sales. The resulting comparative decrease in gross profit during the first six months of fiscal 2000 from the first six months of fiscal 1999 was due to lower gross margins in our U.S. Aerospace group primarily due to customer pricing reduction programs and lower sales volumes. We anticipate that gross margins in the second half of fiscal 2000 will increase slightly over margins achieved during the first six months of fiscal 2000 due to anticipated increases in sales volume within our U.S. Aerospace Group as mentioned above.

Operating Expenses. Operating expenses increased by $1.6 million, or 19.8%, to $9.7 million for the six months ended November 30, 1999, from $8.1 million for the six months ended November 30, 1998. As a percentage of net sales, operating expenses increased 0.4 percentage points, to 16.8% for the six months ended November 30, 1999, from 16.4% for the six months ended November 30, 1998. The increase in operating expenses is primarily attributable to six months of operations in our European Aerospace group in 1999 versus four months of operations in 1998. In addition, computer system upgrades and other "Y2K" expenditures have caused an increase in operating expenses during the first six months of fiscal 2000.

Interest Expense. Interest expense increased by $1.4 million, or 36.8%, to $5.2 million for the six months ended November 30, 1999, from $3.8 million for the six months ended November 30, 1998. This increase was due to six months of interest expense during 1999 on our 11 1/4% senior subordinated notes, versus four months of interest expense on these notes in 1998, offset slightly by principal pay down of other debt during fiscal 1999.

Other Income (Expense). Other income (expense) includes non-recurring and non-operational income and expense for the period. Other expense decreased by $6.9 million, to $11,000, for the six months ended November 30, 1999. Other expense during the six months ended November 30, 1998 included non-recurring charges of $3.6 million and $3.1 million related to goodwill and investment valuation allowances, respectively.

Provision for Income Taxes. Income taxes for the six months ended November 30, 1999 and 1998 primarily represent changes in the valuation allowance to adjust deferred income tax assets to amounts determined to be realizable based upon current operating results, and U.K. tax on U.K. earnings of our European Aerospace Group. At November 30, 1999, we had net operating loss (NOLs) carryforwards for federal income tax purposes of approximately $14.0 million, the benefits of which expire in the tax year 2001 through the tax year 2019. The NOLs created by our subsidiaries prior to their acquisition, and the NOLs created as a consolidated group or groups subsequent to a qualifying tax free merger or acquisition, have limitations related to the amount of usage by each subsidiary or consolidated group as described in the Internal Revenue Code. As a result of these limitations, approximately $1.5 million of the $14.0 million of NOLs will never become available. At November 30, 1999 we had net deferred tax assets of $4.0 million, the realization of which is dependent on material increases in present levels of pre-tax income, primarily in the United States. We expect to achieve these increases by continuing to streamline operations, reduce corporate overhead and focus our resources on higher growth and higher margin opportunities. We are also actively evaluating strategic alternatives to reduce debt and related interest expense. We anticipate that our effective income tax rate will approach and may exceed the statutory rate in the future as pre-tax income is achieved. In addition, undistributed earnings of our foreign subsidiaries, for which a minimal amount of U.S. income taxes have been provided, aggregated approximately $1.4 million at November 30, 1999.

Net Loss. Net loss decreased by $3.5 million, or 50.0%, to a net loss of $3.5 million for the six months ended November 30, 1999, from a net loss of $7.0 million for the six months ended November 30, 1998, due to the factors listed above.

Liquidity and Capital Resources
-------------------------------

Liquidity. During the quarter and six months ended November 30, 1999, our operating activities used cash of $292,000 and $3.3 million, respectively. Cash at November 30, 1999 was $3.6 million (compared to $8.1 million at May 31,
1999). All but $322,000 of the cash resides at subsidiaries that are not guarantors of our 11 1/4% senior subordinated notes. Remittance of cash from non-guarantor subsidiaries may cause us to incur income tax expense in the U.S. on the amount of earnings of our foreign subsidiaries. During the six months ended November 30, 1999, we borrowed $5.6 million under a previously unused $6.3 million line of credit. We believe that our working capital and unused lines of credit are sufficient to meet our obligations as they become due during fiscal 2000. However, we may need to obtain additional cash during or after fiscal 2000. Should we need to dispose of assets to generate cash, there is no assurance that the carrying values will be realizable upon liquidation outside of the ordinary course of business. Our inability to obtain additional cash if and when needed could have a material adverse effect on our financial position and results of operations. As part of our 11 1/4% senior subordinated notes, we are subject to an indenture that, among other things, limits our ability to enter into various financing transactions and to sell certain assets. We are actively evaluating strategic alternatives to reduce debt and related interest expense.

Financing. Our primary banking relationships include a revolving line of credit up to $6.3 million for our U.S. operations and a revolving line of credit up to approximately $5.6 million ((pound)3.5 million) for our European operations. As of November 30, 1999, we had drawn $5.6 million on our U.S. line of credit, and our European line of credit was unused. Proceeds from the U.S. line of credit have been used to fund working capital due to losses (approximately $3.0 million), payments related to the Orca guarantee (approximately $1.0 million), and a loan to Nova-Tech Engineering, Inc. (approximately $1.5 million).

Capital Expenditures. We made capital expenditures of $1.3 million during the second quarter of fiscal 2000. The expenditures were primarily for manufacturing equipment and building improvements. The expansion of the manufacturing facility that is used by two divisions of our U.S. Electronics Group has been rescheduled, although most of the building material needed to complete the project was purchased prior to the decision to defer the expansion. This expansion is expected to be completed late in fiscal 2000 or early in the next fiscal year, for a total cost of approximately $800,000, of which approximately $200,000 has already been expended.

We have also entered into a stock purchase agreement for the proposed acquisition of Nova-Tech Engineering, Inc. ("Nova-Tech"). The purchase price will consist of approximately $1.5 million in cash, and we will pay off certain outstanding debts of Nova-Tech at closing. The stock purchase agreement contains conditions to closing, including receipt of a letter ruling from the Internal Revenue Service that is necessary to permit Nova-Tech's Employee Stock Ownership Plan to sell its Nova-Tech stock on the agreed terms. The letter ruling request was delivered to the Internal Revenue Service in November 1999, and we cannot predict when a response will be received. We are currently providing services to Nova-Tech under an Operating Agreement dated April 23, 1999. As of November 30, 1999, we had loaned $2.5 million to Nova-Tech for working capital. These loans have been made under the terms of two demand notes dated April 26, 1999 and August 5, 1999, each of which is secured by substantially all of the assets of Nova-Tech.

As of November 30, 1999, we had no other material commitments outstanding for the purchases of capital assets.

Orca Technologies, Inc. In July 1997 we guaranteed a $1.3 million line of credit between Orca Technologies, Inc. and its principal lender. In June 1999, as guarantor of Orca's line of credit, we advanced $300,000 for a partial repayment of the line of credit required by the lender. In October 1999, we advanced an additional $522,000 for another partial repayment required by the lender. During the second quarter of fiscal 2000, we advanced $509,000, and early in the third quarter of fiscal 2000 we advanced $82,000, which completely repaid the guaranteed debt. Those advances are secured by a security interest in substantially all of Orca's assets. We also entered into an agreement with Orca regarding those advances that restricts Orca's ability to take certain actions without our consent. During fiscal 1999, we recorded in other expense an allowance for certain expenses and the guarantee of Orca's line of credit totaling approximately $2.0 million. This allowance had the effect of writing off the entire amount of our guarantee obligation. As a result, the payments described above affected cash flow, but did not affect earnings during fiscal 2000. As of November 30, 1999, Orca was sixteen months delinquent to us in interest payments on a $950,000 promissory note. We reserved the entire amount of this note in other expense during fiscal 1998 and fiscal 1999. During the second and third quarters of fiscal 2000, we negotiated with a potential investor in Orca for the possible sale by us of certain of Orca's debt obligations to us for a deeply discounted price. This sale did not occur, and we are continuing to investigate our options for recovering some of the previously written off debt. As of November 30, 1999, Orca was also sixteen months delinquent on lease payments for premises that it subleased from us. In November 1999 we evicted Orca from most of the space that it previously subleased from us, and we negotiated a termination of our lease of that facility and the re-leasing of the space to another tenant of the building. Under the termination agreement, our rentable space was reduced from approximately 21,390 square feet to 3,808 square feet, and the lease term was shortened from August 31, 2004 to February 28, 2000. Our obligations to the landlord have terminated with respect to the approximately 17,500 square feet that have been delivered to the new tenant, and will terminate with respect to the remaining space, which is currently occupied by Orca, on or about February 28, 2000. We have notified Orca that they must vacate that space prior to February 28, 2000.

Significant Events During The Quarter
-------------------------------------

Year 2000
---------

Our comprehensive strategy for updating our information management and manufacturing systems for Year 2000, or Y2K, compliance appears to have been successful. Our information technology ("IT") systems appear to be working properly, with only a few minor glitches as a result of Y2K problems. We are continuing to monitor all of our systems for any current or future problems. We have not to date experienced any material Y2K problems related to any of our vendors or customers. We incurred approximately $275,000 in costs related to addressing Y2K issues during fiscal 1999 and the first two quarters of fiscal 2000, and approximately $25,000 more during December 1999.

New Accounting Pronouncements
-----------------------------

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires the recognition of all derivatives in the consolidated balance sheet as either assets or liabilities measured at fair value. SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, which delays implementation of SFAS No. 133 until fiscal years beginning after June 15, 2000. The adoption of SFAS No. 133 is not expected to have a material effect on the Company's financial position.

                        PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES
                                      CONSOLIDATED BALANCE SHEETS
                                  November 30, 1999 and May 31, 1999


                                                                        November 30,           May 31,
                                                                               1999              1999
                         ASSETS                                         (Unaudited)         (Audited)
--------------------------------------------------------             --------------    --------------
CURRENT ASSETS
   Cash                                                              $    3,582,000    $    8,134,000
   Accounts  receivable, net                                             23,526,000        24,992,000
   Inventories                                                           25,663,000        24,616,000
   Deferred income taxes                                                    879,000           880,000
   Prepaid expense and other                                              2,393,000         2,316,000
                                                                     --------------    --------------
             Total Current Assets                                        56,043,000        60,938,000
                                                                     --------------    --------------

PROPERTY AND EQUIPMENT, NET                                              45,930,000        45,279,000
                                                                     --------------    --------------
OTHER ASSETS
  Note receivable, net                                                    2,500,000         1,458,000
  Investment                                                                 19,000            72,000
  Costs in excess of net book value of acquired
    subsidiaries, net                                                    41,973,000        41,052,000
  Patents, net                                                            1,209,000         1,255,000
  Deferred income taxes                                                   3,180,000         3,395,000
  Deferred financing costs, net                                           4,633,000         5,029,000
  Other assets                                                              322,000           249,000
                                                                     --------------    --------------
               Total Other Assets                                        53,836,000        52,510,000
                                                                     --------------    --------------

TOTAL ASSETS                                                         $  155,809,000    $  158,727,000
                                                                     ==============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------
CURRENT LIABILITIES
  Accounts payable                                                   $    9,924,000    $   10,484,000
  Accrued liabilities                                                     3,899,000         5,615,000
  Accrued interest                                                        2,859,000         2,813,000
  Current portion of long-term debt                                       1,129,000         1,278,000
  Current portion of capital lease obligations                              208,000           297,000
  Line of credit                                                          5,648,000                 0
  Other current liabilities                                                  60,000         2,122,000
                                                                     --------------    --------------
                Total Current Liabilities                                23,727,000        22,609,000
                                                                     --------------    --------------

LONG-TERM LIABILITIES
  Long-term debt, net of current portion                                  4,855,000         5,220,000
  Capital lease obligations, net of current portion                       1,462,000         1,615,000
  Senior subordinated notes payable                                      75,000,000        75,000,000
  Deferred rent and other                                                   303,000           264,000
                                                                     --------------    --------------
                 Total Long-Term Liabilities                             81,620,000        82,099,000
                                                                     --------------    --------------

TOTAL LIABILITIES                                                       105,347,000       104,708,000
                                                                     --------------    --------------

STOCKHOLDERS' EQUITY
   Convertible preferred stock                                                    -                 -
   Common stock                                                              20,000            19,000
   Additional paid-in capital                                            69,331,000        69,276,000
   Accumulated other comprehensive loss                                  (1,232,000)       (1,140,000)
   Accumulated deficit                                                  (17,657,000)      (14,136,000)
                                                                     --------------    --------------
                  Total Stockholders' Equity                             50,462,000        54,019,000
                                                                     --------------    --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $  155,809,000    $  158,727,000
                                                                     ==============    ==============


        The accompanying notes are an integral part of these consolidated financial statements.

                                PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                           Second Quarters and Six Months Ended November 30, 1999 and 1998


                                                                 Quarters Ended               Six Months Ended
                                                          ----------------------------  ----------------------------
                                                            November 30,   November 30,   November 30,   November 30,
                                                                   1999           1998           1999           1998
                                                            (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
                                                          -------------  -------------  -------------  -------------
NET SALES                                                 $  29,000,000  $  30,477,000  $  57,571,000  $  49,655,000

COST OF SALES
   Inventory impairment                                               -      1,600,000              -      1,600,000
   Other cost of sales                                       23,749,000     24,055,000     45,760,000     38,559,000
                                                          -------------  -------------  -------------  -------------
     TOTAL COST OF SALES                                     23,749,000     25,655,000     45,760,000     40,159,000
                                                          -------------  -------------  -------------  -------------

GROSS PROFIT                                                  5,251,000      4,822,000     11,811,000      9,496,000

OPERATING EXPENSES                                            4,582,000      4,355,000      9,686,000      8,131,000
                                                          -------------  -------------  -------------  -------------

INCOME FROM OPERATIONS                                          669,000        467,000      2,125,000      1,365,000
                                                          -------------  -------------  -------------  -------------

OTHER INCOME AND EXPENSE
     Interest Income                                              5,000        137,000         53,000        363,000
     Interest Expense                                        (2,604,000)    (2,683,000)    (5,152,000)    (3,752,000)
     Other                                                      (14,000)      (196,000)       (11,000)    (6,917,000)
                                                          -------------  -------------  -------------  -------------
                                                             (2,613,000)    (2,742,000)    (5,110,000)   (10,306,000)
                                                          -------------  -------------  -------------  -------------

NET LOSS BEFORE INCOME TAX                                   (1,944,000)    (2,275,000)    (2,985,000)    (8,941,000)

PROVISION FOR INCOME TAXES                                      (70,000)      (300,000)      (535,000)     1,955,000
                                                          -------------  -------------  -------------  -------------

NET LOSS                                                     (2,014,000)    (2,575,000)    (3,520,000)    (6,986,000)
                                                          -------------  -------------  -------------  -------------

OTHER COMPREHENSIVE INCOME (LOSS):
     Foreign currency translation                              (142,000)    (1,220,000)      (139,000)       494,000
     Income tax benefit (expense)                                48,000        415,000         47,000       (168,000)
     Valuation of available for sale securities                       -              -              -        436,000
                                                          -------------  -------------  -------------  -------------
                                                                (94,000)      (805,000)       (92,000)       762,000
                                                          -------------  -------------  -------------  -------------
COMPREHENSIVE LOSS                                        $  (2,108,000) $  (3,380,000) $  (3,612,000) $  (6,224,000)
                                                          =============  =============  =============  =============

NET LOSS PER SHARE:
        BASIC                                             $       (0.10) $       (0.15) $       (0.18) $       (0.43)
        DILUTED                                           $       (0.10) $       (0.15) $       (0.18) $       (0.43)

SHARES USED IN COMPUTATION OF
     NET LOSS PER SHARE:
        BASIC                                                19,992,000     16,731,000     19,547,000     16,073,000
        DILUTED                                              19,992,000     16,731,000     19,547,000     16,073,000


               The accompanying notes are an integral part of these consolidated financial statements.

                       PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                             Six Months Ended November 30, 1999 and 1998


                                                                          Six Months Ended
                                                                  ---------------------------------
                                                                     November 30,       November 30,
                                                                            1999               1998
                                                                     (Unaudited)        (Unaudited)
                                                                  --------------     --------------
CASH FLOW FROM OPERATING ACTIVITIES
       Net cash provided by (used in) operating activities        $   (3,251,000)    $     (184,000)
                                                                  --------------     --------------

CASH FLOW FROM INVESTING ACTIVITIES
     Purchase of property and equipment                               (2,509,000)        (3,592,000)
     Proceeds from sale of property and equipment                         10,000                  -
     Acquisition of subsidiaries                                      (1,282,000)       (69,146,000)
     Increase in notes receivable                                     (1,505,000)                 -
                                                                  --------------     --------------
          Net cash from investing activities                          (5,286,000)       (72,738,000)
                                                                  --------------     --------------

CASH FLOW FROM FINANCING ACTIVITIES
     Net borrowings (repayments) under line of credit                  5,648,000         (1,511,000)
     Proceeds from long-term debt                                              -         72,622,000
     Payments on long-term debt and capital leases                    (1,700,000)        (4,824,000)
     Sale of common stock, net of issuance costs                          55,000          4,838,000
     Sale of preferred stock, net of issuance costs                            -          6,707,000
                                                                  --------------     --------------
            Net cash from financing activities                         4,003,000         77,832,000
                                                                  --------------     --------------

NET CHANGE IN CASH                                                    (4,534,000)         4,910,000

CASH AT BEGINNING OF PERIOD                                            8,134,000         11,461,000
EFFECT OF EXCHANGE RATES ON CASH                                         (18,000)            21,000
                                                                  --------------     --------------

CASH AT END OF PERIOD                                             $    3,582,000     $   16,392,000
                                                                  ==============     ==============

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

  Seller financed acquisition of property, plant and equipment    $            -     $      290,000


       The accompanying notes are an integral part of these consolidated financial statements.

             PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES
                           MANAGEMENT'S STATEMENT AND
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

         Second Quarters and Six Months Ended November 30, 1999 and 1998


Management's Statement
----------------------

The accompanying unaudited consolidated financial statements have been prepared in accordance with Form 10-Q instructions and, in the opinion of management, contain all adjustments necessary to present fairly the Company's consolidated financial position as of November 30, 1999 and May 31, 1999, the consolidated results of operations for the quarters and six months ended November 30, 1999 and 1998, and the consolidated statements of cash flows for the six months ended November 30, 1999 and 1998. All significant intercompany transactions have been eliminated in the consolidation process. These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's annual and quarterly reports under the Securities Exchange Act of 1934, as amended.

Certain information and footnote disclosures normally included in audited financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the years ended May 31, 1999 and 1998.

The results of operations for the quarter and six months ended November 30, 1999 are not necessarily indicative of the results to be expected or anticipated for the full fiscal year.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Note 1:  Net Income (Loss) Per Share:

Basic income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted income (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period using the treasury stock method. As the Company had a net loss for the periods ended November 30, 1999 and 1998, basic and diluted net loss per share are the same.


Note 2: Inventories

Components of inventories are as follows:

                                       November 30,           May 31,
                                              1999              1999
                                     -------------     -------------

Raw materials                        $   5,349,000     $   7,374,000

Work in progress                        14,396,000        11,478,000

Finished goods                           5,918,000         5,764,000
                                     -------------     -------------

     Total                           $  25,663,000     $  24,616,000
                                     =============     =============

Note 3: Liquidity

During the quarter and six months ended November 30, 1999, the Company's operating activities used cash of $292,000 and $3.3 million, respectively. Cash at November 30, 1999 was $3.6 million (compared to $8.1 million at May 31,
1999). All but $322,000 of the cash resides at subsidiaries that are not guarantors of the Company's 11 1/4% senior subordinated notes. Remittance of cash from non-guarantor subsidiaries may cause the Company to incur income tax expense in the U.S. on the amount of earnings of the Company's foreign subsidiaries. During the six months ended November 30, 1999, the Company borrowed $5.6 million under a previously unused $6.3 million line of credit. The Company believes that its working capital and unused lines of credit are sufficient to meet its obligations as they become due during fiscal 2000. However, the Company may need to obtain additional cash during or after fiscal 2000. Should the Company need to dispose of assets to generate cash, there is no assurance that the carrying values will be realizable upon liquidation outside of the ordinary course of business. The Company's inability to obtain additional cash if and when needed could have a material adverse effect on its financial position and results of operations.


Note 4:  Consolidating Condensed Financial Statements

The following financial statements present consolidating condensed financial information of the Company for the indicated periods. The Company's senior subordinated notes, which were used to finance the Aeromet acquisition in July 1998, have been guaranteed by all of the Company's U.S. wholly owned subsidiaries. The guarantor subsidiaries have fully and unconditionally guaranteed this debt on a joint and several basis. This debt is not guaranteed by the Company's foreign subsidiaries, which consist of Aeromet and two related holding companies. There are no significant contractual restrictions on the distribution of funds from the guarantor subsidiaries to the parent corporation. The consolidating condensed financial information is presented in lieu of separate financial statements and other disclosures of the guarantor subsidiaries, as management has determined that such information is not material to investors.

                                              Pacific Aerospace & Electronics, Inc.
                                              Consolidating Condensed Balance Sheet
                                                        November 30, 1999


                                                                                        NON-
                                                                GUARANTOR         GUARANTOR
                                                 PARENT      SUBSIDIARIES      SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                          -------------     -------------     -------------     -------------     -------------
ASSETS
CURRENT ASSETS
   Cash                                   $     300,000     $      22,000     $   3,260,000     $           -     $   3,582,000
   Accounts receivable, net                           -         9,377,000        14,458,000          (309,000)       23,526,000
   Inventories                                        -        14,150,000        11,513,000                 -        25,663,000
   Other                                      2,183,000         1,312,000           878,000        (1,101,000)        3,272,000
                                          -------------     -------------     -------------     -------------     -------------
        Total current assets                  2,483,000        24,861,000        30,109,000        (1,410,000)       56,043,000

PROPERTY AND EQUIPMENT, net                   6,472,000        22,959,000        16,499,000                 -        45,930,000

OTHER ASSETS
   Costs in excess of net book value
        of acquired subsidiaries, net                 -         4,232,000        37,741,000                 -        41,973,000
   Investment                                    19,000                 -                 -                 -            19,000
   Investment in and loans to
        subsidiaries                        117,689,000        72,618,000                 -      (190,307,000)                -
   Other                                      9,371,000         2,587,000          (114,000)                -        11,844,000
                                          -------------     -------------     -------------     -------------     -------------
        Total other assets                  127,079,000        79,437,000        37,627,000       (190,307,000)       53,836,000
                                          -------------     -------------     -------------     -------------     -------------

TOTAL ASSETS                              $ 136,034,000     $ 127,257,000     $  84,235,000     $(191,717,000)    $ 155,809,000
                                          =============     =============     =============     =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                       $     364,000     $   2,772,000     $   7,097,000     $    (309,000)     $  9,924,000
   Current portion of long-term debt            165,000           964,000                 -                 -         1,129,000
   Line of credit                             5,648,000                 -                 -                 -         5,648,000
   Other                                      2,983,000         1,680,000         3,464,000        (1,101,000)        7,026,000
                                          -------------     -------------     -------------     -------------     -------------
        Total current liabilities             9,160,000         5,416,000        10,561,000        (1,410,000)       23,727,000

LONG-TERM LIABILITIES
   Long-term debt, net of current
        portion                              76,302,000         3,553,000                 -                 -        79,855,000
   Intercompany note and loan payable                 -        65,067,000        38,957,000      (104,024,000)                -
   Other                                        110,000           811,000           844,000                 -         1,765,000
                                          -------------     -------------     -------------     -------------     -------------
        Total long-term liabilities          76,412,000        69,431,000        39,801,000      (104,024,000)       81,620,000

STOCKHOLDERS' EQUITY
   Convertible preferred stock                        -                 -                 -                 -                 -
   Common stock                                  20,000        56,139,000        33,710,000       (89,849,000)           20,000
   Additional paid-in capital                69,331,000                 -                 -                 -        69,331,000
   Accumulated other comprehensive loss      (1,232,000)                -        (1,232,000)        1,232,000        (1,232,000)
   Retained earnings (accumulated
        deficit)                            (17,657,000)       (3,729,000)        1,395,000         2,334,000       (17,657,000)
                                          -------------     -------------     -------------     -------------     -------------

        Total stockholders' equity           50,462,000        52,410,000        33,873,000       (86,283,000)       50,462,000
                                          -------------     -------------     -------------     -------------     -------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                      $ 136,034,000     $ 127,257,000     $  84,235,000     $(191,717,000)    $ 155,809,000
                                          =============     =============     =============     =============     =============

                                              Pacific Aerospace & Electronics, Inc.
                                              Consolidating Condensed Balance Sheet
                                                          May 31, 1999


                                                                                        NON-
                                                                GUARANTOR         GUARANTOR
                                                 PARENT      SUBSIDIARIES      SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                          -------------     -------------     -------------     -------------     -------------
ASSETS

CURRENT ASSETS
      Cash                                $   1,798,000     $      39,000     $   6,297,000     $           -     $   8,134,000
      Accounts receivable, net                        -         8,723,000        16,661,000          (392,000)       24,992,000
      Inventories                                     -        13,564,000        11,052,000                 -        24,616,000
      Other                                   4,535,000         1,517,000           660,000        (3,516,000)        3,196,000
                                          -------------     -------------     -------------     -------------     -------------
           Total current assets               6,333,000        23,843,000        34,670,000        (3,908,000)       60,938,000

PROPERTY AND EQUIPMENT, net                   6,151,000        21,930,000        17,198,000                 -        45,279,000

OTHER ASSETS
      Costs in excess of net book value
           of acquired subsidiaries, net              -         2,717,000        38,335,000                 -        41,052,000
      Investment in common stock, net            72,000                 -                 -                 -            72,000
      Investment in and loans to
           subsidiaries                     115,099,000        75,000,000            85,000      (190,184,000)                -
      Other                                   8,254,000         3,295,000          (163,000)                -        11,386,000
                                          -------------     -------------     -------------     -------------     -------------
           Total other assets               123,425,000        81,012,000        38,257,000      (190,184,000)       52,510,000
                                          -------------     -------------     -------------     -------------     -------------

TOTAL ASSETS                              $ 135,909,000     $ 126,785,000     $  90,125,000     $(194,092,000)    $ 158,727,000
                                          =============     =============     =============     =============     =============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                    $     180,000     $   2,542,000     $   8,154,000     $    (392,000)    $  10,484,000
      Current portion of long-term debt         138,000         1,140,000                 -                 -         1,278,000
      Other                                   5,084,000         1,597,000         7,682,000        (3,516,000)       10,847,000
                                          -------------     -------------     -------------     -------------     -------------
           Total current liabilities          5,402,000         5,279,000        15,836,000        (3,908,000)       22,609,000

LONG-TERM LIABILITIES
      Long-term debt, net of current
           portion                           76,375,000         3,845,000                 -                 -        80,220,000
      Intercompany note and loan payable         85,000        61,869,000        37,500,000       (99,454,000)                -
      Other                                      28,000         1,105,000           746,000                 -         1,879,000
                                          -------------     -------------     -------------     -------------     -------------
           Total long-term liabilities       76,488,000        66,819,000        38,246,000       (99,454,000)       82,099,000

STOCKHOLDERS' EQUITY
      Convertible preferred stock                     -                 -                 -                 -                 -
      Common stock                               19,000        58,641,000        35,117,000       (93,758,000)           19,000
      Additional paid-in capital             69,276,000                 -                 -                 -        69,276,000
      Accumulated other comprehensive
           loss                              (1,140,000)                -        (1,136,000)        1,136,000        (1,140,000)
      Retained earnings (accumulated
           deficit)                         (14,136,000)       (3,954,000)        2,062,000         1,892,000       (14,136,000)
                                          -------------     -------------     -------------     -------------     -------------
           Total stockholders' equity        54,019,000        54,687,000        36,043,000       (90,730,000)       54,019,000
                                          -------------     -------------     -------------     -------------     -------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                      $ 135,909,000     $ 126,785,000     $  90,125,000     $(194,092,000)    $ 158,727,000
                                          =============     =============     =============     =============     =============

                                              Pacific Aerospace & Electronics, Inc.
                                         Consolidating Condensed Statement of Operations
                                             For the Quarter Ended November 30, 1999


                                                                                        NON-
                                                                GUARANTOR         GUARANTOR
                                                 PARENT      SUBSIDIARIES      SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                          -------------     -------------     -------------     -------------     -------------
Net Sales                                 $           -     $  14,605,000     $  14,960,000     $    (565,000)    $  29,000,000
Cost of Sales                                         -        11,509,000        12,805,000          (565,000)       23,749,000
                                          -------------     -------------     -------------     -------------     -------------

      Gross profit                                    -         3,096,000         2,155,000                 -         5,251,000

Operating expenses                            1,410,000         3,219,000         1,295,000        (1,342,000)        4,582,000
                                          -------------     -------------     -------------     -------------     -------------

      Income (loss) from operations          (1,410,000)         (123,000)          860,000         1,342,000           669,000

Other income (expense)
      Parent's share of
           subsidiaries net loss               (465,000)                -                 -           465,000                 -
      Interest expense                       (2,471,000)       (1,192,000)       (1,107,000)        2,166,000        (2,604,000)
      Other                                   2,353,000         1,141,000             5,000        (3,508,000)           (9,000)
                                          -------------     -------------     -------------     -------------     -------------
         Total other income (expense)          (583,000)          (51,000)       (1,102,000)         (877,000)       (2,613,000)
                                          -------------     -------------     -------------     -------------     -------------

      Income (loss) before income taxes      (1,993,000)         (174,000)         (242,000)          465,000        (1,944,000)

Income tax benefit (expense)                          -                 -           (70,000)                -           (70,000)
                                          -------------     -------------     -------------     -------------     -------------

      Net income (loss)                      (1,993,000)         (174,000)         (312,000)          465,000        (2,014,000)

Other comprehensive income (loss)
      Foreign currency
           translation, net of tax                    -                 -           (94,000)                -           (94,000)
      Adjustment for unrealized
           loss on investment                         -                 -                 -                 -                 -
                                          -------------     -------------     -------------     -------------     -------------
        Total other comprehensive
              income (loss)                           -                 -           (94,000)                -           (94,000)
                                          -------------     -------------     -------------     -------------     -------------

      Comprehensive income (loss)         $  (1,993,000)    $    (174,000)    $    (406,000)    $     465,000     $  (2,108,000)
                                          =============     =============     =============     =============     =============

                                              Pacific Aerospace & Electronics, Inc.
                                         Consolidating Condensed Statement of Operations
                                             For the Quarter Ended November 30, 1998


                                                                                        NON-
                                                                GUARANTOR         GUARANTOR
                                                 PARENT      SUBSIDIARIES      SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                          -------------     -------------     -------------     -------------     -------------
Net Sales                                 $           -     $  14,925,000     $  16,098,000     $    (546,000)    $  30,477,000
Cost of Sales                                         -        13,099,000        13,102,000          (546,000)       25,655,000
                                          -------------     -------------     -------------     -------------     -------------

   Gross profit                                       -         1,826,000         2,996,000                 -         4,822,000

Operating expenses                            1,057,000         2,779,000         1,080,000          (561,000)        4,355,000
                                          -------------     -------------     -------------     -------------     -------------

   Income (loss) from operations             (1,057,000)         (953,000)        1,916,000           561,000           467,000

Other income (expense)
   Parent's share of subsidiaries
      net income (loss)                      (1,156,000)                -                 -         1,156,000                 -
   Interest expense                          (2,533,000)         (143,000)       (1,413,000)        1,406,000        (2,683,000)
   Other                                      2,171,000          (263,000)                -        (1,967,000)          (59,000)
                                          -------------     -------------     -------------     -------------     -------------
      Total other income (expense)           (1,518,000)         (406,000)       (1,413,000)          595,000        (2,742,000)
                                          -------------     -------------     -------------     -------------     -------------

   Income (loss) before income taxes         (2,575,000)       (1,359,000)          503,000         1,156,000        (2,275,000)

Income tax benefit (expense)                          -                 -          (300,000)                -          (300,000)
                                          -------------     -------------     -------------     -------------     -------------

   Net income (loss)                         (2,575,000)       (1,359,000)          203,000         1,156,000        (2,575,000)

Other comprehensive income (loss)
   Foreign currency translation,
       net of tax                              (805,000)                -          (805,000)          805,000          (805,000)
                                          -------------     -------------     -------------     -------------     -------------
     Total other comprehensive
         income (loss)                         (805,000)                -          (805,000)          805,000          (805,000)
                                          -------------     -------------     -------------     -------------     -------------

   Comprehensive income (loss)            $  (3,380,000)    $  (1,359,000)    $    (602,000)    $   1,961,000     $  (3,380,000)
                                          =============     =============     =============     =============     =============

                                              Pacific Aerospace & Electronics, Inc.
                                         Consolidating Condensed Statement of Operations
                                           For the Six Months Ended November 30, 1999


                                                                                        NON-
                                                                GUARANTOR         GUARANTOR
                                                 PARENT      SUBSIDIARIES      SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                          -------------     -------------     -------------     -------------     -------------
Net Sales                                 $           -     $  29,116,000     $  29,333,000     $    (878,000)    $  57,571,000
Cost of Sales                                         -        22,082,000        24,556,000          (878,000)       45,760,000
                                          -------------     -------------     -------------     -------------     -------------

   Gross profit                                       -         7,034,000         4,777,000                 -        11,811,000

Operating expenses                            2,977,000         6,421,000         2,950,000        (2,662,000)        9,686,000
                                          -------------     -------------     -------------     -------------     -------------

   Income (loss) from operations             (2,977,000)          613,000         1,827,000         2,662,000         2,125,000

Other income (expense)
   Parent's share of subsidiaries
        net income (loss)                      (538,000)                -                 -           538,000                 -
   Interest expense                          (4,861,000)       (2,420,000)       (2,207,000)        4,336,000        (5,152,000)
   Other                                      4,766,000         2,239,000            35,000        (6,998,000)           42,000
                                          -------------     -------------     -------------     -------------     -------------
      Total other income (expense)             (633,000)         (181,000)       (2,172,000)       (2,124,000)       (5,110,000)
                                          -------------     -------------     -------------     -------------     -------------

   Income (loss) before income taxes         (3,610,000)          432,000          (345,000)          538,000        (2,985,000)

Income tax benefit (expense)                     (6,000)         (207,000)         (322,000)                -          (535,000)
                                          -------------     -------------     -------------     -------------     -------------

   Net income (loss)                         (3,616,000)          225,000          (667,000)          538,000        (3,520,000)

Other comprehensive income (loss)
   Foreign currency translation, net
       of tax                                     4,000                 -           (96,000)                -           (92,000)
   Adjustment for unrealized loss on
       investment                                     -                 -                 -                 -                 -
                                          -------------     -------------     -------------     -------------     -------------
     Total other comprehensive income
        (loss)                                    4,000                 -           (96,000)                -           (92,000)
                                          -------------     -------------     -------------     -------------     -------------

   Comprehensive income (loss)            $  (3,612,000)    $     225,000     $    (763,000)    $     538,000     $  (3,612,000)
                                          =============     =============     =============     =============     =============

                                              Pacific Aerospace & Electronics, Inc.
                                         Consolidating Condensed Statement of Operations
                                           For the Six Months Ended November 30, 1998


                                                                                        NON-
                                                                GUARANTOR         GUARANTOR
                                                 PARENT      SUBSIDIARIES      SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                          -------------     -------------     -------------     -------------     -------------
Net Sales                                 $           -     $  30,206,000     $  20,559,000     $  (1,110,000)    $  49,655,000
Cost of Sales                                         -        24,503,000        16,766,000        (1,110,000)       40,159,000
                                          -------------     -------------     -------------     -------------     -------------

    Gross profit                                      -         5,703,000         3,793,000                 -         9,496,000

Operating expenses                            1,790,000         5,916,000         1,553,000        (1,128,000)        8,131,000
                                          -------------     -------------     -------------     -------------     -------------

    Income (loss) from operations            (1,790,000)         (213,000)        2,240,000         1,128,000         1,365,000

Other income (expense)
    Parent's share of subsidiaries
         net income (loss)                   (2,920,000)                -                 -         2,920,000                 -
    Interest expense                         (3,412,000)         (326,000)       (1,420,000)        1,406,000        (3,752,000)
    Other                                      (262,000)       (3,767,000)            9,000        (2,534,000)       (6,554,000)
                                          -------------     -------------     -------------     -------------     -------------
       Total other income (expense)          (6,594,000)       (4,093,000)       (1,411,000)        1,792,000       (10,306,000)
                                          -------------     -------------     -------------     -------------     -------------

    Income (loss) before income taxes        (8,384,000)       (4,306,000)          829,000         2,920,000        (8,941,000)

Income tax benefit (expense)                  1,398,000         1,002,000          (445,000)                -         1,955,000
                                          -------------     -------------     -------------     -------------     -------------

    Net income (loss)                        (6,986,000)       (3,304,000)          384,000         2,920,000        (6,986,000)

Other comprehensive income (loss)
    Foreign currency translation,
         net of tax                             326,000                 -           326,000          (326,000)          326,000
    Adjustment for unrealized loss
         on investment                          436,000                 -                 -                 -           436,000
                                          -------------     -------------     -------------     -------------     -------------
      Total other comprehensive
           income (loss)                        762,000                 -           326,000          (326,000)          762,000
                                          -------------     -------------     -------------     -------------     -------------

    Comprehensive income (loss)           $  (6,224,000)    $  (3,304,000)    $     710,000     $   2,594,000     $  (6,224,000)
                                          =============     =============     =============     =============     =============

                                              Pacific Aerospace & Electronics, Inc.
                                         Consolidating Condensed Statement of Cash Flows
                                           For the Six Months Ended November 30, 1999


                                                                                        NON-
                                                                GUARANTOR         GUARANTOR
                                                 PARENT      SUBSIDIARIES      SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                          -------------     -------------     -------------     -------------     -------------
CASH FLOW FROM OPERATING ACTIVITIES:
------------------------------------
    Net cash provided by (used in)
       operating activities               $  (2,818,000)     $  1,343,000     $  (2,314,000)    $     538,000     $  (3,251,000)

CASH FLOW FROM INVESTING ACTIVITIES:
------------------------------------
    Acquisition of property, plant and
       equipment                               (530,000)       (1,264,000)         (715,000)                -        (2,509,000)
    Acquisition of subsidiaries              (1,282,000)                -                 -                 -        (1,282,000)
    Other changes, net                       (2,440,000)           10,000            85,000           850,000        (1,495,000)
                                          -------------     -------------     -------------     -------------     -------------
      Net cash provided by (used in)
          investing activities               (4,252,000)       (1,254,000)         (630,000)          850,000        (5,286,000)

CASH FLOW FROM FINANCING ACTIVITIES:
------------------------------------
    Net borrowings under line of credit       5,648,000                 -                 -                 -         5,648,000
    Payments on long-term debt and
         capital leases                         (46,000)       (1,529,000)         (125,000)                -        (1,700,000)
    Proceeds from sale of common
         stock, net                              55,000                 -                 -                 -            55,000
    Other changes, net                          (85,000)        1,423,000            50,000        (1,388,000)                -
                                          -------------     -------------     -------------     -------------     -------------
      Net cash provided by (used in)
          financing activities                5,572,000          (106,000)          (75,000)       (1,388,000)        4,003,000

    NET CHANGE IN CASH                       (1,498,000)          (17,000)       (3,019,000)                -        (4,534,000)

    CASH AT BEGINNING OF PERIOD               1,798,000            39,000         6,297,000                 -         8,134,000
    EFFECT OF EXCHANGE RATES ON CASH                  -                 -           (18,000)                -           (18,000)
                                          -------------     -------------     -------------     -------------     -------------

    CASH AT END OF PERIOD                 $     300,000     $      22,000     $   3,260,000     $           -     $   3,582,000
                                          =============     =============     =============     =============     =============

SUPPLEMENTAL CASH FLOW:
-----------------------
    Noncash operating expenses related to:
      Depreciation                        $     208,000     $   1,531,000     $   1,380,000     $           -     $   3,119,000
      Amortization                                    -           215,000           494,000                 -           709,000
    Cash paid during the period for:
      Interest                                4,504,000           252,000         4,618,000        (4,577,000)        4,797,000
      Income taxes                                    -                 -         1,705,000                 -         1,705,000

                                              Pacific Aerospace & Electronics, Inc.
                                         Consolidating Condensed Statement of Cash Flows
                                           For the Six Months Ended November 30, 1998


                                                                                        NON-
                                                                GUARANTOR         GUARANTOR
                                                 PARENT      SUBSIDIARIES      SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                          -------------     -------------     -------------     -------------     -------------
CASH FLOW FROM OPERATING ACTIVITIES:
------------------------------------
     Net cash provided by (used in)
        operating activities              $  (2,748,000)    $   1,080,000     $     187,000     $   1,297,000     $    (184,000)

CASH FLOW FROM INVESTING ACTIVITIES:
------------------------------------
     Acquisition of property, plant and
        equipment                              (779,000)       (2,327,000)         (486,000)                -        (3,592,000)
     Acquisition of subsidiaries            (69,146,000)      (73,617,000)      (73,617,000)      147,234,000       (69,146,000)
     Other changes, net                      (6,869,000)                -         3,027,000         3,842,000                 -
                                          -------------     -------------     -------------     -------------     -------------
       Net cash provided by (used in)
          investing activities              (76,794,000)      (75,944,000)      (71,076,000)      151,076,000       (72,738,000)

CASH FLOW FROM FINANCING ACTIVITIES:
------------------------------------
     Payments on long-term debt and
        capital leases                       (4,084,000)         (727,000)          (13,000)                -        (4,824,000)
     Proceeds from long-term debt            72,622,000        37,500,000        37,500,000       (75,000,000)       72,622,000
     Proceeds from sale of common
        stock, net                            4,838,000        36,117,000         36,117,000      (72,234,000)        4,838,000
     Proceeds from sale of preferred
        stock, net                            6,707,000                 -                  -                -         6,707,000
     Other changes, net                               -         3,293,000           335,000        (5,139,000)       (1,511,000)
                                          -------------     -------------     -------------     -------------     -------------
       Net cash provided by (used in)
       financing activities                  80,083,000        76,183,000        73,939,000      (152,373,000)       77,832,000
                                          -------------     -------------     -------------     -------------     -------------

     NET CHANGE IN CASH                         541,000         1,319,000         3,050,000                 -         4,910,000

     CASH AT BEGINNING OF PERIOD              9,398,000         2,063,000                 -                 -        11,461,000
     EFFECT OF EXCHANGE RATES ON CASH                 -                 -            21,000                 -            21,000
                                          -------------     -------------     -------------     -------------     -------------

     CASH AT END OF PERIOD                $   9,939,000     $   3,382,000     $   3,071,000     $           -     $  16,392,000
                                          =============     =============     =============     =============     =============

SUPPLEMENTAL CASH FLOW:
-----------------------
     Cash paid during the period for:
       Interest                           $     360,000      $  335,000       $      13,000     $           -     $     708,000
       Income taxes                             100,000               -             311,000                 -           411,000
     Noncash investing and financing activities:
       Seller financed acquisition of property,
         plant and equipment                    128,000         162,000                   -                 -           290,000

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                     FOR THE FISCAL YEAR ENDED MAY 31, 1999


The following discussion was contained in the Company's annual report on Form 10-K for the fiscal year ended May 31, 1999 and relates to the audited consolidated financial statements contained in that report. This discussion should be read in conjunction with those statements and the related notes thereto.

Overview

The Company has been an active consolidator of companies, and its results of operations have been substantially affected by acquisitions. The Company has acquired and integrated eleven companies since 1990. These acquisitions, as well as internal growth in the Company's existing and acquired businesses, have resulted in substantial increases in net sales. The Company's operating expenses and margins and other expenses also have been affected by certain expenses directly associated with the acquisitions and related capital raising transactions. The Company has experienced substantial increases in all other expense categories as a result of the increases in its operations. A portion of these expenses is attributable to the assimilation of acquired operations into the Company's existing businesses.

In July 1998, the Company acquired Aeromet International PLC ("Aeromet"). Aeromet is a manufacturer of magnesium and aluminum precision sand and investment castings, and of titanium and aluminum formed sheet products, with five locations in England. The Aeromet acquisition has had a significant effect on the Company's operations and on comparisons of income, expense, and balance sheet items in periods after July 1998. The Company's financial results for fiscal 1999 include ten months of operations of Aeromet.

Substantially all of the Company's revenues are generated by sales to customers in the commercial aerospace, defense, electronics, and transportation industries, with commercial aerospace and defense industry sales being the most significant. The commercial aerospace and defense industries are cyclical in nature and subject to changes based on general economic conditions, and on commercial airline industry, defense and government spending.

The Company's operations focus on developing, manufacturing and marketing high performance electronics and metal components and assemblies. The Company's electronics products are characterized by relatively low volumes and high margins. In comparison, volumes have historically been higher and margins lower for the Company's metals products. The Company believes that margins will remain higher for electronic and assembled products than for its metals products. Products incorporating both electronics and metal parts are expected to generate margins closer to electronics product margins. As a result of margin differences, changes in product mix among its electronics, assembled and metals products can be expected to affect overall margins for the Company.

The Company's sales are not subject to significant seasonal fluctuations. However, production and resulting sales are subject to the number of working days in any given period. Results for various periods may vary materially due to the number of working days available in any period.

Management believes that the Company's operations for the periods discussed have not been adversely affected by inflation.

Results of Operations

For an understanding of the significant factors that influenced the Company's performance during the past three fiscal years, the following discussion should be read in conjunction with the consolidated financial statements of the Company presented in this Proxy Statement.

The following table sets forth for the periods indicated certain historical statement of operations data of the Company expressed in dollars (in thousands) and as a percentage of net sales.

                                                    Years Ended May 31,
                       -----------------------------------------------------------------------------------------------------------
                                      1995                  1996                  1997                  1998                  1999
                       -------------------   -------------------   -------------------   -------------------   -------------------
Net sales..............$   11,035    100.0%  $   20,725    100.0%  $   34,175    100.0%  $   54,099    100.0%  $  107,366    100.0%
Cost of sales..........     9,092     82.4       16,439     79.3       25,969     76.0       39,487     73.0       86,094     80.2
                       -------------------   -------------------   -------------------   -------------------   -------------------
Gross profit...........     1,943     17.6        4,286     20.7        8,206     24.0       14,612     27.0       21,272     19.8
Operating expenses.....     3,327     30.1        4,869     23.5        6,259     18.3        9,872     18.2       17,308     16.1
                       -------------------   -------------------   -------------------   -------------------   -------------------
Income (loss) from
   operations..........    (1,384)   (12.5)        (583)    (2.8)       1,947      5.7        4,740      8.8        3,964      3.7
Net interest expense...      (282)    (2.6)        (498)    (2.4)        (384)    (1.1)        (755)    (1.4)      (8,140)    (7.6)
Other income (expense).        14      0.1           15        -          169      0.5         (853)    (1.6)     (11,332)   (10.6)
Income tax benefit
   (expense)...........       241      2.2           67      0.3          (50)    (0.1)         482      0.9        2,639      2.5
                       -------------------   -------------------   -------------------   -------------------   -------------------
Net income (loss)......$   (1,411)   (12.8)% $     (999)    (4.9)% $    1,682      5.0%  $    3,614      6.7%  $  (12,869)   (12.0)%
                       ===================   ===================   ===================   ===================   ===================
EBITDA.................$     (976)    (8.8)% $      288      1.4%  $    3,305      9.7%  $    6,944     12.8%  $   10,669      9.9%
                       ===================   ===================   ===================   ===================   ===================


           Year Ended May 31, 1999 Compared to Year Ended May 31, 1998

Net Sales. Net sales increased by $53.3 million, or 98.5%, to $107.4 million for fiscal 1999 from $54.1 million in fiscal 1998. The significant increase in net sales for fiscal 1999 from fiscal 1998 included a significant net sales contribution from Aeromet ($52.8 million), and an increase in sales of electronic products for aerospace, satellite and weapons systems (a $3.5 million increase), offset by a decrease in commercial aerospace and transportation net sales (a $3.0 million decrease). The commercial aerospace industry net sales decrease was primarily attributable to decreases in production of certain aircraft models and inventory minimization initiatives at Boeing.

The Company completed the Aeromet acquisition in July 1998. This acquisition expanded the Company's operations to the European aerospace and defense markets, as well as adding to the Company's core competencies in casting and forming. Accordingly, net sales for fiscal 1999 included ten months of operations of Aeromet, contributing $52.8 million in net sales.

Gross Profit. Gross profit increased by $6.7 million, or 45.9%, to $21.3 million for fiscal 1999 from $14.6 million in fiscal 1998. As a percentage of net sales, gross profit decreased to 19.8% in fiscal 1999 from 27.0% in fiscal 1998. This percentage decrease was primarily attributable to three factors. First, the addition of Aeromet has caused consolidated average margins to be lower because casting segment gross profits have been historically lower, generally in the 18% to 22% range (gross profits on Aeromet net sales for fiscal 1999 were 20%). Second, commercial aerospace net sales decreased during fiscal 1999. Third, the Company recorded approximately $2.2 million in non-recurring adjustments to inventories, which reduced gross profits 2.1% for fiscal 1999.

Operating Expenses. Operating expenses increased by $7.4 million, or 75.3%, to $17.3 million for fiscal 1999 from $9.9 million in fiscal 1998. The Aeromet acquisition added $3.6 million, corporate operational costs added $2.0 million, and the remainder of $2.2 million was attributable to general cost increases in operating businesses. As a percentage of net sales, operating expenses decreased from 18.2% to 16.1%.

EBITDA. EBITDA, as defined, increased by $3.7 million, or 53.6%, to $10.7 million for fiscal 1999 from $6.9 million in fiscal 1998. As a percentage of net sales, EBITDA decreased to 9.9% in fiscal 1999 from 12.8% in fiscal 1998. The decrease in EBITDA as a percentage of net sales during this period was primarily attributable to $2.2 million in non-recurring adjustments to inventories recorded during the year and the decreased gross profit due to the decline in commercial aerospace net sales and Aeromet's lower margins.

Net Interest Expense. Net interest expense increased $7.4 million, or 980.1%, to $8.1 million for fiscal 1999 from $755,000 in fiscal 1998. This increase was primarily due to the Company's financing of the Aeromet acquisition in July 1998 with the issuance of $75.0 million of 11 1/4% senior subordinated notes (a $7.7 million increase in interest expense and the associated amortization of issuance costs).

Other Income (Expense). Other income (expense) represents non-recurring and non-operational income and expense for the period. Other expense increased to $11.3 million in fiscal 1999 from $853,000 in fiscal 1998. This increase of $10.5 million was due principally to a $7.8 million write-down of the Company's investment in Orca Technologies, Inc., a write-off of $2.0 million of goodwill, net, associated with the acquisition of Electronic Specialty Corporation ("ESC") in April 1998, and a $1.1 million write-down for long-lived asset impairment at ESC.

Net Income. Net income decreased $16.5 million, to a $12.9 million loss for fiscal 1999 from a $3.6 million income in fiscal 1998, primarily as a result of the factors discussed above. Income tax benefit increased $2.1 million, to $2.6 million for fiscal 1999 from $482,000 in fiscal 1998, primarily as a result of the net operating losses incurred in fiscal 1999.

           Year Ended May 31, 1998 Compared to Year Ended May 31, 1997

Net Sales. Net sales increased by $19.9 million, or 58%, to $54.1 million for fiscal 1998 from $34.2 million in fiscal 1997. The significant increase in net sales for fiscal 1998 from fiscal 1997 included increases in both commercial aerospace industry net sales (an $11.3 million increase) and defense industry net sales (a $3.5 million increase). The commercial aerospace industry net sales increase was primarily attributable to increases in production at Boeing and the related increase in demand from that customer for the Company's precision cast and machined products. The defense industry net sales increase was primarily attributable to an increase in orders of aerospace, satellite and weapons systems electronics products.

Commercial aerospace industry net sales comprised 42.6% of total net sales in fiscal 1998, up from 34.5% of net sales in fiscal 1997. Defense industry sales comprised 19.9% of total net sales in fiscal 1998, down from 21.3% of net sales in fiscal 1997.

The Company completed its acquisition of Balo Precision Parts, Inc. ("Balo") in February 1998 and its ESC acquisition effective as of March 1998. These acquisitions expanded production of hermetically sealed product offerings and added relay, solenoid and flat panel display product lines. Accordingly, net sales for fiscal 1998 also included approximately four months of operations of Balo and three months of operations for ESC, contributing approximately $4.3 million to net sales in fiscal 1998.

Gross Profit. Gross profit increased by $6.4 million, or 78.0%, to $14.6 million for fiscal 1998 from $8.2 million in fiscal 1997. As a percentage of net sales, gross profit increased to 27.0% in fiscal 1998 from 24.0% in fiscal 1997, which was primarily attributable to increased efficiencies gained in manufacturing processes and in-house production of processes that had previously been purchased from outside vendors. The Company also believes that capital investments in equipment and production processes contributed to the improvement in gross profit margins.

Operating Expenses. Operating expenses increased by $3.6 million, or 57.1%, to $9.9 million for fiscal 1998 from $6.3 million in fiscal 1997, partially due to the Balo and ESC acquisitions and increased levels of operations in fiscal 1998. As a percentage of net sales, operating expenses remained essentially unchanged.

EBITDA. EBITDA increased by $3.6 million, or 109.1%, to $6.9 million for fiscal 1998 from $3.3 million in fiscal 1997. As a percentage of net sales, EBITDA increased to 12.8% in fiscal 1998 from 9.7% in fiscal 1997. The increase in EBITDA as a percentage of net sales during this period was primarily attributable to production efficiencies and improved capacity utilization.

Net Interest Expense. Net interest expense increased $371,000, or 96.6%, to $755,000 for fiscal 1998 from $384,000 in fiscal 1997. This increase was primarily due to the Company's financing of capital equipment purchases and debt incurred to finance the expansion of its Wenatchee facilities to support growth in net sales.

Other Income (Expense). Other income (expense) represents non-recurring and non-operational income and expense for the period. Other expense increased to $853,000 in fiscal 1998 from income of $169,000 in fiscal 1997. This increase of $1,022,000 was due principally to a $1.0 million write-off of portions of notes receivable and associated debt restructuring and related expenses in connection with the termination of the Company's efforts during the third quarter of fiscal 1998 to form an information technology group.

Net Income. Net income increased $1.9 million, or 111.8% to $3.6 million for fiscal 1998 from $1.7 million in 1997, primarily as a result of the factors discussed above.

           Year Ended May 31, 1997 Compared to Year Ended May 31, 1996

Net Sales. Net sales increased by $13.5 million, or 65.2%, to $34.2 million for fiscal 1997 from $20.7 million in fiscal 1996. This increase was primarily attributable to larger order sizes for electronics products, due to broader market acceptance of the Company's electronics products and technologies, which increased sales of higher priced products and added new customers.

The Company acquired Northwest Technical Industries, Inc. ("NTI") in April 1997, which added capabilities for explosive bonding of specialty metals. Accordingly, net sales for fiscal 1997 included one month of operations of NTI, which contributed $183,000 to total net sales for that year.

Gross Profit. Gross profit increased by $3.9 million, or 90.7%, to $8.2 million for fiscal 1997, up from $4.3 million in fiscal 1996. As a percentage of net sales, gross profit increased to 24.0% in fiscal 1997 from 20.7% in fiscal 1996. The increase in gross profit as a percentage of net sales was primarily attributable to achieving revenue levels which allowed for production efficiencies and increased capacity utilization. The Company also believes that its investments in manufacturing equipment contributed to improvements in gross profit margins.

Operating Expenses. Operating expenses increased by $1.4 million, or 28.6%, to $6.3 million for fiscal 1997, from $4.9 million for fiscal 1996. As a percentage of net sales, operating expenses decreased to 18.3% in fiscal 1997 from 23.5% in fiscal 1996. The substantial decrease in operating expenses as a percentage of net sales was primarily attributable to the Company's improved ability to leverage its operating costs and the consolidation of certain operations to the Company's Wenatchee manufacturing campus. Specifically, both Ceramic Devices, Inc. in the U.S. Electronics Group and Cashmere Manufacturing Co., Inc. in the U.S. Aerospace Group were consolidated into the Company's Wenatchee manufacturing campus.

EBITDA. EBITDA increased by $3.0 million, or 1,000.0%, to $3.3 million for fiscal 1997, up from $300,000 for fiscal 1996. As a percentage of net sales, EBITDA increased to 9.7% in fiscal 1997, from 1.4% in fiscal 1996. The substantial increase in EBITDA as a percentage of net sales was primarily attributable to efficiencies gained in manufacturing processes, consolidation of certain operations to the Company's Wenatchee campus allowing for overhead efficiencies, and increases in net sales not requiring incremental increases in operating expenses.

Net Interest Expense. Net interest expense decreased $114,000, or 22.9%, to $384,000 for fiscal 1997 from $498,000 in fiscal 1996, primarily as a result of the repayment of debt that was funded by proceeds from a July 1996 public and a February 1997 private offering of equity securities, and the reduction of bank line of credit balances throughout the year.

Other Income (Expense). Other income increased to $169,000 in fiscal 1997 from income of $15,000 in fiscal 1996, primarily as a result of sale of scrap and recycling of excess materials in the manufacturing process.

Net Income. Net income increased $2.7 million to $1.7 million for fiscal 1997 from a loss of $999,000 in fiscal 1996, primarily as a result of factors discussed above.

Liquidity and Capital Resources

Cash used in operating activities was $372,000 for fiscal 1999 compared to cash provided by operating activities of $1.6 million in fiscal 1998. The change in net cash from operations was primarily a result of the net loss for the year and decreases in accounts payable, accrued liabilities and other liabilities, partially offset by decreases in inventories.

Cash used in investing activities increased from $16.7 million in fiscal 1998 to $79.3 million in fiscal 1999, an increase of $62.6 million. The change results primarily from the Company's acquisition of Aeromet in July 1998 ($69.4 million) and increased investment in property and equipment of $8.0 million in fiscal 1999 compared to $6.5 million in fiscal 1998, partially offset by a $4.8 million decrease in issuance of notes receivable.

Cash generated from financing activities increased by $52.9 million, to $76.4 million in fiscal 1999, from $23.5 million in fiscal 1998. During fiscal 1999, the Company completed several financing transactions. As a result, the Company received net proceeds of: (i) $71.7 million from the issuance of senior subordinated notes to support the Aeromet acquisition; (ii) $4.9 million from the sale of Common Stock; and (iii) $6.6 million from the sale of Series B Convertible Preferred Stock. Cash generated by the debt and equity financing transactions was offset to a certain degree by payments on long-term debt and capital leases of $5.8 million and financing costs of $1.0 million during fiscal 1999.

At May 31, 1999, the Company's primary banking relationships include a revolving line of credit of up to $6.3 million for the Company's U.S. operations, which expires in September 1999, and a revolving line of credit up to approximately $7.2 million (4.5 million pounds sterling) for the Company's U.K. operations, which expired in July 1999. The Company is currently negotiating with its lenders to renew these lines of credit. As of May 31, 1999, both revolving lines of credit were unused.

Capital expenditures, other than for the Aeromet acquisition, were approximately $8.1 million in fiscal 1999. Of this amount, $2.7 million was for a building and land and approximately $5.4 million was for equipment. Included in the amount spent for capital equipment was the purchase of substantially all the assets of Lyden Castparts, Inc. ("Lyden") from a related party by the Company's Aeromet America, Inc. subsidiary. The purchase price consisted of approximately $642,000 of Lyden's liabilities, which the Company paid, plus approximately $300,000 in assumed liabilities consisting primarily of trade payables. On June 1, 1999, the Company acquired all of the stock of Skagit Engineering & Manufacturing, Inc. for $1.3 million in cash. The Company has also entered into a letter of intent to acquire Nova-Tech Engineering, Inc. ("Nova-Tech"). The Company is negotiating the terms of a stock purchase agreement with Nova-Tech's shareholders and expects that the purchase price will consist of approximately $2.7 million in cash and $250,000 in stock. The Company expects that the definitive stock purchase agreement will contain conditions to closing, including receipt of a letter ruling from the Internal Revenue Service that is necessary to permit Nova-Tech's Employee Stock Ownership Plan to sell its Nova-Tech stock on the terms anticipated. The Company is providing services to Nova-Tech under an Operating Agreement dated April 23, 1999. As of May 31, 1999, the Company had loaned $735,000 to Nova-Tech for working capital. As of August 19, 1999, the Company had loaned Nova-Tech an additional $1,365,000. These loans have been made under the terms of two demand notes dated April 26, 1999 and August 5, 1999, each of which is secured by substantially all of the assets of Nova-Tech. As of May 31, 1999, the Company had no other material commitments outstanding for purchases of additional capital assets.

In December 1998, the Company entered into an agreement giving it the option to purchase three parcels of land that make up its Wenatchee campus from the Port of Chelan County for $5.4 million. The purchase of the first parcel was completed in early February 1999. If the Company exercises its options to purchase both of the remaining two parcels, the purchase of the second parcel is expected to close in December 2000 and the third is expected to close in August 2001.

The Company's working capital, as of May 31, 1999 and 1998 was $38.3 million and $25.6 million, respectively. The increase in working capital in fiscal 1999 over fiscal 1998 was primarily the result of debt and equity financing activities. In July 1998, the Company completed an offering of $75.0 million of 11 1/4% senior subordinated notes (the "Old Notes") to qualified institutional buyers to finance the Aeromet acquisition. In February 1999, the Company exchanged the Old Notes for new senior subordinated notes (the "Notes") of an equal principal amount. The Notes will mature on August 1, 2005, unless previously redeemed. The Notes will be redeemable at the option of the Company on or after August 1, 2003. In addition, on or before August 1, 2001, the Company may redeem up to 20% of the original aggregate principal amount of the Notes, subject to certain conditions.

The Company believes that the current cash balances and credit facilities, plus cash from future operations, will be sufficient to meet the Company's operating cash requirements and to fund budgeted capital expenditures. The Company may, however, need to issue more equity in the future to fund possible acquisition opportunities, or to fund the eventual redemption or repayment of the Notes used to finance the Aeromet acquisition.

With the acquisition of Aeromet, whose functional currency is the British pound sterling, the Company translates the activity of Aeromet into U.S. dollars on a monthly basis. The balance sheet of Aeromet is translated using the exchange rate as of the date of the balance sheet, and for purposes of the statement of operations and statement of cash flows the Company uses the weighted average exchange rate for the period. The value of the Company's assets, liabilities, revenue, and expenses may vary materially from one reporting period to the next solely as a result of varying exchange rates. The Company is in the process of developing a comprehensive foreign currency hedging policy but has not entered into any hedging activity as of May 31, 1999.

The Company does not expect any material changes in the results of operations or in operating procedures due to the conversion to the "Euro" by eleven countries in the European Union on January 1, 1999. The Company expects to continue to transact business using primarily the U.S. dollar and the British pound sterling.

At May 31, 1999, the Company had net operating loss (NOLs) carryforwards for federal income tax purposes of approximately $14.0 million, the benefits of which expire in the tax year 2001 through the tax year 2019. The NOLs created by the Company's subsidiaries prior to their acquisition, and the NOLs created as a consolidated group or groups subsequent to a qualifying tax free merger or acquisition, have limitations related to the amount of usage by each subsidiary or consolidated group as described in the Internal Revenue Code. As a result of these limitations, approximately $1.0 million of the $14.0 million of NOLs will never become available. At May 31, 1999, the Company recorded a valuation allowance of $2.2 million because management believed that it was uncertain that some portion or all of the deferred tax assets would be realized. At May 31, 1999, the Company had net deferred tax assets of $4.3 million, the realization of which is dependent on material increases over present levels of pre-tax income, primarily in the United States. The Company expects to achieve these increases through continued integration, cross selling, and operational efficiencies of its businesses. The Company anticipates that its effective income tax rate will continue to approach the statutory rate in the future. In addition, undistributed earnings of the Company's foreign subsidiaries, for which no U.S. income taxes have been provided, aggregated approximately $3.7 million at May 31, 1999. No provision for foreign withholding or U.S. federal income taxes was made for the undistributed earnings, as it is management's intention that earnings will be reinvested indefinitely in foreign operations or will be remitted substantially free of additional taxes.

Significant Events

Aeromet Acquisition

Acquisition Transaction. On July 30, 1998, Pacific Aerospace & Electronics (UK) Limited ("PA&E-UK"), a company organized under the laws of the United Kingdom and an indirect wholly-owned subsidiary of the Company, purchased all of Aeromet's issued and outstanding capital stock. The Aeromet acquisition was made pursuant to a Share Acquisition Agreement dated July 1, 1998, between Charles Baynes plc, Westpark Limited (an affiliate of Charles Baynes plc), PA&E-UK, and the Company. In consideration for PA&E-UK's acquisition of all of Aeromet's issued and outstanding capital stock, the Company delivered to Westpark Limited (pound)42 million (or approximately $69 million) in cash. The purchase price was determined in arms-length negotiations between Charles Baynes plc and the Company.

Rule 144A Offering. The Company funded the Aeromet acquisition from the net proceeds of the sale of the Old Notes. Subject to the terms and conditions of a Purchase Agreement (the "Purchase Agreement"), dated July 23, 1998, between the Company, the Company's U.S. subsidiaries, and the initial purchasers, the initial purchasers agreed to purchase, and the Company agreed to sell, the Old Notes in the aggregate principal amount of $75 million. The Old Notes were issued pursuant to an Indenture, dated July 30, 1998 (the "Indenture") between the Company, its U.S. subsidiaries and IBJ Schroder Bank & Trust Company (now known as IBJ Whitehall Bank & Trust Company), as trustee (the "Trustee"). In February 1999, the Company exchanged the Old Notes for new senior subordinated notes (the "Notes") of an equal principal amount and registered the Notes on a Form S-4 Registration Statement, which was declared effective on January 22, 1999. The terms of the Notes are substantially identical to the terms of the Old Notes, except that they are not subject to transfer restrictions or registration rights, unless held by certain broker-dealers, affiliates or certain other persons. The Notes (a) are senior subordinated, unsecured, general obligations of the Company, (b) will mature on August 1, 2005, unless previously redeemed pursuant to the Indenture, and (c) are jointly and severally guaranteed on a senior subordinated basis by each of the Company's U.S. operating subsidiaries. The Company is subject to a number of restrictive covenants under the Indenture. In addition, if there is a change of control of the Company's Common Stock, the Company may be required to repay the Notes.

Issuance of Common Stock to Liviakis

In February 1998, the Company entered into a financial services agreement with Liviakis Financial Communications, Inc. ("Liviakis") to provide financial and public relations services to the Company. In connection with that consulting agreement, the Company issued to Liviakis and Robert B. Prag, one of its principals, warrants to purchase an aggregate of 1,290,000 shares of Common Stock for $4.62 per share. In August 1998, the Company, Liviakis and Mr. Prag entered into an agreement in which (a) a finder's fee claim by Liviakis against the Company was resolved in exchange for the Company's issuance of an aggregate of 590,000 shares of Common Stock to Liviakis and Mr. Prag under the exemption from registration provided in Section 4(2) of the Securities Act, and (b) Liviakis and Mr. Prag transferred the warrants previously issued to them to the Company for cancellation. No commissions were paid in connection with issuance of the shares to Liviakis and Mr. Prag.

Reduction of Long-Term Debt

During September 1998, the Company paid off a note in the amount of $4.0 million. In connection with the payoff, the Company accelerated recognition of $160,000 of related loan fees, which is included in interest expense for fiscal 1999.

Preferred Stock Offering

In August 1998, the Company completed an offering (the "Preferred Stock Offering") of its Series B Convertible Preferred Stock (the "Preferred Stock") and related warrants by issuing (a) an additional 70,000 shares of Preferred Stock, and (b) additional related warrants to purchase 97,221 shares of Common Stock, in exchange for a purchase price of $7,000,000, which had been held in escrow pending completion of the Aeromet acquisition. When combined with the first Preferred Stock Offering closing in May 1998, the Company issued a total of 170,000 shares of Preferred Stock and related warrants to purchase 236,109 shares of Common Stock, for a total gross purchase price of $17 million. On October 30, 1998, the Company filed a Form S-1 Registration Statement covering resale of up to 3,000,000 shares of Common Stock issuable upon conversion of the Preferred Stock and 236,109 shares issuable upon exercise of the related warrants. The Registration Statement was declared effective on December 23, 1998.

Fall 1998 Common Stock Offering

In November 1998, the Company issued an aggregate of 2,585,000 shares of Common Stock to accredited investors under Rule 506 of Regulation D, in exchange for aggregate cash consideration of $5,170,000. The Company paid $310,200 in commissions to the placement agent in connection with the offering. The Company agreed to file a registration statement registering these shares for resale during April 1999. The Company offered to file such a registration statement prior to that date, but as of August 24, 1999, the investors have not elected to have the Company proceed with the registration.

Electronic Specialty Corporation Settlement

In April 1999, the Company reached a settlement with Deltec Holdings, Inc. ("Deltec Holdings") and certain parties related to Deltec Holdings, with respect to the purchase of the Company's wholly-owned subsidiary, ESC. As of March 1, 1998, a wholly-owned subsidiary of the Company purchased substantially all of the assets of Deltec Holdings, which had been known as Electronic Specialty Corporation (the "ESC Acquisition"). In consideration for the purchase, the Company delivered to Deltec Holdings $2 million in cash and 923,304 shares of restricted Common Stock. The number of shares issued was determined based on a per share value of $6.4984, which was the average closing price of the Company's Common Stock on the Nasdaq National Market System for the 20 consecutive trading days preceding the closing date.

In June 1998, the Company terminated ESC's president. The Company subsequently became aware of certain differences between ESC's actual financial condition and the financial condition represented by Deltec Holdings in the closing documents. The Company took a number of actions, including reducing ESC's workforce, appointing a new general manager, and reassessing ESC's business opportunities and relationships with customers and suppliers. During the first quarter of fiscal 1999, the Company wrote off its goodwill in ESC in the amount of $3,581,000, and during the second quarter of fiscal 1999, the Company recorded a $1.6 million non-recurring inventory write-down due to the discontinuation of an unprofitable product line. In the fourth quarter of fiscal 1999, the Company recorded a $1.1 million non-recurring charge for the impairment of long-lived assets at ESC.

The Company made claims against Deltec Holdings based on Deltec Holdings' representations and warranties in the Asset Purchase Agreement related to the ESC acquisition. The parties settled those claims on April 2, 1999, and Deltec Holdings agreed to return to the Company for cancellation 225,000 of the shares of Common Stock that it received as part of the purchase price. The settlement resulted in the Company recognizing a non-recurring gain of $1.4 million during the fourth quarter of fiscal 1999.

Orca Technologies, Inc.

At May 31, 1999, the Company held 2,289,309 shares (the "Orca Shares") of common stock of Orca Technologies, Inc. ("Orca"), which, to the Company's knowledge, constituted approximately 14% of Orca's issued and outstanding common stock. The Company acquired 179,600 of the Orca Shares in a market transaction, and acquired the other 2,109,709 of the Orca Shares pursuant to an April 1998 restructuring agreement between Orca and the Company. In the restructuring agreement, the Company (a) canceled certain loans owed it by Orca in exchange for the 2,109,709 shares of Orca's common stock, (b) agreed to continue guaranteeing Orca's credit facility of $1.3 million and an equipment lease of $373,000 for equipment used by Orca's then-subsidiary, Televar, Inc., and (c) accepted a $950,000 promissory note from Orca (the "Orca Note") as payment for certain third-party notes then owned by the Company. See "Notes to Consolidated Financial Statements - Note 8" in the Company's financial statements for May 31, 1999. The Orca Note accrues interest at 8% per annum, requires interest-only payments for the first year, and requires fully amortizing monthly payments of principal plus interest for the final four years of the note. The Company also sublets its Bothell, Washington office space to Orca for a base rent of approximately $32,000 per month.

As of May 31, 1998, the Company recorded a temporary unrealized loss, included in stockholders' equity, on the Orca Shares of $436,000. During the year ended May 31, 1999, the Company determined that the decline of the stock price was other than a temporary decline in the fair value and recorded a loss of $4.9 million, which included the previous temporary unrealized loss and is included in other expense. At May 31, 1999, the carrying value of the Company's investment in the Orca Shares was $72,000. In addition, the Company recorded an allowance for certain expenses and the guarantee of Orca's line of credit totaling approximately $2.0 million, which has been included in other expense. On June 29, 1999, the Company, as guarantor of Orca's line of credit, advanced $300,000 for a partial repayment of the line of credit required by the lender. As of May 31, 1999, Orca was ten months delinquent in its interest payments, and the Company had not received the scheduled principal payments as outlined in the Orca Note. The Company had reserved $250,000 of the Orca Note in the fourth quarter of fiscal 1998, and during fiscal 1999, the Company reserved the remaining balance of $700,000, which has been included in other expense. As of May 31, 1999, Orca was also ten months delinquent on its lease payments to the Company. The Company has retained a real estate broker and is negotiating to sublease the Bothell space to a third party.

Year 2000

The Company is developing and carrying out a comprehensive strategy for updating its information management and manufacturing systems for Year 2000 compliance. The Company's information technology ("IT") systems include customized and standard software purchased from outside vendors. All software has been identified and is being assessed to determine the extent of renovations required in order to be Y2K compliant. The Company believes that all software has been made Y2K compliant through vendor-provided updates or replacement with other Y2K compliant hardware and software. The Company has identified significant non-IT systems which may be impacted by the Y2K problem, including those relating to production, processing and communication equipment and is in the process of determining through inquiries of equipment suppliers, as well as testing of such equipment, the extent of renovations required, if any. The Company believes that required renovations, validation and implementations will be completed by September 30, 1999.

The Company is continuing to identify third parties with which it has a significant relationship that, in the event of a Y2K failure, could have a material impact on the Company's financial position or operating results. The third parties include energy and utility suppliers, creditors, material and product suppliers, communication vendors and the Company's significant customers. These relationships, especially those associated with certain suppliers and customers, are material to the Company and a Y2K failure by one or more of these parties could result in a material adverse effect on the Company's operating results and financial position. The Company is continuing to make inquiries of these third parties to assess their Y2K readiness. The Company expects that this process will continue throughout the remainder of calendar 1999.

The Company expects that costs to address Y2K issues will total approximately $250,000, of which approximately $125,000 was spent in fiscal 1999, with the remainder being spent during fiscal 2000. Costs include salary and fringe benefits for personnel, hardware and software costs, and consulting and travel expenses associated, directly or indirectly, with addressing Y2K issues. Y2K issues have received a high priority within the Company and, as a result, certain other IT projects have been delayed. While such non-Y2K projects are expected to enhance operational efficiencies and improve the quality of information available to management, the delay of such projects is not expected to have a material adverse impact on the Company's operations. Worst case Y2K scenarios could be as insignificant as a minor interruption in production or shipping resulting from unanticipated problems encountered in the IT systems of the Company or any of the significant third parties with whom the Company does business. The pervasiveness of the Y2K issue makes it likely that previously unidentified issues will require remediation during the normal course of business. In such a case, the Company anticipates that transactions could be processed manually while IT and other systems are repaired and that such interruptions would have a minor effect on the Company's operations. On the other hand, a worst case Y2K scenario could be as catastrophic as an extended loss of utility service resulting from interruptions at the point of power generation, long-line transmission, or local distribution to the Company's production facilities. Such an interruption could result in an inability to provide products to the Company's customers, resulting in a material adverse effect on the Company's operating results and financial position. The Company is in the process of developing a contingency plan in the event of a catastrophic Y2K problem and expects to have a plan in place by September 30, 1999.

New Accounting Pronouncements

In April 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. This accounting standard, which is effective for fiscal years beginning after December 15, 1998, requires that certain costs of start-up activities and organization costs be expensed as incurred. The adoption of SOP 98-5 is not expected to have a material effect on the Company's financial position or results of operations.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires the recognition of all derivatives in the consolidated balance sheet as either assets or liabilities measured at fair value. SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, which delays implementation of SFAS No. 133 until fiscal years beginning after June 15, 2000. The adoption of SFAS No. 133 is not expected to have a material effect on the Company's financial position or results of operations.

INDEPENDENT AUDITORS' REPORT


The Board of Directors
Pacific Aerospace & Electronics, Inc.:


We have audited the accompanying consolidated balance sheets of Pacific Aerospace & Electronics, Inc. and subsidiaries as of May 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The accompanying consolidated statements of operations, stockholders' equity, and cash flows of Pacific Aerospace & Electronics, Inc. for the year ended May 31, 1997 were audited by other auditors whose report thereon dated July 2, 1997, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Aerospace & Electronics, Inc. and subsidiaries as of May 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/  KPMG LLP

Seattle, Washington
July 16, 1999, except as to note 24 which is as of August 19, 1999

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Pacific Aerospace & Electronics, Inc.:


We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Pacific Aerospace & Electronics, Inc. and subsidiaries for the year ended May 31, 1997. This consolidated financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above presents fairly, in all material respects, the results of operations and cash flows of Pacific Aerospace & Electronics, Inc. and subsidiaries for the year ended May 31, 1997 in conformity with generally accepted accounting principles.

/s/  Moss Adams LLP

Everett, Washington
July 2, 1997

                                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                                AND SUBSIDIARIES

                                           Consolidated Balance Sheets

                                              May 31, 1998 and 1999

                                Assets                                                   1998              1999
                                                                              ---------------   ---------------
Current assets:
    Cash and cash equivalents                                                 $    11,461,000         8,134,000
    Accounts receivable, net of allowance for doubtful accounts of
      $130,000 in 1998 and $355,000 in 1999                                         9,375,000        24,992,000
    Inventories                                                                    16,184,000        24,616,000
    Deferred income taxes                                                             386,000           880,000
    Prepaid expenses and other                                                        272,000         2,316,000
                                                                              ---------------   ---------------
                Total current assets                                               37,678,000        60,938,000
                                                                              ---------------   ---------------
Property, plant and equipment, net                                                 26,335,000        45,279,000
                                                                              ---------------   ---------------
Other assets:
    Notes receivable from related parties                                             700,000         1,458,000
    Investment                                                                      4,579,000            72,000
    Costs in excess of net book value of acquired subsidiaries, net of
      accumulated amortization of $439,000 in 1998 and $1,430,000 in 1999           6,515,000        41,052,000
    Patents, net of accumulated amortization of $307,000 in 1998
      and $407,000 in 1999                                                          1,229,000         1,255,000
    Deferred financing costs, net of accumulated amortization of
      $664,000 in 1999                                                                     --         5,029,000
    Deferred income taxes                                                             222,000         3,395,000
    Other                                                                           1,322,000           249,000
                                                                              ---------------   ---------------
                Total other assets                                                 14,567,000        52,510,000
                                                                              ---------------   ---------------
                                                                              $    78,580,000       158,727,000
                                                                              ===============   ===============


                 Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                                          $     6,748,000        10,484,000
    Accrued liabilities                                                             2,370,000         5,615,000
    Accrued interest                                                                  217,000         2,813,000
    Current portion of long-term debt                                               1,027,000         1,278,000
    Current portion of capital lease obligations                                      206,000           297,000
    Line of credit                                                                  1,511,000                --
    Other current liabilities                                                              --         2,122,000
                                                                              ---------------   ---------------
                   Total current liabilities                                       12,079,000        22,609,000
Long-term liabilities:
    Long-term debt, net of current portion                                          9,059,000         5,220,000
    Capital lease obligations, net of current portion                                 941,000         1,615,000
    Senior subordinated notes payable                                                      --        75,000,000
    Deferred rent and other                                                           359,000           264,000
                                                                              ---------------   ---------------
                Total liabilities                                                  22,438,000       104,708,000
                                                                              ---------------   ---------------
Stockholders' equity:
    Series B convertible preferred stock, $0.001 par value, 5,000,000 shares authorized, 100,000 shares issued and outstanding at May 31, 1998
      and 161,035 shares issued and outstanding at May 31, 1999                            --                --
    Common stock, $0.001 par value, 100,000,000 shares authorized,
      15,395,723 and 18,932,779 shares  issued and outstanding at
      May 31, 1998 and 1999, respectively                                              15,000            19,000
    Additional paid-in capital                                                     57,830,000        69,276,000
    Cumulative other comprehensive loss                                              (436,000)       (1,140,000)
    Accumulated deficit                                                            (1,267,000)      (14,136,000)
                                                                              ---------------   ---------------
                Total stockholders' equity                                         56,142,000        54,019,000
Commitments, contingencies and subsequent events                                           --                --
                                                                              ---------------   ---------------
                                                                              $    78,580,000       158,727,000
                                                                              ===============   ===============

See accompanying notes to consolidated financial statements.

                                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                                AND SUBSIDIARIES

                                      Consolidated Statements of Operations

                                     Years ended May 31, 1997, 1998 and 1999


                                                                  1997                 1998                 1999
                                                   -------------------   ------------------   ------------------

Net sales                                          $        34,175,000           54,099,000          107,366,000
Cost of sales                                               25,969,000           39,487,000           86,094,000
                                                   -------------------   ------------------   ------------------

                Gross profit                                 8,206,000           14,612,000           21,272,000

Operating expenses                                           6,259,000            9,872,000           17,308,000
                                                   -------------------   ------------------   ------------------

                Income from operations                       1,947,000            4,740,000            3,964,000
                                                   -------------------   ------------------   ------------------

Other income (expense):
    Interest income                                            126,000              110,000              532,000
    Interest expense                                          (510,000)            (865,000)          (8,672,000)
    Other                                                      169,000             (853,000)         (11,332,000)
                                                   -------------------   ------------------   ------------------

                                                              (215,000)          (1,608,000)         (19,472,000)
                                                   -------------------   ------------------   ------------------

                Income (loss) before income tax
                   benefit (expense)                         1,732,000            3,132,000          (15,508,000)

Income tax benefit (expense)                                   (50,000)             482,000            2,639,000
                                                   -------------------   ------------------   ------------------

                Net income (loss)                            1,682,000            3,614,000          (12,869,000)
                                                   -------------------   ------------------   ------------------

Other comprehensive income (loss):
    Foreign currency translation                                    --                   --           (1,727,000)
    Income tax benefit                                              --                   --              587,000
    Valuation of available for sale securities                      --             (436,000)             436,000
                                                   -------------------   ------------------   ------------------

                Total other comprehensive loss                      --             (436,000)            (704,000)
                                                   -------------------   ------------------   ------------------

                Comprehensive income (loss)        $         1,682,000            3,178,000          (13,573,000)
                                                   ===================   ==================   ==================

Net income (loss) per share:
    Basic                                          $              0.18                 0.29                (0.74)
    Diluted                                                       0.17                 0.27                (0.74)

Shares used in computation of net income (loss)
    per share:
       Basic                                                 9,499,980           12,486,077           17,359,491
       Diluted                                              10,035,846           13,606,061           17,359,491


See accompanying notes to consolidated financial statements.

(page 1 of 2)
                                            PACIFIC AEROSPACE & ELECTRONICS, INC.
                                                       AND SUBSIDIARIES

                                       Consolidated Statements of Stockholders' Equity

                                           Years ended May 31, 1997, 1998 and 1999


                                                   Series A                     Series B
                                                  convertible                  convertible
                                                preferred stock              preferred stock                   Common stock
                                            -----------------------      ------------------------       --------------------------
                                               Shares        Amount       Shares          Amount            Shares          Amount
                                            ---------     ---------      ---------      ---------       ----------      ----------
Balance at May 31, 1996                            --     $      --             --      $      --        7,478,309      $    8,000
Sale of common stock                               --            --             --             --        2,264,400           2,000
Issuance of warrants                               --            --             --             --               --              --
Issuance of common stock
   in connection with an acquisition               --            --             --             --          477,540              --
Sale of preferred stock for cash               50,000            --             --             --               --              --
Net income                                         --            --             --             --               --              --
                                            ---------     ---------      ---------      ---------       ----------      ----------
Balance at May 31, 1997                        50,000            --             --             --       10,220,249          10,000
Issuance of common stock                           --            --             --             --            8,559              --
Sale of common stock for cash                      --            --             --             --          524,000           1,000
Increase in preferred stock,
    net of issuance costs                          --            --        100,000             --               --              --
Issuance of warrants                               --            --             --             --               --              --
Exercise of warrants for cash,
   net of tax effects of $99,000                   --            --             --             --          795,000           1,000
Issuance of common stock on
   conversion of convertible notes
   and accrued interest of $154,000                --            --             --                       1,405,018           1,000
Exercise of options for cash                       --            --             --             --           25,000              --
Issuance of common stock on
   conversion of preferred stock              (50,000)           --             --             --        1,494,593           1,000
Unrealized losses on available
   for sale securities                             --            --             --             --               --              --
Issuance of common stock
   in connection with an acquisition               --            --             --             --          923,304           1,000
Net income                                         --            --             --             --               --              --
                                            ---------     ---------      ---------      ---------       ----------      ----------
Balance at May 31, 1998                                                    100,000                      15,395,723          15,000
Issuance of preferred stock, net of
   issuance costs of $370,000                      --            --         70,000             --               --              --
Issuance of common stock for services              --            --             --             --          590,000           1,000
Cancellation of warrants                           --            --             --             --               --              --
Valuation of available for
   sale securities                                 --            --             --             --               --              --
Foreign currency translation adjustment
   net of tax effect of $587,000                   --            --             --             --               --              --
Issuance of common stock on
conversion of Series B preferred stock             --            --         (8,965)            --          545,114              --
Issuance of common stock under
   employee stock purchase plan, net
   of related expense of $4,000                    --            --             --             --           41,942              --
Sale of common stock for cash, net of
   issuance costs of $344,000                      --            --             --             --        2,585,000           3,000
Common shares redeemed in
connection with a prior acquisition                --            --             --             --        (225,000)              --
Net loss                                           --            --             --             --               --              --
                                            ---------     ---------      ---------      ---------       ----------      ----------
Balance at May 31, 1999                            --     $      --        161,035      $      --       18,932,779      $   19,000
                                            =========     =========      =========      =========       ==========      ==========



See accompanying notes to consolidated financial statements.

                                       45a

(page 2 of 2)
                                            PACIFIC AEROSPACE & ELECTRONICS, INC.
                                                       AND SUBSIDIARIES

                                       Consolidated Statements of Stockholders' Equity

                                           Years ended May 31, 1997, 1998 and 1999


                                                                       Accumulated
                                                                             other
                                                       Additional          compre-                                     Total
                                                          paid-in          hensive          Accumulated        stockholders'
                                                          capital             loss             deficit                equity
                                                       ----------       ----------          ----------            ----------
Balance at May 31, 1996                                19,094,000               --          (6,563,000)           12,539,000
Sale of common stock                                    5,347,000               --                  --             5,349,000
Issuance of warrants                                       16,000               --                  --                16,000
Issuance of common stock
   in connection with an acquisition                    1,552,000               --                  --             1,552,000
Sale of preferred stock for cash                        4,481,000                                   --             4,481,000
Net income                                                     --               --           1,682,000             1,682,000
                                                       ----------       ----------          ----------            ----------
Balance at May 31, 1997                                30,490,000               --          (4,881,000)           25,619,000
Issuance of common stock                                   13,000               --                  --                13,000
Sale of common stock for cash                           2,222,000               --                  --             2,223,000
Increase in preferred stock,
    net of issuance costs                               9,260,000               --                  --             9,260,000
Issuance of warrants                                      444,000               --                  --               444,000
Exercise of warrants for cash,
   net of tax effects of $99,000                        3,723,000               --                  --             3,724,000
Issuance of common stock on
   conversion of convertible notes
   and accrued interest of $154,000                     5,518,000               --                  --             5,519,000
Exercise of options for cash                               53,000               --                  --                53,000
Issuance of common stock on
   conversion of preferred stock                           (1,000)               --                 --                    --
Unrealized losses on available
   for sale securities                                         --         (436,000)                 --              (436,000)
Issuance of common stock
   in connection with an acquisition                    6,108,000               --                  --             6,109,000
Net income                                                     --               --           3,614,000             3,614,000
                                                       ----------       ----------          ----------            ----------
Balance at May 31, 1998                                57,830,000         (436,000)         (1,267,000)            56,142,00
Issuance of preferred stock, net of
   issuance costs of $370,000                           6,630,000               --                  --             6,630,000
Issuance of common stock for services                   1,769,000               --                  --             1,770,000
Cancellation of warrants                                 (360,000)              --                  --              (360,000)
Valuation of available for
   sale securities                                             --          436,000                  --               436,000
Foreign currency translation adjustment
   net of tax effect of $587,000                               --       (1,140,000)                 --            (1,140,000)
Issuance of common stock on
conversion of Series B preferred stock                         --               --                  --                    --
Issuance of common stock under
   employee stock purchase plan, net
   of related expense of $4,000                            72,000               --                  --                72,000
Sale of common stock for cash, net of
   issuance costs of $344,000                           4,823,000               --                  --             4,826,000
Common shares redeemed in
connection with a prior acquisition                    (1,488,000)              --                  --            (1,488,000)
Net loss                                                       --               --         (12,869,000)          (12,869,000)
                                                       ----------       ----------          ----------            ----------
Balance at May 31, 1999                                69,276,000       (1,140,000)        (14,136,000)           54,019,000
                                                       ===========      ==========          ==========            ==========


See accompanying notes to consolidated financial statements.

                                       45b

                                         PACIFIC AEROSPACE & ELECTRONICS, INC.
                                                    AND SUBSIDIARIES

                                         Consolidated Statements of Cash Flows

                                        Years ended May 31, 1997, 1998 and 1999


                                                                              1997              1998              1999
                                                                    --------------    --------------    --------------
Cash flow from operating activities:
    Net income (loss)                                               $    1,682,000         3,614,000       (12,869,000)
    Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
         Depreciation and amortization                                   1,358,000         2,204,000         6,705,000
         Amortization of deferred finance costs                                 --                --           664,000
         Allowance on note receivable and guarantees                            --           250,000         2,884,000
         Unrealized loss on investment                                          --                --         4,943,000
         Loss on restructuring of note receivable                               --         1,038,000                --
         Loss recorded on impairment of long lived assets                       --                --         3,275,000
         Loss on sale of property, plant and equipment                          --                --            86,000
         Director compensation paid in common stock                         44,000            13,000                --
         Consulting services paid through issuance of
            stock options and warrants                                       6,000           139,000                --
         Federal income tax benefit                                             --        (1,200,000)       (4,287,000)
    Changes in operating assets and liabilities:
       Accounts receivable                                              (1,774,000)       (2,286,000)         (121,000)
       Inventories                                                      (1,951,000)       (3,387,000)        2,751,000
       Prepaid expenses and other current assets                          (178,000)          474,000          (421,000)
       Other assets                                                         44,000        (1,176,000)        1,077,000
       Accounts payable, accrued liabilities and other liabilities         557,000         1,911,000        (5,059,000)
                                                                    --------------    --------------    --------------
              Net cash provided by (used in) operating activities         (212,000)        1,594,000          (372,000)
                                                                    --------------    --------------    --------------
Cash flow from investing activities:
    Sale (purchase) of certificate of deposit                           (1,000,000)        1,000,000                --
    Proceeds from stock subscription receivable                          1,030,000                --                --
    Acquisition of property, plant and equipment                        (2,100,000)       (6,509,000)       (8,040,000)
    Proceeds from sale of property, plant and equipment                         --                --           104,000
    Acquisition of subsidiaries                                                 --        (4,318,000)      (69,752,000)
    Acquisition of patents                                                      --                --          (128,000)
    Acquisition of investment                                                   --          (742,000)               --
    Issuance of notes receivable                                                --        (6,261,000)       (1,458,000)
    Payments received on note receivable from related party                 58,000           125,000                --
                                                                    --------------    --------------    --------------
              Net cash used in investing activities                     (2,012,000)      (16,705,000)      (79,274,000)
                                                                    --------------    --------------    --------------
Cash flow from financing activities:
    Net repayments under line of credit                                 (1,224,000)         (358,000)       (1,511,000)
    Decrease in restricted cash                                          1,000,000                --                --
    Proceeds from long-term debt and convertible notes                     237,000        10,125,000         1,442,000
    Payments on long-term debt and capital leases                       (5,686,000)       (1,503,000)       (5,752,000)
    Proceeds from sale of common stock, net                              5,739,000         2,223,000         4,898,000
    Proceeds from sale of preferred stock, net                           4,481,000         9,260,000         6,630,000
    Proceeds from issuance of senior subordinated notes, net                    --                --        71,731,000
    Proceeds from exercise of stock options and warrants                        --         3,777,000                --
    Payment of financing costs                                                  --                --        (1,013,000)
                                                                    --------------    --------------    --------------
              Net cash provided by financing activities                  4,547,000        23,524,000        76,425,000
                                                                    --------------    --------------    --------------
Effect of exchange rates on cash                                                --                --          (106,000)
                                                                    --------------    --------------    --------------
              Net increase (decrease) in cash
                 and cash equivalents                                    2,323,000         8,413,000        (3,327,000)
Cash and cash equivalents at beginning of year                             725,000         3,048,000        11,461,000
                                                                    --------------    --------------    --------------
Cash and cash equivalents at end of year                            $    3,048,000        11,461,000         8,134,000
                                                                    ==============    ==============    ==============


See accompanying notes to consolidated financial statements.

                                         PACIFIC AEROSPACE & ELECTRONICS, INC.
                                                    AND SUBSIDIARIES

                                    Consolidated Statements of Cash Flows, Continued

                                        Years ended May 31, 1997, 1998 and 1999


                                                                              1997              1998              1999
                                                                    --------------    --------------    --------------
Supplemental cash flow: Cash paid during the year for:
      Interest                                                      $      613,000           712,000         5,296,000
      Federal income taxes                                                  18,000           521,000           411,000
    Acquisition of subsidiaries:
      Fair value of assets acquired and resulting
        goodwill, excluding cash                                         1,928,000        10,034,000        86,593,000
      Liabilities assumed                                                  482,000         3,925,000        16,811,000
      Common stock issued                                                1,446,000         6,109,000                --
    Noncash investing and financing activities:
      Seller financed acquisition of property, plant
        and equipment                                                      639,000         3,336,000           241,000
      Seller financed acquisition of patents                                35,000                --                --
      Conversion of notes and accrued interest to
        common stock                                                            --         5,519,000                --
      Restructuring of certain notes receivable for
        an investment in common stock                                           --         6,053,000                --
      Property, plant, and equipment included in
        accounts payable                                                        --           445,000                --
      Deferred portion of common stock issued for
        consulting services                                                     --           305,000                --
      Long-term debt retired through acquisition
        of subsidiary                                                           --           139,000                --
      Reclassification of property, plant and equipment to
        other assets                                                            --                --         1,217,000
                                                                    ==============    ==============    ==============


See accompanying notes to consolidated financial statements.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999


(1)      Description of Business and Basis of Presentation

(a)      Description of Business

         Pacific Aerospace & Electronics, Inc., headquartered in Wenatchee, Washington, is an international engineering and manufacturing company which develops, manufactures and markets high performance electronic and metal components and assemblies for the aerospace, defense, electronics and transportation industries. The consolidated financial statements include the accounts of Pacific Aerospace & Electronics, Inc. and its wholly-owned subsidiaries (collectively, the "Company").


(b)      Basis of Presentation

         These consolidated financial statements are prepared in accordance with generally accepted accounting principles (GAAP) in the United States (U.S.) and present the financial position, results of operations and changes in financial position of the Company and its subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

         Certain 1997 and 1998 amounts have been reclassified to conform with the 1999 presentation.


(2)      Summary of Significant Accounting Principles


(a)      Cash and Cash Equivalents

         Cash and cash equivalents consist of cash, demand deposits with banks and highly liquid investments with maturity dates at purchase of three months or less.


(b)      Inventories

         Inventories are stated at the lower of cost, primarily determined by the first-in, first-out method, or market (replacement cost for raw materials and net realizable value for work in progress and finished goods).


(c)      Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Property, plant and equipment under capital leases are stated at the lower of the fair market value of the assets or the present value of minimum lease payments at the inception of the leases.

         Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the owned assets ranging from 5 years for certain machinery and equipment to 40 years for certain buildings. Property, plant and equipment held undercapital leases are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the lease terms, ranging from 7 to 10 years.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


         Expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in other income or expense.


(d)      Investment

         At May 31, 1998 and 1999, the Company had an investment in the common stock, registered and unregistered shares, of a public company of less than 20%. The investment is classified as an available-for-sale security in accordance with Statements of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, and is reported at fair value, with temporary unrealized gains and losses excluded from the statements of operations and reported as a separate component of stockholders' equity. Unrealized losses which are determined to be other-than-temporary are included in other income or expense in the statements of operations. Fair value of the registered shares of common stock at May 31, 1998 and 1999, and unregistered shares at May 31, 1998 is determined as the quoted value of the stock in the over-the-counter market, without any discounts for large blocks or unregistered shares. Fair value of the unregistered shares at May 31, 1999 is determined based on expected net realizable value. There is no assurance that such values will be realizable upon liquidation or sale.


(e)      Intangible Assets

         Costs in excess of net book value of acquired subsidiaries are amortized using the straight-line method over a period ranging from 15 to 40 years from the date of acquisition.

         Purchased patents are recorded at cost. Developed patents are recorded at the value of the related compensation awarded. Patents are amortized using the straight-line method over the estimated useful lives of the patents ranging from 10 to 17 years.

         Deferred financing costs were incurred in connection with the Senior Subordinated Note offering and are being amortized using the straight-line method over the seven year life of the notes.


(f)      Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

         Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


(g)      Revenue Recognition

         Revenue is recognized when products are shipped to customers and when services are earned.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


(h)      Research and Development

         Research and development costs are expensed as incurred and are included in cost of sales.


(i)      Income Taxes

         The Company follows the asset and liability method of accounting for income taxes. Under the asset and liability method of accounting for income taxes, deferred tax assets and liabilities are recognized based on the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.


(j)      Stock-Based Compensation

         The Company follows the provisions of SFAS No. 123, Accounting for Stock-Based Compensation. This statement permits a company to choose either a new fair-value method or the Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, intrinsic-value based method of accounting for stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosure of net income
         (loss) and earnings (loss) per share computed as if the fair-value based method had been applied in financial statements of companies that continue to account for such arrangements under APB Opinion No. 25. The Company has elected to continue to record stock-based compensation using the APB Opinion No. 25 intrinsic-value-based method and, therefore, the adoption of SFAS No. 123 has not impacted the Company's financial positions, results of operations, or liquidity.

(k)      Net Income (Loss) Per Share

         Basic income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted income
         (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period using the treasury stock method. As the Company had a net loss for the year ended May 31, 1999, basic and diluted net loss per share are the same.

(l)      Foreign Currency

         The functional currency of the Company's foreign subsidiaries is the local currency of the country in which the subsidiary is incorporated. Assets and liabilities of foreign operations are translated into U.S. dollars using rates of exchange in effect at the end of the reporting period. Income and expense accounts are translated into U.S. dollars using average rates of exchange during the reporting period. The net gain or loss resulting from translation is shown as a foreign currency translation adjustment and is included in accumulated other comprehensive income (loss) in stockholders' equity. Gains and losses from foreign currency transactions are included in other income or expense in the consolidated statements of operations. There were no significant foreign currency transaction gains or losses for the years ended May 31, 1997, 1998 and 1999.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


(m)      Comprehensive Income (Loss)

         On June 1, 1998, the Company adopted the provisions of SFAS No. 130, Reporting Comprehensive Income, which establishes standards for the reporting and disclosure of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of consolidated financial statements. The Company's comprehensive income (loss) primarily consists of the valuation of available-for-sale securities and foreign currency translation adjustments.


(n)      Use of Estimates

         The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(o)      New Accounting Pronouncements

         In April 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. This accounting standard, which is effective for fiscal years beginning after December 15, 1998, requires that certain costs of start-up activities and organization costs be expensed as incurred. The adoption of SOP 98-5 is not expected to have a material effect on the Company's financial position or results of operations.

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires the recognition of all derivatives in the consolidated balance sheet as either assets or liabilities measured at fair value. SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137 which delays implementation of SFAS No. 133 until fiscal years beginning after June 15, 2000. The adoption of SFAS No. 133 is not expected to have a material effect on the Company's financial position or results of operations.


(3)      Segment Information and Concentration of Risk

         The Company is organized into three operational segments, "U.S. Aerospace," "European Aerospace," and "U.S. Electronics." The
         Aerospace segments are primarily comprised of machined and cast metal product operations. Net sales of the Aerospace segments include sales to customers in the aerospace, defense and transportation industries. Net sales of the Electronics segment also include sales to customers in the aerospace and defense industries. Historically, these segments have been cyclical and sensitive to general economic and industry specific conditions. In particular, the aerospace industry, in recent years, has been adversely affected by a number of factors, including reduced demand for commercial aircraft, a decline in military spending, postponement of overhaul and maintenance of aircraft, increased fuel and labor costs, increased regulations, intense price competition, among other factors. In addition, there is no assurance that general economic conditions will not lead to a downturn in demand for core components and products of the Company, in each of its operational segments.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


         Presented below is the Company's operational segment information. In addition, all operational segments identified as "U.S." and the Corporate are located within the U.S. while the operations and assets of the "European Aerospace" segment are located within the United Kingdom. Identifiable assets are those assets used in the Company's operations in each segment, and do not include advances or loans between the business segments. Corporate assets are identified below, and no allocations were necessary for assets used jointly by the segments.

         Year ended May 31, 1997:

                                                                                  Corporate,
                                             U.S.      European          U.S.     other and
                                        Aerospace     Aerospace   Electronics  eliminations         Total
                                     ------------  ------------  ------------  ------------  ------------
        Net sales to customers       $ 22,949,000            --    11,226,000            --    34,175,000
        Net sales between
            segments                      151,000            --            --      (151,000)           --
        Income (loss) from
            operations                  1,043,000            --     2,203,000    (1,299,000)    1,947,000
        Identifiable assets            21,011,000            --    11,419,000     3,322,000    35,752,000
        Capital expenditures            1,961,000            --       778,000            --     2,739,000
        Depreciation and
            amortization                  897,000            --       461,000            --     1,358,000
        Interest income                    13,000            --            --       113,000       126,000
        Interest expense                  297,000            --       131,000        82,000       510,000


       Year ended May 31, 1998:

                                                                                  Corporate,
                                             U.S.      European          U.S.     other and
                                        Aerospace     Aerospace   Electronics  eliminations         Total
                                     ------------  ------------  ------------  ------------  ------------
        Net sales to customers       $ 34,146,000            --    19,953,000            --    54,099,000
        Net sales between
            segments                      162,000            --         5,000      (167,000)           --
        Income (loss) from
            operations                  4,665,000            --     2,454,000    (2,379,000)    4,740,000
        Identifiable assets            29,761,000            --    28,943,000    19,876,000    78,580,000
        Capital expenditures            4,212,000            --     1,333,000     4,745,000    10,290,000
        Depreciation and
            amortization                1,301,000            --       855,000        48,000     2,204,000
        Interest income                        --            --        46,000        64,000       110,000
        Interest expense                  381,000            --       104,000       380,000       865,000

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


       Year ended May 31, 1999:

                                                                                  Corporate,
                                             U.S.      European          U.S.     other and
                                        Aerospace     Aerospace   Electronics  eliminations         Total
                                     ------------  ------------  ------------  ------------  ------------
        Net sales to customers       $ 31,096,000    52,814,000    23,456,000            --   107,366,000
        Net sales between
            segments                      239,000            --            --      (239,000)           --
        Income (loss) from
            operations                  2,148,000     6,983,000    (1,281,000)   (3,886,000)    3,964,000
        Identifiable assets            26,655,000    90,125,000    21,735,000    20,212,000   158,727,000
        Capital expenditures            1,681,000     1,556,000     2,332,000     2,712,000     8,281,000
        Depreciation and
            amortization                1,659,000     3,170,000     1,684,000       192,000     6,705,000
        Interest income                        --        17,000        19,000       496,000       532,000
        Interest expense                  419,000     3,516,000       202,000     4,535,000     8,672,000

         The Company had net sales to two customers, each comprising greater than 10% of net sales, aggregating 43% and 45% in the years ended May 31, 1997 and 1998, respectively. The Company had net sales to one customer comprising greater than 10% of net sales, aggregating 13% in the year ended May 31, 1999.

         The Company had accounts receivable from two customers, each comprising greater than 10% of accounts receivable, aggregating 25% in the year ended May 31, 1998. The Company had accounts receivable from one customer comprising greater than 10% of accounts receivable, aggregating 11% in the year ended May 31, 1999.

         Credit is extended to customers based on an evaluation of their financial condition and collateral is generally not required.

         The Company currently purchases aluminum and other raw materials from a limited number of suppliers. Although there are a limited number of potential suppliers of such raw materials, management believes that other suppliers could provide these raw materials on comparable terms. A change in suppliers, however, could cause a delay in manufacturing, increased costs, and a possible loss of sales, which could have a material adverse effect on the manufacturing and delivery of the Company's products. The Company purchased $2,570,000, $2,723,000 and $6,570,245 from one supplier during the years ended May 31, 1997, 1998 and 1999, respectively.

         The Company purchases other raw materials, of lesser significance, which are available from a limited number of suppliers.

         At May 31, 1999, the Company had purchase commitments for raw materials aggregating $4,414,000 and equipment aggregating $881,000.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


(4)      Business Acquisitions

         In April 1997, the Company acquired all of the assets and assumed certain liabilities of Northwest Technical Industries, Inc. The asset purchase price consisted of 477,540 shares of the Company's common stock valued at $1,552,000. Costs in excess of net book value of $270,000 were recorded as a result of this acquisition.

         Effective for accounting purposes in February 1998, the Company acquired substantially all of the assets and assumed certain liabilities of PCC Composites, Inc.'s operating unit, Balo Precision Parts. The purchase price consisted of $2.25 million in cash and resulted in costs in excess of net book value of $1,029,000.

         Effective for accounting purposes in March 1998, the Company acquired substantially all assets and certain liabilities of Electronic Specialty Corporation and its wholly-owned subsidiary, Displays & Technologies, Inc. (collectively "ESC"). The purchase price consisted of $2.0 million in cash, 923,304 shares of the Company's common stock valued at $6,109,000, and acquisition costs of $77,000 for a total of $8,186,000.

         The purchase price and related acquisition costs were allocated as follows:

         Current assets                                    $  4,066,000
         Equipment                                            4,364,000
         Other non-current assets                                50,000
         Cost in excess of net book value                     3,631,000
         Liabilities assumed                                 (3,925,000)
                                                           ------------

                  Total                                    $  8,186,000
                                                           ============

         During the year ended May 31, 1999, the Company made claims against the previous owner of ESC based on certain representations and warranties in the purchase agreement. In April 1999, the previous owner of ESC agreed to return 225,000 of the Company's common shares previously received in the acquisition.

         In July 1998, the Company purchased all of the outstanding stock of Aeromet International PLC (Aeromet). The purchase price consisted of (pound)42,000,000 (approximately $68,875,000) in cash and acquisition costs of $542,000 for a total of $69,417,000.

         The purchase price and related acquisition costs were allocated as follows:

         Current assets                                    $ 27,529,000
         Equipment                                           18,177,000
         Cost in excess of net book value                    39,884,000
         Liabilities assumed                                (16,173,000)
                                                           ------------

                  Total                                    $ 69,417,000
                                                           ============

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


          The business combinations described above have been accounted for using the purchase method. Accordingly, assets and liabilities have been recorded at their fair value at acquisition date. Operating results of these acquired companies are included in the Company's consolidated statements of operations from the respective acquisition dates.

          The following summary, prepared on a pro forma basis, presents the unaudited consolidated condensed results of operations of the Company, as if the aforementioned business acquisitions were made as of the first day of the immediately preceding fiscal year in which the entity was acquired. There are no material adjustments which impact the summary.

                                                                            Year ended May 31
                                                                               (unaudited)
                                                                     -------------------------------
                                                                               1998             1999
                                                                     --------------   --------------
           Net sales                                                 $  119,798,000      117,368,000
           Income from operations                                         6,278,000        4,096,000
           Net income (loss)                                              1,118,000      (14,286,000)

           Net income (loss) per share:
               Basic                                                           0.08            (0.82)
               Diluted                                                         0.08            (0.82)
           Shares used in computation of net income (loss) per share:
               Basic                                                     13,287,961       17,359,491
               Diluted                                                   14,407,945       17,359,491

          The pro forma results are not necessarily indicative of the actual results of operations that would have occurred had the transactions been consummated as of the date indicated nor are they intended to indicate results that may occur in the future.


(5)      Inventories

         Inventories at May 31 consist of the following:

                                                       1998             1999
                                             --------------   --------------
           Raw materials                     $    5,789,000        7,374,000
           Work in progress                       5,683,000       11,478,000
           Finished goods                         4,712,000        5,764,000
                                             --------------   --------------

                                             $   16,184,000       24,616,000
                                             ==============   ==============

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


(6)      Property, Plant and Equipment

         Property, plant and equipment, including assets under capital lease arrangements, at May 31 consist of the following:

                                                                               1998             1999
                                                                     --------------   --------------
           Land                                                      $    1,171,000        2,028,000
           Buildings                                                      4,380,000        8,765,000
           Leasehold improvements                                         1,738,000        2,285,000
           Machinery and equipment                                       18,331,000       38,687,000
           Furniture and fixtures                                         2,494,000        3,099,000
                                                                     --------------   --------------

                                                                         28,114,000       54,864,000
           Less accumulated depreciation and amortization                 5,108,000       10,295,000
                                                                     --------------   --------------

                                                                         23,006,000       44,569,000
           Construction and purchases in progress                         3,329,000          710,000
                                                                     --------------   --------------

                                                                     $   26,335,000       45,279,000
                                                                     ==============   ==============


         The Company recognized depreciation of property, plant and equipment of $1,103,000, $1,851,000 and $5,448,000 during the years ended May 31,
         1997, 1998 and 1999, respectively.

         Included in property, plant and equipment are costs of $1,402,000 and $3,244,000 and related accumulated amortization of $208,000 and $893,000 recorded under capital leases at May 31, 1998 and 1999, respectively.


(7)      Notes Receivable from Related Parties

         At May 31, 1999, the Company had notes receivable from two individual entities in which the Company has entered into signed letters of intent to purchase. The first, which is due on demand subsequent to December 15, 1999, allows for a maximum draw of $1.5 million and bears interest at a fixed rate of 7.5%. The note had an outstanding balance of $735,000 at May 31, 1999. The second note, which is due on demand, allows for a maximum draw of $750,000 and bears interest at a fixed rate of 7.5%. The note had an outstanding balance of $723,000 at May 31, 1999. The Company to which the second note relates was acquired subsequent to year-end (see note 24). Each note is secured by substantially all of the assets of the respective entity. The Company has classified these notes as noncurrent at May 31, 1999.

         See note 8 for a discussion of the related party note receivable at May 31, 1998.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


(8)      Investments

         At May 31, 1998 and 1999, the Company held an interest in the common stock, registered and unregistered shares of a public company of less than 20%. The investment consists of shares which were purchased on the open market and shares which were obtained in conjunction with the settlement of certain outstanding notes receivable from the public company under an April 1998 restructuring agreement. Under the restructuring agreement, the public company agreed to convert notes, previously issued to the Company by the public company and its subsidiaries, into shares of the public company stock at $2.00 per share. In addition, the public company agreed to grant the Company demand registration rights for those shares and, in the event of an underwritten public offering, piggyback registration rights, which will be effective after the earliest of (a) the closing of the public company's third round of financing, or (b) the first anniversary of the closing of the restructuring agreement. The Company also agreed to continue guaranteeing the public company's credit facility of $1.3 million and an equipment lease of $373,000.

         As of May 31, 1998, the Company recorded a temporary unrealized loss, included in stockholders' equity, on the shares of $436,000. During the year ended May 31, 1999, the Company determined that the decline of the stock price was other than a temporary decline in the fair value and recorded a loss of $4,943,000 which included the previous temporary unrealized loss and is included in other expense. At May 31, 1999, the registered shares are valued at the quoted market price while the unregistered shares are valued at expected net realizable value. In addition, the Company recorded an allowance for certain expenses and the guarantee of the public company's line of credit totaling approximately $2 million which has been included in other expense. In the restructuring agreement, the public company also agreed to purchase certain other notes and interests of the Company (including warrants and interests in a lawsuit and bankruptcy action) for a $950,000 promissory note from the public company. The note accrues interest at 8% per annum, requires interest-only payments for the first year, and requires fully amortizing monthly payments of principal plus interest for the final four years of the note. As of May 31, 1999, the Company has not received the scheduled principal or interest payments as outlined in the note. As a result, the Company has fully reserved the note and related interest receivable as of May 31, 1999.

         Certain of the Company's officers were directors of the public company through June 1997, and certain of the Company's former directors were also directors of the public company through January 1998. In addition, certain officers of the Company were individual shareholders of the public company until such shares were sold in May 1998. Certain directors and officers of the Company personally guaranteed certain debt of the public company until July 1997.


(9)      Credit Facility

         The Company has a credit facility with a bank consisting of (a) a revolving working capital line of credit of up to $6,300,000 which expires in September 1999 (the "Line of Credit"), (b) a capital equipment acquisition credit facility of up to $2,000,000 which expires in June 2008 (the "Equipment Line"), and (c) a term loan of approximately $700,000 which expires in March 2008 (the "Construction Loan"). As of May 31, 1999, the Equipment Line had an outstanding balance of $1,184,000 and the Line of Credit and Construction Loan had an outstanding balance of $685,000. Borrowings under the credit facilities bear interest at variable rates ranging from 6.94% to 7.19% at May 31, 1999, and are secured

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


         by inventories, accounts receivable, and certain equipment and building improvements. The agreement contains restrictive covenants related to working capital, net worth and debt service coverage. Management believes the Company is in compliance with these covenants at May 31, 1999.

         The Company also has a (pound)4,500,000 line of credit with a bank in the U.K. which expires in July 1999. Borrowings under the line of credit bear interest at variable rates (7% at May 31, 1999). At May 31, 1999, there were no borrowings outstanding on the line of credit.

         In connection with the acquisition of ESC, the Company assumed a revolving working capital line of credit. The outstanding balance at May 31, 1998 was $1,511,000. Subsequent to May 31, 1998, the line of credit balance was repaid in full and was not renewed.


(10)     Long-Term Debt

         Long-term debt at May 31 consists of the following:

                                                                                                  1998                 1999
                                                                                    ------------------   ------------------
         Industrial revenue bond payable to a bank in monthly installments of
             $19,200, including interest at 8.12%, through July 2004                $        1,108,000              961,000
         Note payable to a bank in monthly installments of $7,000, including interest at LIBOR plus 2% (6.94% at May 31, 1999), with the
             remaining principal balance due in full in March 2008                             712,000              685,000
         Subordinated note payable to the City of Entiat in monthly installments of $7,300, including interest at 8%, with the
             principal balance due in full in May 2001                                         505,000              457,000
         Note payable to bank in monthly principal installments of $5,000 plus interest at the 30-day commercial paper rate plus 3.25% (8.75% at
             May 31, 1999) through March 31, 2003                                              265,000              205,000
         Notes payable to a pension fund and others, with interest at 6.75%,
             repaid in full during the year ended May 31, 1999                               4,050,000                   --
         Notes payable to a financing company for certain equipment in aggregate monthly installments of $58,000, including interest at
             9% to 10.9%, with maturity dates through 2004                                   2,685,000            2,220,000
         Other notes payable for vehicles and certain equipment in aggregate monthly installments of $30,000, including interest at 7.9% to
             10.9% with maturity dates through December 2003                                   761,000              786,000
         Note payable to a bank in monthly installments of $10,127, including interest at LIBOR plus 2.25% (7.19% at May 31, 1999) through June
             2008                                                                                   --            1,184,000
                                                                                    ------------------   ------------------

                                                                                            10,086,000            6,498,000

         Less current portion                                                                1,027,000            1,278,000
                                                                                    ------------------   ------------------

                    Long-term debt, net of current portion                          $        9,059,000            5,220,000
                                                                                    ==================   ==================

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


         The industrial revenue bond agreement and a certain note payable to a bank require, among other items, that the Company maintain minimum working capital, tangible net worth and debt to tangible net worth ratios. Management believes the Company is in compliance with these covenants at May 31, 1999.

         Scheduled principal maturities of long-term debt at May 31, 1999 are as follows for each of the following fiscal year-ends:

              2000                              $    1,278,000
              2001                                   1,083,000
              2002                                     981,000
              2003                                     861,000
              2004                                     601,000
              Thereafter                             1,694,000
                                                --------------

                                                $    6,498,000
                                                ==============


        Long-term debt is secured by substantially all assets of the Company and, in certain circumstances, through personal guarantees of certain stockholders.


(11)   Senior Subordinated Notes Payable

       In July 1998, the Company completed a $75 million debt offering of 11 1/4% Senior Subordinated Notes (the Notes) due in August 2005 (the Offering). The Notes are unconditionally guaranteed on a senior subordinated basis by the Company's U.S. subsidiaries. The net proceeds from the Offering were used to finance the acquisition of Aeromet.

       Interest on the Notes is payable semiannually on February 1 and August 1 of each year, commencing February 1, 1999. The Notes may be redeemable at the option of the Company, in whole or in part, on or after August 1, 2003 at the redemption price as defined in the agreement. In addition, on or before August 1, 2001, the Company may redeem up to 20% of the Notes at a redemption price of 111.25% of the principal amount plus accrued and unpaid interest.

       Under provisions of the indenture applicable to the Notes, the Company is limited in its ability to incur additional indebtedness or issue Disqualified Capital Stock, pay dividends or make other distributions, create certain liens on assets, sell certain assets and stock of subsidiaries, enter into certain transactions with affiliates, and effect certain mergers and consolidations. The Company is also subject to certain restrictive covenants and is required to maintain certain financial ratios in connection with the Notes. Management believes the Company is in compliance with these covenants at May 31, 1999.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


(12)     Leasing Arrangements


(a)      Capital Leases

         The Company leases certain property, plant and equipment under capital lease agreements that expire at various dates through 2008. Capital lease obligations are secured by the underlying leased assets. Aggregate minimum payments to be made under these agreements at May 31, 1999 are as follows for each of the following fiscal year-ends:

             2000                                  $           475,000
             2001                                              484,000
             2002                                              374,000
             2003                                              316,000
             2004                                              290,000
             Thereafter                                        444,000
                                                   -------------------

                                                             2,383,000

             Less amounts representing interest
                  ranging from 6% to 16%                       471,000
                                                   -------------------

                  Present value of net minimum
                      capital lease obligations              1,912,000

             Less current portion                              297,000
                                                   -------------------

                  Capital lease obligations, less
                       current portion             $         1,615,000
                                                   ===================

(b)      Operating Leases

         The Company leases certain property, plant and equipment under operating lease agreements that expire at various dates through June 2026. Aggregate minimum rental payments to be made under these agreements at May 31, 1999 are as follows for each of the following fiscal year-ends:

             2000                                  $         3,417,000
             2001                                            3,329,000
             2002                                            2,922,000
             2003                                            2,896,000
             2004                                            2,669,000
             Thereafter                                     26,134,000
                                                   -------------------

                                                   $        41,367,000
                                                   ===================

         Total rent expense during the years ended May 31, 1997, 1998 and 1999 amounted to $475,000, $788,000 and $3,356,000, respectively.


(13)     Convertible Notes

         In August 1997, the Company closed a private offering of $5,800,000, before expenses of $435,000, in convertible promissory notes (the "Convertible Notes") to two accredited investors. The Company

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


         subsequently filed a registration statement, which was declared effective, registering for resale up to 1,720,690 shares of common stock issuable upon conversion of the Convertible Notes. As of May 31, 1998, all of the Convertible Notes had been converted into 1,405,018 shares of common stock.


(14)     Common Stock

         In July 1996, the Company conducted a public offering of 2,250,000 units at a price of $3.125 per unit. At May 31, 1997, 1998 and 1999, all of these warrants were outstanding. In addition, the Company issued warrants to two underwriters for the purchase of an additional 225,000 units at $3.75 per unit. Each unit is composed of one share of the Company's common stock and a warrant to purchase one share of the Company's common stock. The warrants entitled the holder to purchase one share of common stock at $4.6875 per share, exercisable any time through July 2001. The Company incurred a total of $1,726,000 in costs related to the offering. The costs incurred were charged against the proceeds of the stock offering in the year ended May 31, 1997. During the year ended May 31, 1998, 45,000 of the underwriter's warrants were exercised for 45,000 units. No warrants were exercised during the year ended May 31, 1999.

         In November 1997, the Company closed a private offering of $6,408,000, before expenses of $320,000, in common stock and notes payable to three accredited investors. The Company subsequently filed a registration statement, which was declared effective, registering for resale the 524,000 shares of common stock sold in the offering. The outstanding balance of the notes payable was repaid in full during the year ended May 31, 1999.

         In November 1998, the Company sold 2,585,000 shares of its common stock at $2.00 per share, in a private offering to institutional investors. Proceeds from the offering totaled $5,170,000 before expenses of $341,000.


(15)     Convertible Preferred Stock


 (a)     Series A Convertible Preferred Stock

         In February 1997, the Company sold 50,000 shares of Series A convertible preferred stock (Series A) in a private placement for $5,000,000, and incurred related offering costs of $519,000, resulting in net proceeds of $4,481,000. At May 31, 1998, all of the shares of Series A had been converted into 1,494,593 shares of common stock.


 (b)     Series B Convertible Preferred Stock

         In May 1998, the Company sold 100,000 shares of Series B convertible preferred stock (Series B) for $100 per share, and issued warrants to purchase 138,888 shares of common stock, in a private offering, which resulted in gross proceeds of $10.0 million, less related offering costs of $740,000 for net proceeds of $9,260,000. In addition, the purchasers deposited $7.0 million in an escrow account which, subsequent to the closing of the purchase of Aeromet, was exchanged by the Company for 70,000 additional shares of Series B and additional warrants to purchase 97,221 shares of common stock. Net proceeds to the Company, subsequent to offering costs of $369,000, were $6,631,000.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


         Upon conversion of shares of Series B, the holder will receive the number of shares of common stock equal to $100 divided by the then applicable conversion price of the Series B. The conversion price of the Series B at May 31, 1999 is equal to the lower of (a) $7.20 per share, or (b) the average of the three lowest closing bid prices per share of the common stock over the 22 trading days before conversion. No holder of Series B is entitled to voluntarily convert Series B that would cause the holder to own more than 9.9% of the Company's total outstanding common stock at any one time. Any Series B outstanding on May 2003 will be automatically converted into common stock at the then-applicable conversion price.

         Series B has a liquidation preference equal to the greater of the sum of $100 per Series B share and any declared but unpaid dividends or the amount the holder would be entitled to if the Series B were converted to common stock at the then applicable conversion rate. Dividends on Series B are based on the discretion of the board of directors and no dividends on the Series B have been declared or paid as of May 31, 1999. If a dividend is declared or paid on common stock, other than in shares of common stock, Series B holders are entitled to a dividend per share of Series B equal to the amount which would be received as if the Series B were converted to common stock at the then applicable conversion rate. The Company may redeem the Series B at a redemption price of $115 per share under certain circumstances.

         As of May 31, 1999, 8,965 shares of Series B have been converted into 545,114 shares of common stock.


(16)     Warrants

         The Company periodically issues warrants to purchase common shares in connection with preferred stock, debt and certain consulting services. A summary of the Company's warrants, excluding warrants issued in connection with the public offering in July 1996, is as follows:

                                                                          Weighted average
                                                            Warrants      price of shares
                                                   ------------------   ------------------
      Balance at May 31, 1996 and 1997                        497,500   $             4.34
      Granted                                               1,928,888                 4.74
      Exercised                                              (750,000)                4.61
                                                   ------------------   ------------------

      Balance at May 31, 1998                               1,676,388                 4.36

      Granted                                                  97,221                 7.20
      Canceled                                             (1,290,000)                4.62
                                                   ------------------   ------------------

      Balance at May 31, 1999                                 483,609                 4.24
                                                   ==================   ==================

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


         The following summarizes warrants outstanding, excluding warrants issued in connection with the public offering in July 1996, at May 31, 1999:

                                               Weighted
                                                average
                                               remaining       Weighted
                  Range of         Number     contractual       average        Number
              exercise prices   outstanding      life       exercise price   exercisable
              ---------------   -----------   -----------   --------------   -----------
              $   2.00 - 4.00       210,000    3.69 years        2.35            210,000
                  4.01 - 6.00        37,500    2.00 years        4.80             37,500
                  6.01 - 8.00       236,109    4.00 years        7.20            236,109
                                -----------
                                    483,609
                                ===========

(17)     Compensation Plans


(a)      Long-Term Investment and Incentive Plan

         The Company has a long-term stock investment and incentive plan (Option
         Plan) under which directors, officers, key employees and other key individuals may be awarded stock options, stock appreciation rights, stock and cash bonuses, restricted stock, or performance units. Under the Option Plan, the exercise price of options issued is not less than fair-market value at the date of grant. Options expire ten years from the grant date.

         As of May 31, 1997, 1998 and 1999, the Company had not issued any stock appreciation rights, stock and cash bonuses, restricted stock, or performance units under the Option Plan.

         As the Company applies APB Opinion No. 25 and related interpretations in accounting for its Option Plan, no compensation costs have been recognized for stock options issued to employees. Had compensation costs for stock options been determined consistent with SFAS No. 123, the results of the Company would have been adjusted to the pro forma amounts indicated below:

                                                            1997             1998             1999
                                                  --------------   --------------   --------------
              Net income (loss):
                 As reported                      $    1,682,000        3,614,000      (12,869,000)
                 Pro forma                                75,000        2,478,000      (14,962,000)
              Net income (loss) per share:
                 As reported:
                    Basic                                   0.18             0.29            (0.74)
                    Diluted                                 0.17             0.27            (0.74)
                 Pro forma:
                    Basic                                   0.01             0.20            (0.86)
                    Diluted                                 0.01             0.18            (0.86)
              Shares used in computation
                 of net income (loss)
                 per share:
                     Basic                             9,499,980       12,486,077       17,359,491
                     Diluted                          10,035,846       13,606,061       17,359,491

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


         The fair value of the options granted during 1997, 1998 and 1999 is estimated as $1,853,000, $3,007,000 and $474,340, respectively, using the Black-Scholes option-pricing model with the following assumptions on the date of grant: zero percent dividend yield, expected volatility from 24% to 73%, risk-free interest rate from 5.55% to 6.59%, and expected lives ranging from 5 to 10 years.

         In December 1998, the Company repriced certain options to purchase 1,466,056 shares to a lower exercise price. The repricing resulted in additional compensation costs under SFAS No. 123 of $352,000, which are included in the pro forma amounts disclosed above.

         A summary of the Company's Stock Option Plan is as follows:

                                                      Shares of common stock
                                                  -----------------------------        Weighted
                                                      Available         Options   average price
                                                        options      under plan       of shares
                                                  -------------   -------------   -------------
              Balance at June 1, 1996                   854,717         145,283   $        5.09
              Authorized                              1,000,000              --              --
              Granted                                  (998,333)        998,333            4.53
                                                  -------------   -------------   -------------

              Balance at May 31, 1997                   856,384       1,143,616            4.61

              Authorized                              1,000,000              --              --
              Granted                                (1,112,500)      1,112,500            5.49
              Exercised                                      --         (25,000)           2.11
                                                  -------------   -------------   -------------

              Balance at May 31, 1998                   743,884       2,231,116            5.09

              Granted                                (1,804,388)      1,804,388            2.51
              Expired                                    30,000         (30,000)           2.00
              Canceled                                1,466,056      (1,466,056)          (3.70)
              Terminations                               72,500         (72,500)           6.13
                                                  -------------   -------------   -------------

              Balance at May 31, 1999                   508,052       2,466,948   $        3.32
                                                  =============   =============   =============


         No options were exercised during the years ended May 31, 1997 and 1999.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


         The following summarizes options outstanding at May 31, 1999:

                                    Options outstanding            Options exercisable
                           ------------------------------------   ----------------------
                                          Weighted
                                           average     Weighted                 Weighted
                                          remaining     average                  average
            Range of          Number     contractual   exercise     Number      exercise
         exercise prices   outstanding      life         price    exercisable    price
         ---------------   -----------   -----------   --------   -----------   --------
         $2.00 - $4.00       1,859,388          8.42   $   2.51     1,653,583   $   2.53
         $4.01 - $6.00         607,560          7.21       4.69       607,560       4.69
                           -----------                            -----------
                             2,466,948                              2,261,143
                           ===========                            ===========


(b)      Independent Director Stock Plan

         The Company has an Independent Director Stock Plan under which nonemployee directors of the Company are awarded common stock and stock options of the Company for serving on its board of directors. The plan authorizes and reserves for issuance a maximum of 500,000 common shares. At May 31, 1999, 420,804 shares were available for future issuance. During the years ended May 31, 1997 and 1998, 14,400 and 8,559 shares of the Company's common stock, respectively, were issued under the plan, of which all were vested at May 31, 1999. During the year ended May 31, 1999, 600 shares and 56,637 options were issued under the plan. Included in compensation expense are $44,000, $13,000, and $89,000 for the years ended May 31, 1997, 1998, and 1999, respectively, resulting from the shares and options issued.


(c)      Retirement Plan

         The Company maintains a 401(k) plan covering all eligible employees who meet service requirements as provided in the plan. Company contributions to the profit-sharing plan are determined annually by the Board of Directors. No contributions were made by the Company to the plan during the year ended May 31, 1997. The Company contributed $27,000 and $48,000 to the plan during the years ended May 31, 1998 and 1999, respectively.


(d)      Employee Stock Purchase Plan

         The Company has an Employee Stock Purchase Plan under which employees are eligible to purchase shares of the Company's common stock, through payroll deductions, at the lower of 85% of the Company's stock price on the first day of an offering period or 100% of the Company's stock price on the last day of an offering period. The first offering period began in November 1998. During the year ended May 31, 1999, 41,942 shares were purchased by employees under the plan.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


(18)     Other Income and Expense

         Included in other income and expense during the year ended May 31, 1999 are other than temporary unrealized losses related to the Company's investment in shares of a public company of $4,943,000 as well as allowances totaling $2,884,000 related to the Company's guarantees of certain debt, a reserve for the outstanding note receivable and other expenses of the public company expected to be incurred by the Company. Other income and expense also includes a net amount of $2,033,000 resulting from the write-off of costs in excess of net book value of acquired subsidiaries recorded in conjunction with the acquisition of ESC, and a long-lived asset impairment charge of $1,150,000 related to certain of ESC's fixed assets.


(19)     Income Taxes

         Total income tax benefit (expense) is as follows:

                                                          1997             1998             1999
                                                --------------   --------------   --------------
         Current:
             Federal                            $      (50,000)        (593,000)         262,000
             Foreign                                        --               --       (1,422,000)
         Deferred:
             Federal                                        --        1,075,000        3,799,000
                                                --------------   --------------   --------------

                    Total                       $      (50,000)         482,000        2,639,000
                                                ==============   ==============   ==============


         The domestic and foreign components of income (loss) before income tax benefit (expense) were as follows:

                                                          1997             1998             1999
                                                --------------   --------------   --------------
         Domestic                               $    1,732,000        3,132,000      (18,992,000)
         Foreign                                            --               --        3,484,000
                                                --------------   --------------   --------------
              Income (loss) before income
                tax benefit (expense)           $    1,732,000        3,132,000      (15,508,000)
                                                ==============   ==============   ==============


         Undistributed earnings of the Company's foreign subsidiaries for which no U.S. income taxes have been provided aggregates approximately $3,700,000 at May 31, 1999. No provision for foreign withholding or United States Federal income taxes was made for the undistributed earnings, as it is management's intention that earnings will be reinvested indefinitely in foreign operations or will be remitted substantially free of additional taxes.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


         A reconciliation of the United States Federal statutory tax rate of 34% and the Company's effective tax rates of 3%, 15% and 17% in the years ended May 31, 1997, 1998 and 1999, respectively, is as follows:

                                                          1997             1998             1999
                                                --------------   --------------   --------------
         Computed expected income tax
           benefit (expense)                    $     (588,000)      (1,065,000)       5,273,000
         Change in valuation allowance                 558,000        1,717,000       (2,200,000)
         Other                                         (20,000)        (170,000)        (434,000)
                                                --------------   --------------   --------------

                                                $      (50,000)         482,000        2,639,000
                                                ==============   ==============   ==============


         Significant components of the Company's deferred tax assets (liabilities) at May 31 are as follows:

                                                                        1998              1999
                                                              --------------    --------------
         Deferred tax assets:
            NOL carryforward                                  $    1,387,000         4,427,000
            Unrealized capital loss                                       --         1,532,000
            Other                                                    641,000         1,550,000
            Valuation allowances                                          --        (2,200,000)
                                                              --------------    --------------

                                                                   2,028,000         5,309,000

         Deferred tax liabilities - depreciation                  (1,420,000)       (1,034,000)
                                                              --------------    --------------

              Net deferred tax asset                          $      608,000         4,275,000
                                                              ==============    ==============


         The Company has net operating loss (NOLs) carryforwards for U.S. Federal income tax purposes of approximately $14,000,000, the benefits of which expire in the tax year 2001 through the tax year 2019.

         The NOLs created by the Company's subsidiaries prior to their acquisition and the NOLs created as a consolidated group or groups subsequent to a qualifying tax free merger or acquisition, have limitations related to the amount of usage by each subsidiary or consolidated group as described in the Internal Revenue Code. As a result of these limitations, approximately $1,000,000 of the $14,000,000 total NOLs at May 31, 1999 will never become available.

(20)     Earnings Per Share

         Basic earnings per share is computed on the basis of the weighted average number of common shares outstanding. Diluted earnings per share is computed on the basis of the weighted average number of common shares outstanding, using the "if-converted" method, and outstanding stock options, using the "treasury stock" method.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


         The components of basic and diluted earnings per share at May 31 were as follows:

                                                          1997             1998             1999
                                                --------------   --------------   --------------
         Net income (loss) available for
            common shareholders                 $    1,682,000        3,614,000      (12,869,000)

         Average outstanding shares of
            common stock                             9,499,980       12,486,077       17,359,491
         Dilutive effect of:
            Warrants                                   273,564          853,470               --
            Employee stock options                     262,302          266,514               --

         Common stock and common
            stock equivalents                       10,035,846       13,606,061       17,359,491

         Earnings (loss) per share:
            Basic                               $         0.18             0.29            (0.74)
            Diluted                                       0.17             0.27            (0.74)


(21)     Fair Value of Financial Instruments

         The Company's financial instruments include cash, receivables, investment, accounts payable and short and long-term borrowings. The fair value of these financial instruments approximates their carrying amounts based on current market indicators, such as prevailing interest rates, with the exception of the senior subordinated notes payable, which are currently trading at approximately 75% of face value.


(22)     Contingencies


(a)      Legal

         The Company is currently subject and party to various legal actions arising in the normal course of business. Management believes the ultimate liability, if any, arising from such claims or contingencies is not likely to have a material adverse effect on the Company's results of operations or financial condition.

         In the normal course of business, the Company disposes of potentially hazardous material which could result in claims related to environmental cleanup. The Company has not been notified of any related claims. The Company is subject to various other environmental and governmental regulations. Although the extent of any noncompliance with those regulations, if any, is not completely ascertainable, management believes the ultimate liability is not likely to have a material adverse effect on the Company's results of operations or financial condition.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


(b)      Year 2000

         Like most other companies, the Year 2000 computer issue creates risks for the Company. The Year 2000 issue exists because many computer programs use two digit rather than four digit date fields to define the applicable year. As a result, computer equipment and software and devices with imbedded technology that are time-sensitive may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, production delays and a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Incomplete or untimely resolution of the Year 2000 issue by the Company or critically important suppliers or customers of the Company could have a materially adverse effect on the Company's business, financial condition, or results of operations.


(23)     Consolidating Condensed Financial Statements

         The following statements present consolidating condensed financial information of the Company for the indicated periods. The Company's senior subordinated notes, which were used to finance the Aeromet acquisition in July 1998, have been guaranteed by all of the Company's U.S. wholly owned subsidiaries. The guarantor subsidiaries have fully and unconditionally guaranteed this debt on a joint and several basis. This debt is not guaranteed by the Company's foreign subsidiaries, which consist of Aeromet and two related holding companies. There are no significant contractual restrictions on the distribution of funds from the guarantor subsidiaries to the parent corporation. The consolidating condensed financial information is presented in lieu of separate financial statements and other disclosures of the guarantor subsidiaries, as management has determined that such information is not material to investors.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999


(a) Consolidating condensed balance sheet information at May 31, 1999 is as follows:

                                                                     Guarantor   Non-guarantor
                     Assets                              Parent   subsidiaries    subsidiaries   Eliminations   Consolidated
                                                  -------------   ------------   -------------   ------------   ------------
     Current assets:
       Cash and cash equivalents                  $   1,798,000         39,000       6,297,000             --      8,134,000
       Accounts receivable, net                              --      8,723,000      16,661,000       (392,000)    24,992,000
       Inventories                                           --     13,564,000      11,052,000             --     24,616,000
       Other                                          4,535,000      1,517,000         660,000     (3,516,000)     3,196,000
                                                  -------------   ------------   -------------   ------------   ------------
               Total current assets                   6,333,000     23,843,000      34,670,000     (3,908,000)    60,938,000
                                                  -------------   ------------   -------------   ------------   ------------
     Property, plant and equipment, net               6,151,000     21,930,000      17,198,000             --     45,279,000
                                                  -------------   ------------   -------------   ------------   ------------
     Other assets:
       Investment                                        72,000             --              --             --         72,000
       Costs in excess of net book value
         of acquired subsidiaries, net                       --      2,717,000      38,335,000             --     41,052,000
       Investment in and loans to subsidiaries      115,099,000     75,000,000          85,000   (190,184,000)            --
       Other                                          8,254,000      3,295,000        (163,000)            --     11,386,000
                                                  -------------   ------------   -------------   ------------   ------------
               Total other assets                   123,425,000     81,012,000      38,257,000   (190,184,000)    52,510,000
                                                  -------------   ------------   -------------   ------------   ------------
               Total assets                       $ 135,909,000    126,785,000      90,125,000   (194,092,000)   158,727,000
                                                  =============   ============   =============   ============   ============

      Liabilities and Stockholders' Equity
     Current liabilities:
       Accounts payable                           $     180,000      2,542,000       8,154,000       (392,000)    10,484,000
       Current portion of long-term debt                138,000      1,140,000              --             --      1,278,000
       Other                                          5,084,000      1,597,000       7,682,000     (3,516,000)    10,847,000
                                                  -------------   ------------   -------------   ------------   ------------
               Total current liabilities              5,402,000      5,279,000      15,836,000     (3,908,000)    22,609,000
     Long-term liabilities:
       Long-term debt, net of current portion        76,375,000      3,845,000              --             --     80,220,000
       Intercompany note and loan payable                85,000     61,869,000      37,500,000    (99,454,000)            --
       Other                                             28,000      1,105,000         746,000             --      1,879,000
                                                  -------------   ------------   -------------   ------------   ------------
               Total liabilities                     81,890,000     72,098,000      54,082,000   (103,362,000)   104,708,000
                                                  -------------   ------------   -------------   ------------   ------------
     Stockholders' equity:
       Convertible preferred stock                           --             --              --             --             --
       Common stock                                      19,000     58,641,000      35,117,000    (93,758,000)        19,000
       Additional paid-in capital                    69,276,000             --              --             --     69,276,000
       Accumulated other comprehensive loss          (1,140,000)            --      (1,136,000)     1,136,000     (1,140,000)
       Retained earnings (accumulated deficit)      (14,136,000)    (3,954,000)      2,062,000      1,892,000    (14,136,000)
                                                  -------------   ------------   -------------   ------------   ------------
               Total stockholders' equity            54,019,000     54,687,000      36,043,000    (90,730,000)    54,019,000
                                                  -------------   ------------   -------------   ------------   ------------
               Total liabilities and
                 stockholders' equity             $ 135,909,000    126,785,000      90,125,000   (194,092,000)   158,727,000
                                                  =============   ============   =============   ============   ============

                                                                                                                  (Continued)

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999


(b) Consolidating condensed balance sheet information at May 31, 1998 is as follows:

                                                                     Guarantor   Non-guarantor
                                                         Parent   subsidiaries    subsidiaries   Eliminations   Consolidated
                                                  -------------   ------------   -------------   ------------   ------------
     Current assets:
       Cash and cash equivalents                  $   9,398,000      2,063,000              --             --     11,461,000
       Accounts receivable, net                              --      9,608,000              --       (233,000)     9,375,000
       Inventories                                           --     16,184,000              --             --     16,184,000
       Other                                             12,000        646,000              --             --        658,000
                                                  -------------   ------------   -------------   ------------   ------------
               Total current assets                   9,410,000     28,501,000              --       (233,000)    37,678,000
                                                  -------------   ------------   -------------   ------------   ------------
     Property, plant and equipment, net               3,464,000     22,871,000              --             --     26,335,000
                                                  -------------   ------------   -------------   ------------   ------------
     Other assets:
       Investment                                     4,579,000             --              --             --      4,579,000
       Costs in excess of net book value
         of acquired subsidiaries, net                       --      6,515,000              --             --      6,515,000
       Investment in subsidiaries                    21,452,000             --              --    (21,452,000)            --
       Intercompany note and loan receivable         19,764,000             --              --    (19,764,000)            --
       Other                                          3,186,000        287,000              --             --      3,473,000
                                                  -------------   ------------   -------------   ------------   ------------
               Total other assets                    48,981,000      6,802,000              --    (41,216,000)    14,567,000
                                                  -------------   ------------   -------------   ------------   ------------
               Total assets                       $  61,855,000     58,174,000              --    (41,449,000)    78,580,000
                                                  =============   ============   =============   ============   ============

      Liabilities and Stockholders' Equity
     Current liabilities:
       Accounts payable                           $     927,000      6,054,000              --       (233,000)     6,748,000
       Current portion of long-term debt                 24,000      1,003,000              --             --      1,027,000
       Other                                            635,000      3,669,000              --             --      4,304,000
                                                  -------------   ------------   -------------   ------------   ------------
               Total current liabilities              1,586,000     10,726,000              --       (233,000)    12,079,000
     Long-term liabilities:
       Long-term debt, net of current portion         4,127,000      4,932,000              --             --      9,059,000
       Intercompany note and loan payable                    --     19,764,000              --    (19,764,000)            --
       Other                                                 --      1,300,000              --             --      1,300,000
                                                  -------------   ------------   -------------   ------------   ------------
               Total liabilities                      5,713,000     36,722,000              --    (19,997,000)    22,438,000
                                                  -------------   ------------   -------------   ------------   ------------
     Stockholders' equity:
       Convertible preferred stock                           --             --              --             --             --
       Common stock                                      15,000             --              --             --         15,000
       Additional paid-in capital                    57,830,000     21,546,000              --    (21,546,000)    57,830,000
       Accumulated other comprehensive loss            (436,000)            --              --             --      (436,000)
       Retained earnings (accumulated deficit)       (1,267,000)       (94,000)             --         94,000    (1,267,000)
                                                  -------------   ------------   -------------   ------------   ------------
               Total stockholders' equity            56,142,000     21,452,000              --    (21,452,000)    56,142,000
                                                  -------------   ------------   -------------   ------------   ------------
               Total liabilities and
                 stockholders' equity             $  61,855,000     58,174,000              --    (41,449,000)    78,580,000
                                                  =============   ============   =============   ============   ============

                                                                                                                 (Continued)

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999


(c) Consolidating condensed statement of operations information for the year ended May 31, 1999 is as follows:

                                                                     Guarantor   Non-guarantor
                                                         Parent   subsidiaries    subsidiaries   Eliminations   Consolidated
                                                  -------------   ------------   -------------   ------------   ------------
     Net sales                                    $          --     56,675,000      52,814,000     (2,123,000)   107,366,000
     Cost of sales                                           --     45,942,000      42,275,000     (2,123,000)    86,094,000
                                                  -------------   ------------   -------------   ------------   ------------

                Gross profit                                 --     10,733,000      10,539,000             --     21,272,000

     Operating expenses                               4,367,000     11,463,000       3,556,000     (2,078,000)    17,308,000
                                                  -------------   ------------   -------------   ------------   ------------

                Income (loss) from operations        (4,367,000)      (730,000)      6,983,000      2,078,000      3,964,000
                                                  -------------   ------------   -------------   ------------   ------------

     Other income (expense):
       Parent's share of subsidiaries net loss       (1,800,000)            --              --      1,800,000             --
       Interest expense                              (8,050,000)      (622,000)     (3,516,000)     3,516,000     (8,672,000)
       Other                                           (727,000)    (4,496,000)         17,000     (5,594,000)   (10,800,000)
                                                  -------------   ------------   -------------   ------------   ------------

                Total other expense                 (10,577,000)    (5,118,000)     (3,499,000)      (278,000)   (19,472,000)
                                                  -------------   ------------   -------------   ------------   ------------

                Income (loss) before income taxes   (14,944,000)    (5,848,000)      3,484,000      1,800,000    (15,508,000)

     Income tax benefit (expense)                     2,075,000      1,986,000      (1,422,000)            --      2,639,000
                                                  -------------   ------------   -------------   ------------   ------------

                Net income (loss)                   (12,869,000)    (3,862,000)      2,062,000      1,800,000    (12,869,000)

     Other comprehensive income (loss):
       Foreign currency translation, net of tax          (4,000)            --      (1,136,000)            --     (1,140,000)
       Valuation of available for sale securities       436,000             --              --             --        436,000
                                                  -------------   ------------   -------------   ------------   ------------

                Total other comprehensive
                   income (loss)                        432,000             --      (1,136,000)            --       (704,000)
                                                  -------------   ------------   -------------   ------------   ------------

                Comprehensive income (loss)       $ (12,437,000)    (3,862,000)        926,000      1,800,000    (13,573,000)
                                                  =============   ============   =============   ============   ============

                                                                                                                  (Continued)

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999


(d) Consolidating condensed statement of operations information for the year ended May 31, 1998 is as follows:

                                                                     Guarantor   Non-guarantor
                                                         Parent   subsidiaries    subsidiaries   Eliminations   Consolidated
                                                  -------------   ------------   -------------   ------------   ------------
     Net sales                                    $          --     54,968,000              --       (869,000)    54,099,000
     Cost of sales                                           --     40,356,000              --       (869,000)    39,487,000
                                                  -------------   ------------   -------------   ------------   ------------

                Gross profit                                 --     14,612,000              --             --     14,612,000

     Operating expenses                               2,378,000      9,373,000              --     (1,879,000)     9,872,000
                                                  -------------   ------------   -------------   ------------   ------------

                Income (loss) from operations        (2,378,000)     5,239,000              --      1,879,000      4,740,000

     Other income (expense):
       Parent's share of subsidiaries net income      4,778,000             --              --     (4,778,000)            --
       Interest expense                                (380,000)      (485,000)             --             --       (865,000)
       Other                                            995,000        141,000              --     (1,879,000)      (743,000)
                                                  -------------   ------------   -------------   ------------   ------------

                Total other income (expense)          5,393,000       (344,000)             --     (6,657,000)    (1,608,000)
                                                  -------------   ------------   -------------   ------------   ------------

                Income before income taxes            3,015,000      4,895,000              --     (4,778,000)     3,132,000

     Income tax benefit (expense)                       599,000       (117,000)             --             --        482,000
                                                  -------------   ------------   -------------   ------------   ------------

                Net income                            3,614,000      4,778,000              --     (4,778,000)     3,614,000

     Other comprehensive loss - valuation
       of available-for-sale securities                (436,000)            --              --             --       (436,000)
                                                  -------------   ------------   -------------   ------------   ------------

                Comprehensive income              $   3,178,000      4,778,000              --     (4,778,000)     3,178,000
                                                  =============   ============   =============   ============   ============

                                                                                                                  (Continued)

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999


(e) Consolidating condensed statement of operations information for the year ended May 31, 1997 is as follows:

                                                                     Guarantor   Non-guarantor
                                                         Parent   subsidiaries    subsidiaries   Eliminations   Consolidated
                                                  -------------   ------------   -------------   ------------   ------------
     Net sales                                    $          --     34,774,000              --       (599,000)    34,175,000
     Cost of sales                                           --     26,615,000              --       (646,000)    25,969,000
                                                  -------------   ------------   -------------   ------------   ------------

                Gross profit                                 --      8,159,000             --          47,000      8,206,000

     Operating expenses                               1,346,000      6,216,000             --      (1,303,000)     6,259,000
                                                  -------------   ------------   -------------   ------------   ------------

                Income (loss) from operations        (1,346,000)     1,943,000             --       1,350,000      1,947,000

     Other income (expense):
       Parent's share of subsidiaries net income      1,691,000             --              --     (1,691,000)            --
       Interest expense                                 (82,000)      (428,000)             --                      (510,000)
       Other                                          1,415,000        230,000              --     (1,350,000)       295,000
                                                  -------------   ------------   -------------   ------------   ------------

                Total other income (expense)          3,024,000       (198,000)             --     (3,041,000)      (215,000)
                                                  -------------   ------------   -------------   ------------   ------------

                Income before income taxes            1,678,000      1,745,000              --     (1,691,000)     1,732,000

     Income tax benefit (expense)                         4,000        (54,000)             --             --        (50,000)
                                                  -------------   ------------   -------------   ------------   ------------

                Net income                            1,682,000      1,691,000              --     (1,691,000)     1,682,000

     Other comprehensive income                              --             --              --             --             --
                                                  -------------   ------------   -------------   ------------   ------------

                Comprehensive income              $   1,682,000      1,691,000              --     (1,691,000)     1,682,000
                                                  =============   ============   =============   ============   ============

                                                                                                                 (Continued)

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999


(f) Consolidating condensed statement of cash flows information for the year ended May 31, 1999 is as follows:

                                                                     Guarantor   Non-guarantor
                                                         Parent   subsidiaries    subsidiaries   Eliminations   Consolidated
                                                  -------------   ------------   -------------   ------------   ------------
     Cash flow from operating activities -
       net cash provided by (used in)
       operating activities                       $  (6,795,000)       696,000       3,927,000      1,800,000       (372,000)
                                                  -------------   ------------   -------------   ------------   ------------

     Cash flow from investing activities:
       Acquisition of property, plant
         and equipment                               (2,471,000)    (4,013,000)     (1,556,000)            --     (8,040,000)
       Investment in and loans to subsidiaries      (69,752,000)   (75,000,000)    (75,000,000)   150,000,000    (69,752,000)
       Other changes, net                            (6,401,000)        76,000         (85,000)     4,928,000     (1,482,000)
                                                  -------------   ------------   -------------   ------------   ------------

              Net cash used in investing
                activities                          (78,624,000)   (78,937,000)    (76,641,000)   154,928,000    (79,274,000)
                                                  -------------   ------------   -------------   ------------   ------------

     Cash flow from financing activities:
       Proceeds from long-term debt, senior
         subordinated notes and convertible
         notes, net                                  72,160,000     37,500,000      37,500,000    (75,000,000)    72,160,000
       Payments on long-term debt and
         capital leases                              (4,154,000)    (1,548,000)        (50,000)            --     (5,752,000)
       Proceeds from sale of common stock, net        4,898,000     37,500,000      37,500,000    (75,000,000)     4,898,000
       Proceeds from sale of preferred stock, net     6,630,000             --              --             --      6,630,000
       Other changes, net                            (1,715,000)     2,765,000       4,167,000     (6,728,000)    (1,511,000)
                                                  -------------   ------------   -------------   ------------   ------------

              Net cash provided by financing
                activities                           77,819,000     76,217,000      79,117,000   (156,728,000)    76,425,000
                                                  -------------   ------------   -------------   ------------   ------------

              Net change in cash and
                cash equivalents                     (7,600,000)    (2,024,000)      6,403,000             --     (3,221,000)

     Cash and cash equivalents at beginning
       of year                                        9,398,000      2,063,000              --             --     11,461,000
     Effect of exchange rates on cash                        --             --        (106,000)            --       (106,000)
                                                  -------------   ------------   -------------   ------------   ------------

     Cash and cash equivalents at end of year     $   1,798,000         39,000       6,297,000             --      8,134,000
                                                  =============   ============   =============   ============   ============

     Supplemental cash flow:
       Noncash operating expenses related to:
         Depreciation                             $     192,000      2,951,000       2,326,000             --      5,469,000
         Amortization                                        --        392,000         844,000             --      1,236,000
       Cash paid during the year for:
         Interest                                     4,870,000        413,000          13,000             --      5,296,000
         Federal income taxes                           100,000             --         311,000             --        411,000
       Acquisition of subsidiaries:
         Fair value of assets acquired and
           resulting goodwill, excluding cash        86,593,000             --              --             --     86,593,000
         Liabilities assumed                         16,811,000             --              --             --     16,811,000
       Noncash investing and financing
         activities:
         Seller financed acquisition of
           property, plant and equipment                241,000             --              --             --        241,000
         Reclassification of property,
           plant and equipment to other
           assets                                            --      1,217,000              --             --      1,217,000
                                                  =============   ============   =============   ============   ============

                                                                                                                 (Continued)

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999


(g) Consolidating condensed statement of cash flows information for the year ended May 31, 1998 is as follows:

                                                                     Guarantor   Non-guarantor
                                                         Parent   subsidiaries    subsidiaries   Eliminations   Consolidated
                                                  -------------   ------------   -------------   ------------   ------------
     Cash flow from operating activities -
       net cash provided by operating
       activities                                 $   4,023,000      2,349,000              --     (4,778,000)     1,594,000
                                                  -------------   ------------   -------------   ------------   ------------

     Cash flow from investing activities:
       Acquisition of property, plant
         and equipment                               (3,010,000)    (3,499,000)             --             --     (6,509,000)
       Acquisition of subsidiaries                   (4,318,000)            --              --             --     (4,318,000)
       Other changes, net                           (14,085,000)       125,000              --      8,082,000     (5,878,000)
                                                  -------------   ------------   -------------   ------------   ------------

             Net cash used in investing activities  (21,413,000)    (3,374,000)             --      8,082,000    (16,705,000)
                                                  -------------   ------------   -------------   ------------   ------------

     Cash flow from financing activities:
       Proceeds from long-term debt
         and convertible                              9,590,000        535,000              --             --     10,125,000
       Payments on long-term debt and
         capital leases                                (125,000)    (1,378,000)             --             --     (1,503,000)
       Proceeds from sale of common stock, net        2,223,000             --              --             --      2,223,000
       Proceeds from sale of preferred stock, net     9,260,000             --              --             --      9,260,000
       Other changes, net                             3,777,000      2,946,000              --     (3,304,000)     3,419,000
                                                  -------------   ------------   -------------   ------------   ------------

             Net cash provided by
               financing activities                  24,725,000      2,103,000              --     (3,304,000)    23,524,000
                                                  -------------   ------------   -------------   ------------   ------------

             Net change in cash and
               cash equivalents                       7,335,000      1,078,000              --             --      8,413,000

     Cash and cash equivalents at beginning
       of year                                        2,063,000        985,000              --                     3,048,000
                                                  -------------   ------------   -------------   ------------   ------------

     Cash and cash equivalents at end of year     $   9,398,000      2,063,000              --             --     11,461,000
                                                  =============   ============   =============   ============   ============

     Supplemental cash flow:
       Noncash operating expenses related to:
         Depreciation                             $      34,000      1,874,000            --              --       1,908,000
         Amortization                                        --        296,000             --              --        296,000
       Cash paid during the year for:
         Interest                                        17,000        695,000             --              --        712,000
         Federal income taxes                           521,000             --             --              --        521,000
       Acquisition of subsidiaries:
         Fair value of assets acquired and
           resulting goodwill, excluding cash        10,034,000             --             --              --       10,034,000
         Liabilities assumed                          3,925,000             --             --              --       3,925,000
         Common stock issued                          6,109,000             --             --              --       6,109,000
       Noncash investing and financing activities:
         Seller financed acquisition of
           property, plant and equipment                     --      3,336,000            --              --       3,336,000
         Conversion of notes and accrued interest
           to common stock                            5,519,000             --             --              --       5,519,000
         Restructuring of certain notes receivable
           for an investment in common stock          6,053,000             --             --              --       6,053,000
         Other noncash investing and financing
           activities, net                              750,000        139,000             --              --        889,000
                                                  =============   ============   =============   ============   ============

                                                                                                                 (Continued)

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999


(h) Consolidating condensed statement of cash flows information for the year ended May 31, 1997 is as follows:

                                                                     Guarantor   Non-guarantor
                                                         Parent   subsidiaries    subsidiaries   Eliminations   Consolidated
                                                  -------------   ------------   -------------   ------------   ------------
     Cash flow from operating activities -
       net cash provided by operating
       activities                                 $   1,474,000          5,000              --     (1,691,000)      (212,000)
                                                  -------------   ------------   -------------   ------------   ------------

     Cash flow from investing activities:
       Acquisition of property, plant
         and equipment                                   (9,000)    (2,091,000)             --             --     (2,100,000)
       Other changes, net                            (9,622,000)        58,000              --      9,652,000         88,000
                                                  -------------   ------------   -------------   ------------   ------------

             Net cash used in investing activities   (9,631,000)    (2,033,000)             --      9,652,000     (2,012,000)
                                                  -------------   ------------   -------------   ------------   ------------

     Cash flow from financing activities:
       Proceeds from long-term debt and
         convertible notes                                   --        237,000              --             --        237,000
       Payments on long-term debt and
         capital leases                                 (94,000)    (5,592,000)             --             --     (5,686,000)
       Proceeds from sale of common stock, net        5,739,000             --              --             --      5,739,000
       Proceeds from sale of preferred stock, net     4,481,000             --              --             --      4,481,000
       Other changes, net                              (224,000)     7,961,000              --     (7,961,000)      (224,000)
                                                  -------------   ------------   -------------   ------------   ------------

             Net cash provided by
               financing activities                   9,902,000      2,606,000              --     (7,961,000)     4,547,000
                                                  -------------   ------------   -------------   ------------   ------------

             Net change in cash and
               cash equivalents                       1,745,000        578,000              --             --      2,323,000

     Cash and cash equivalents at beginning
       of year                                          318,000        407,000              --             --        725,000
                                                  -------------   ------------   -------------   ------------   ------------

     Cash and cash equivalents at end of year     $   2,063,000        985,000              --             --      3,048,000
                                                  =============   ============   =============   ============   ============

     Supplemental cash flow:
       Noncash operating expenses related to:
         Depreciation                             $          --      1,290,000              --             --      1,290,000
         Amortization                                        --         68,000              --             --         68,000
       Cash paid during the year for:
         Interest                                        70,000        543,000              --             --        613,000
         Federal income taxes                                --         18,000              --             --         18,000
       Acquisition of subsidiaries:
         Fair value of assets acquired
           and resulting goodwill,
           excluding cash                             1,928,000             --              --             --      1,928,000
         Liabilities assumed                            482,000             --              --             --        482,000
         Common stock issued                          1,446,000             --              --             --      1,446,000
       Noncash investing and financing activities:
         Seller financed acquisition of property,
           plant and equipment                               --        639,000              --             --        639,000
         Other noncash investing and financing
           activities, net                                   --         35,000              --             --         35,000
                                                  =============   ============   =============   ============   ============

                                                                                                                 (Continued)

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                              May 31, 1998 and 1999
                                  (Continued)


(i)      Inventory Information at May 31 is as follows:

                                                                1998             1999
                                                      --------------   --------------
         Guarantor subsidiaries
           Raw materials                              $    5,789,000        5,074,000
           Work in progress                                5,683,000        3,788,000
           Finished goods                                  4,712,000        4,702,000
                                                      --------------   --------------

                                                          16,184,000       13,564,000
                                                      --------------   --------------

         Non-guarantor subsidiaries:
           Raw materials                                          --        2,300,000
           Work in progress                                       --        7,690,000
           Finished goods                                         --        1,062,000
                                                      --------------   --------------

                                                                  --       11,052,000
                                                      --------------   --------------

                  Total inventory                     $   16,184,000       24,616,000
                                                      ==============   ==============


(24)     Subsequent Events

         On June 1, 1999, the Company acquired all of the stock of Skagit Engineering & Manufacturing, Inc. for $1.3 million in cash. The Company also entered into a letter of intent to acquire Nova-Tech Engineering, Inc. (Nova-Tech) and expects that the purchase price will consist of approximately $2.7 million in cash and $250,000 in stock. The Company expects that the definitive stock purchase agreement will contain conditions to closing, including receipt of a letter ruling from the Internal Revenue Service that is necessary to permit Nova-Tech's Employee Stock Ownership Plan to sell its Nova-Tech stock on the terms anticipated. The Company is providing services to Nova-Tech under an Operating Agreement dated April 23, 1999. As of May 31, 1999, the Company had loaned $735,000 to Nova-Tech for working capital. As of August 19, 1999, the Company had loaned Nova-Tech an additional $1,365,000. These loans have been made under the terms of two demand notes dated April 26, 1999 and August 5, 1999, each of which is secured by substantially all of the assets of Nova-Tech.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholder
Aeromet International PLC:

     We have audited the accompanying balance sheets of Aeromet International PLC, a wholly-owned subsidiary of Charles Baynes plc, as of December 31, 1997 and 1996, and the related statements of operations, shareholder's equity and comprehensive income/loss, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examination, on a test basis of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aeromet International PLC as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                       /s/ KPMG AUDIT PLC


Birmingham, England
March 19, 1998

                                                 AEROMET INTERNATIONAL PLC
                                                       BALANCE SHEETS

                                  December 31, 1996 and 1997, and May 31, 1998 (unaudited)
                                             (In thousands, except share data)


                                                                                         December 31,              May 31,
                                                                                         1996          1997          1998
                                                                                   ----------    ----------    ----------
                                                                                                               (unaudited)
                                     ASSETS
Current assets:
     Cash and cash equivalents.................................................    $       --           388            --
     Accounts receivable, net of allowance for doubtful accounts of $205 in
        1996, $148 in 1997 and $147 in 1998....................................        12,561        12,062        13,885
     Due from Affiliates.......................................................            --           163            26
     Inventories...............................................................         7,607         8,805        10,050
     Deferred income taxes.....................................................           122           138           137
     Prepaid expenses and other................................................           515           377           218
                                                                                   ----------    ----------    ----------
          Total current assets.................................................        20,805        21,933        24,316
                                                                                   ----------    ----------    ----------
Property, plant and equipment, net.............................................         9,977         9,485         9,073
                                                                                   ----------    ----------    ----------
Other assets:
     Costs in excess of net book value of acquired subsidiaries, net of accumulated amortization of $17,142 in 1996, $18,600 in 1997 and
        $19,320 in 1998........................................................        27,056        23,893        22,791
     Other.....................................................................           331           197            12
                                                                                   ----------    ----------    ----------
          Total other assets...................................................        27,387        24,090        22,803
                                                                                   ----------    ----------    ----------
                                                                                   $   58,169        55,508        56,192
                                                                                   ==========    ==========    ==========

                      LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Short-term borrowings.....................................................        $7,908         4,661         5,108
     Accounts payable..........................................................         5,979         7,935         8,625
     Accrued liabilities.......................................................         1,563         1,715         2,380
     Taxes payable.............................................................           406           813         1,616
     Due to Affiliates.........................................................         1,882           178            --
     Current portion of capital lease obligations..............................           103           115           119
                                                                                   ----------    ----------    ----------
          Total current liabilities............................................        17,841        15,417        17,848
Long-term liabilities:
     Due to Affiliates.........................................................         9,825        13,279        10,849
     Capital lease obligations, net of current portion.........................         1,058           944           924
     Deferred income taxes.....................................................           736           798           763
                                                                                   ----------    ----------    ----------
          Total liabilities....................................................        29,460        30,438        30,384
                                                                                   ----------    ----------    ----------
Shareholder's equity:
     Common stock, $0.155 par value. 5,000,000 shares authorized,
        1,000,000 issued and outstanding at December 31, 1996 and 1997
        and May 31, 1998.......................................................           155           155           155
     Additional capital........................................................        43,180        43,246        43,286
     Accumulated other comprehensive income....................................         2,677         1,558         1,320
     Accumulated deficit.......................................................       (17,303)      (19,889)      (18,953)
          Total shareholder's equity...........................................        28,709        25,070        25,808
                                                                                   ----------    ----------    ----------
Commitments and contingencies..................................................            --            --            --
                                                                                   ----------    ----------    ----------
                                                                                   $   58,169        55,508        56,192
                                                                                   ==========    ==========    ==========

                                      See accompanying notes to financial statements.

                                                 AEROMET INTERNATIONAL PLC
                                                  STATEMENTS OF OPERATIONS

                                       For the years ended December 31, 1996 and 1997
                                and the five months ended May 31, 1997 and 1998 (unaudited)
                                                       (In thousands)

                                                                   Year ended                   Five months ended
                                                                   December 31                        May 31
                                                           ---------------------------     ---------------------------
                                                                  1996            1997            1997            1998
                                                           -----------     -----------     -----------     -----------
                                                                                           (unaudited)     (unaudited)
Net sales ...............................................  $    41,939          48,697          19,069          24,212
Cost of sales............................................       34,340          40,591          16,560          19,614
                                                           -----------     -----------     -----------     -----------
          Gross profit...................................        7,599           8,106           2,509           4,598
Operating expenses.......................................        7,098           6,482           2,832           2,590
                                                           -----------     -----------     -----------     -----------
          Income (loss) from operations..................          501           1,624            (323)          2,008
                                                           -----------     -----------     -----------     -----------
Other income (expense):
          Interest expense...............................         (731)           (754)           (349)           (274)
                                                           -----------     -----------     -----------     -----------
          Income (loss) before income taxes..............         (230)            870            (672)          1,734
                                                           -----------     -----------     -----------     -----------
Income tax benefit (expense).............................         (570)           (900)            (25)           (798)
                                                           -----------     -----------     -----------     -----------
          Net income (loss)..............................  $      (800)            (30)           (697)            936
                                                           -----------     -----------     -----------     -----------


                                      See accompanying notes to financial statements.

                                                      AEROMET INTERNATIONAL PLC
                                  STATEMENTS OF SHAREHOLDER'S EQUITY AND COMPREHENSIVE INCOME/LOSS

                                           For the years ended December 31, 1996 and 1997
                                      and the five-month period ended May 31, 1998 (unaudited)
                                                  (In thousands, except share data)


                                                                                                        Accumulated
                                        Common stock                                                          Other           Total
                                    --------------------   Additional   Comprehensive   Accumulated   Comprehensive   Shareholder's
                                       Shares     Amount      Capital   Income (Loss)       Deficit   Income (Loss)          Equity
                                    ---------   --------   ----------   -------------   -----------   -------------   -------------
Balance at December 31, 1995........1,000,000   $    155       43,137              --       (16,409)             --          26,883
Capital contribution from parent....       --         --           43              --            --              --              43
Translation adjustment..............       --         --           --           2,677            --           2,677           2,677
Dividends paid to parent............       --         --           --              --           (94)             --             (94)
Net loss  ..........................       --         --           --            (800)         (800)             --            (800)
                                                                        -------------
Comprehensive income................                                            1,877
                                    ---------   --------   ----------   =============   -----------   -------------   -------------
Balance at December 31, 1996........1,000,000        155       43,180              --       (17,303)          2,677          28,709
Capital contribution from parent....       --         --           66              --            --              --              66
Translation adjustment..............       --         --           --          (1,119)           --          (1,119)         (1,119)
Dividends declared to parent........       --         --           --              --        (2,556)             --          (2,556)
Net loss............................       --         --           --             (30)          (30)             --             (30)
                                                                        -------------
Comprehensive loss..................                                           (1,149)
                                    ---------   --------   ----------   =============   -----------   -------------   -------------
Balance at December 31, 1997........1,000,000        155       43,246              --       (19,889)          1,558          25,070
Capital contribution from parent....       --         --           40              --            --              --              40
Translation adjustment..............       --         --           --            (238)           --            (238)           (238)
Net income..........................       --         --           --             936           936              --             936
                                                                        -------------
Comprehensive income................                                              698
                                    ---------   --------   ----------   =============   -----------   -------------   -------------
Balance at May 31, 1998
  (unaudited).......................1,000,000   $    155       43,286                       (18,953)          1,320          25,808
                                    =========   ========   ==========                   ===========   =============   =============


                                           See accompanying notes to financial statements.

                                                 AEROMET INTERNATIONAL PLC

                                                  STATEMENTS OF CASH FLOWS
                                       For the years ended December 31, 1996 and 1997
                                and the five months ended May 31, 1997 and 1998 (unaudited)
                                                       (In thousands)


                                                                               Year ended             Five months ended
                                                                               December 31                  May 31
                                                                         -----------------------   -----------------------
                                                                               1996         1997         1997         1998
                                                                         ----------   ----------   ----------   ----------
                                                                                                  (unaudited)  (unaudited)
Cash flow from operating activities:
     Net income (loss).................................................. $     (800)         (30)        (697)         936
     Adjustments to reconcile net income (loss) to net
        cash provided by (used in) operating activities:
          Depreciation and amortization.................................      3,411        3,790        1,540        1,427
          Allowance for doubtful accounts...............................        133          (49)         (49)          --
          Loss on sale of property, plant and equipment.................         --           (7)          (2)          --
          Deferred taxes................................................        201           69            5          (23)
          Changes in operating assets and liabilities:
               Accounts receivable......................................       (586)          64           85       (1,957)
               Inventories..............................................        483       (1,486)        (995)      (1,341)
               Prepaid expenses and other...............................        (73)          67          263          922
               Accounts payable and accrued liabilities.................       (823)       2,178        1,563          771
               Other....................................................     (3,010)         343          687       (1,417)
                                                                         ----------   ----------   ----------   ----------
                    Net cash provided by (used in) operating
                      activities........................................     (1,064)       4,939        2,400         (682)
                                                                         ----------   ----------   ----------   ----------
Cash flow from investing activities:
   Acquisition of property, plant and equipment.........................     (1,484)      (1,526)        (285)        (197)
   Proceeds from sale of property, plant and equipment..................          8           28           11           --
                                                                         ----------   ----------   ----------   ----------
                    Net cash used in investing activities...............     (1,476)      (1,498)        (274)        (197)
                                                                         ----------   ----------   ----------   ----------
Cash flow from financing activities:
   Net borrowings (repayments) under line of credit.....................      2,683       (2,930)      (2,119)         496
   Payments on capital leases...........................................       (145)        (124)          (7)          (7)
                                                                         ----------   ----------   ----------   ----------
                    Net cash provided by (used in) financing activities.      2,538       (3,054)      (2,126)         489
                                                                         ----------   ----------   ----------   ----------
                    Net increase (decrease) in cash and cash equivalents         (2)         387           --         (390)
Cash and cash equivalents at beginning of year..........................          2           --           --          388
Effect of exchange rates on cash........................................         --            1           --            2
                                                                         ----------   ----------   ----------   ----------
Cash and cash equivalents at end of year................................ $       --          388           --           --
                                                                         ==========   ==========   ==========   ==========
Supplemental cash flow information:
   Cash paid during the year for:
     Interest .......................................................... $      436          744          228          264
     Income taxes.......................................................        308          192           --           --
   Non-cash investing and financing activities:
     Seller financed acquisition of property, plant and equipment.......      1,319           18           24           --


                                      See accompanying notes to financial statements.

                            AEROMET INTERNATIONAL PLC

                          NOTES TO FINANCIAL STATEMENTS
                  (All amounts in thousands, except share data)


1.   Description of Business and Basis of Presentation

   Description of Business

     Aeromet International PLC ("Aeromet"), a wholly-owned subsidiary of Charles Baynes plc ("the Parent"), operates five sites in the United Kingdom ("UK") engaged in the manufacture of precision metal components and products. Most of Aeromet's customers are located in the UK and Europe and operate in the aerospace, defense, and motorsport industries.

   Basis of Preparation

     The company maintains its accounting records in accordance with UK tax and Companies Act regulations. Certain adjustments have been made to these records to present the accompanying financial statements in accordance with United States generally accepted accounting principles (US GAAP).

     On August 16, 1996, Aeromet changed its name from Kent Aerospace PLC to Aeromet International PLC.

     In October of 1996, the assets and liabilities of TKR International Limited ("TKR"), were transferred to Aeromet. Prior to October 1996, TKR was also a wholly-owned subsidiary of the Parent. The merger is a combination of entities under common control. Accordingly, all prior period financial statements presented have been restated to include combined results of operations, financial position and cash flows of TKR as though it had always been part of Aeromet. The financial statements are unaffected by the subsidiaries of Aeromet since the subsidiaries have no assets, liabilities or operations.

     The accompanying interim financial statements have been prepared by Aeromet, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission applicable to interim reporting and reflect, in the opinion of the management, all adjustments necessary to present fairly the financial information of Aeromet. All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been omitted as permitted by such rules and regulations. These interim financial statements should be read in conjunction with the financial statements and related notes, included in the Aeromet International PLC Financial Statements as of December 31, 1996 and 1997, included herein.

     The statements of operations for the years ended December 31, 1996 and 1997, and the five month periods ended May 31, 1997 and 1998 include the actual net sales, cost of sales, selling and administration costs as incurred by Aeromet. Other amounts such as rent and administrative services included in total operating expenses are allocated to Aeromet by the Parent. The amount of allocated expenses was $1,479, $1,596 and $938 in 1996, 1997 and 1998.
Management believes the allocations to be reasonable under the circumstances; however, there can be no assurances that such allocations will be indicative of future results of operations or what the financial position and results of operations of Aeromet would have been had it been a separate, stand-alone entity during the periods covered.

     Aeromet's functional currency is Pounds Sterling. All asset and liabilities are translated into US dollars at year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the fiscal period. The resulting translation adjustments are recorded as a separate component of shareholder's equity.

2.   Summary of Significant Accounting Principles

   Cash and Cash Equivalents

     Cash and cash equivalents consist of cash and demand deposits with banks.

   Inventories

     Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market value.

   Property, Plant and Equipment

     Property, plant and equipment are stated at cost less accumulated depreciation. Plant and equipment under capital leases are stated at the lower of the fair market value of the assets or the present value of minimum lease payments at the inception of the leases.

     Depreciation is calculated using the straight-line method over the estimated useful lives of the owned assets ranging from 4 to 20 years. Property, plant and equipment held under capital leases are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the lease terms, ranging from 4 to 10 years.

     Expenditures for maintenance and repairs are charged to expense as incurred.

   Goodwill

     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally 20 years. Aeromet assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting Aeromet's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

   Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

   Financial Instruments

     Aeromet enters into foreign currency contracts with the Parent in order to reduce the impact of certain foreign currency fluctuations. Firmly committed transactions are hedged with forward exchange contracts. Gains and losses related to hedges of firmly committed transactions are deferred and are recognized in income or as adjustments of carrying amounts when the hedged transaction occurs.

   Revenue Recognition

     Revenue is recognized when products are shipped to customers.

   Restrictions on Capital

     Aeromet is subject to UK Companies Act regulations, and as such may only distribute its accumulated net realized profits as defined by reference to UK generally accepted accounting principles (UK GAAP). Net realized profits under UK GAAP were $656 and $2,506 at December 31, 1996 and 1997, respectively.

   Research and Development and Advertising

     Research and development costs and advertising costs are expensed as incurred and are included in operating expenses. Research and development costs in 1996 and 1997 were $11 and $19, respectively. Advertising costs in 1996 and 1997 were $97 and $169, respectively.

   Income Taxes

     Aeromet follows the asset and liability method of accounting for income taxes. Under the asset and liability method of accounting for income taxes, deferred tax assets and liabilities are recognized based on the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   Stock-Based Compensation

     Aeromet follows the provisions of Statements of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. This statement permits a company to choose either a fair-value method or the Accounting Principles Board (APB) Opinion No.25, Accounting for Stock Issued to Employees, intrinsic-value based method of accounting for stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosure of net income and earnings per share computed as if the fair-value based method had been applied in financial statements of companies that account for such arrangements under APB Opinion No. 25. Aeromet records stock-based compensation using the APB Opinion No. 25 intrinsic-value-based method.

   Pensions

     Aeromet participates in the defined contribution pension scheme of the Parent. Contributions made to the scheme were $255 in 1996 and $323 in 1997.

   Comprehensive Income

     In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 is effective for the periods ending after December 15, 1997. This statement provides reporting standards of comprehensive income and its components and requires that all components of comprehensive income be reported in the financial statements in the period in which they are recognized. Aeromet has adopted the provisions of SFAS No. 130 in its financial statements.

   Use of Estimates

     The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   New Accounting Pronouncements

     In June 1997, the FASB issued SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier years must be restated. Aeromet has not yet determined the impact of implementing the provisions of SFAS No. 131 on Aeromet's existing disclosures.

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-1, Accounting for the Cost of Computer Software Developed For or Obtained For Internal Use (SOP 98-1). This Statement establishes standards regarding capitalization of certain costs incurred in connection with developing or obtaining software for internal use. Under current practice, Aeromet generally expenses such costs as incurred. SOP 98-1 is effective for accounting periods beginning after December 15, 1998 and is to be applied prospectively. Early adoption of SOP 98-1 is permitted. Aeromet has not yet determined the impact of adopting SOP 98-1 on its future result of operations and financial position.

3.   Concentration of Risk

     Aeromet's individual customers comprising more than 10% of net sales are presented below for the year ended December 31, 1997. There were no individual customers comprising more than 10% of net sales for the year ended December 31, 1996.

                                                              Year ended
     Customer                                              December 31, 1997
     --------                                              -----------------
     A....................................................      $ 5,981
     B....................................................        5,317

     Aeromet's individual customers comprising more than 10% of accounts receivable are presented below at December 31, 1997. There were no individual customers comprising more than 10% of accounts receivable at December 31, 1996.

     Customer                                              December 31, 1997
     --------                                              -----------------
     B....................................................      $ 1,589

     Credit is extended to customers based on an evaluation of their financial condition and collateral is generally not required.

     Aeromet currently purchases titanium and other raw materials from a limited number of suppliers. Suppliers of titanium are limited and a change of supplies could cause a delay in manufacturing and increased costs, and a possible loss of sales, which could have a material adverse effect on the manufacturing and delivery of Aeromet's products. Purchases from the principal suppliers of titanium are as follows:

                                             Year ended      Year ended       Five month
                                            December 31,    December 31,    period ended
     Supplier                                      1996            1997     May 31, 1998
     --------                               -----------     -----------     ------------
                                                                             (unaudited)
A.......................................    $     1,923     $     3,470     $      2,145

4.   Inventories

     Inventories consist of the following:

                                                    December 31,
                                            ---------------------------
                                                   1996            1997     May 31, 1998
                                            -----------     -----------     ------------
                                                                             (unaudited)
     Raw materials......................... $     2,100           1,938            2,131
     Work in progress......................       4,554           6,076            7,443
     Finished goods........................         953             791              476
                                            -----------     -----------     ------------
                                            $     7,607           8,805           10,050
                                            ===========     ===========     ============

5.   Property, Plant and Equipment

     Property, plant and equipment, including assets under capital lease arrangements consists of the following:

                                                    December 31,
                                            ---------------------------
                                                   1996            1997     May 31, 1998
                                            -----------     -----------     ------------
                                                                             (unaudited)
                                                                                 <C
     Leasehold improvements................ $       532             512              507
     Machinery and equipment...............      19,052          19,766           19,896
                                            -----------     -----------     ------------
                                                 19,584          20,278           20,403
     Less accumulated depreciation and
       amortization........................      (9,607)        (10,793)         (11,330)
                                            -----------     -----------     ------------
                                            $     9,977           9,485            9,073
                                            ===========     ===========     ============

     Aeromet recognized depreciation of property, plant and equipment of $881 and $1,680 during the years ended December 31, 1996 and 1997, respectively.

6.   Short-term Borrowings

     At December 31, 1996 and 1997, there was $7,908 and $4,661 outstanding under a committed bank overdraft facility, respectively, which is unsecured under a Composite Accounting Agreement between the bank and the Parent. The current credit agreement provides borrowings of up to (pound)3,000 (equivalent to $4,936 at December 31, 1997) for general corporate purposes. Weighted-average interest rates of 7.1% and 7.6% were charged on this overdraft facility in 1996 and 1997, respectively. Aeromet's borrowings under this agreement are guaranteed by its Parent. Aeromet also guarantees certain of its Parent's borrowings.

7.   Transactions with Affiliates

     Net short term balances due to affiliates were $1,882 and $15 at December 31, 1996 and 1997, respectively. The balance at December 31, 1996 related to a short term loan from the Parent. Interest was charged on this loan at weighted average rates of 12% and 10% in 1996 and 1997, respectively. The balance at December 31, 1997 related to sundry trading with affiliated companies. No interest is charged on the trading balances.

     Long term loans from related companies are as follows:

                                                                Long-term
                                                                    loans
                                                                ---------
     Balance at December 31, 1995..............................    $9,561
          Allocation of central costs..........................       375
          Parent company recharges.............................       422
          Cash transfers.......................................    (1,448)
          Translation adjustment...............................       915
                                                                ---------
     Balance at December 31, 1996..............................     9,825
          Allocation of central costs..........................       459
          Parent company recharges.............................       567
          Dividends declared...................................     2,458
          Cash transfers.......................................       334
          Translation adjustment...............................      (364)
                                                                ---------
     Balance at December 31, 1997.............................. $  13,279
                                                                =========

     The average balance of long term loans from related companies was $10,127 and $10,714 in 1996 and 1997, respectively.

     No interest is charged on the long term loan.

     Other transactions with related companies for 1996 and 1997 are analyzed as follows:

     Purchases from related parties:

                                                      Year ended          Year ended
                                               December, 31 1996   December 31, 1997
                                               -----------------   -----------------
     Buck and Hickman.........................          $    130                 462
     National Packaging.......................                28                  56

     These companies are both subsidiary undertakings of the Parent.

8.   Leasing Arrangements

   Capital Leases

     Aeromet leases certain property, plant and equipment under capital lease agreements that expire through 2018. Aggregate minimum payments to be made under these agreements at December 31, 1997 are as follows for each of the following fiscal year-ends:

     1998 ......................................................................  $   186
     1999 ......................................................................      191
     2000 ......................................................................      185
     2001 ......................................................................      172
     2002 ......................................................................      155
     Thereafter.................................................................      501
                                                                                  -------
                                                                                    1,390
     Less amounts representing interest at rates ranging from 6.57% to 7.82%....     (331)
                                                                                  -------
     Present value of net minimum capital lease payments........................    1,059
     Less current portion of capital lease obligations..........................     (115)
                                                                                  -------
          Capital lease obligations, net of current portion.....................  $   944
                                                                                  =======

     Included in property, plant and equipment are costs of $1,319 and $1,330 and related accumulated amortization of $14 and $149 recorded under capital leases at December 31, 1996 and 1997, respectively.

   Operating Leases

     Aeromet leases certain property, plant and equipment under operating lease agreements that expire through 2005. Aggregate minimum rental payments to be made under these agreements at December 31, 1997 are as follows for each of the following fiscal year-ends:

                                                               Minimum
                                                               Rentals
                                                              --------
             1998............................................ $  2,097
             1999............................................    2,047
             2000............................................    2,032
             2001............................................    2,002
             2002............................................    1,700
             Thereafter .....................................   21,270
                                                              --------
                                                              $ 31,148
                                                              ========

     Total rent expense for operating leases during the years ended December 31, 1996 and 1997 amounted to $1,548 and $1,614, respectively.

9.   Compensation Plans

     The Parent has three stock-based compensation plans, which are described below. Aeromet applies the APB Opinion No. 25 intrinsic-value based method of accounting for stock-based compensation arrangements. Had compensation cost been determined on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, Aeromet's net loss would have been reduced to the pro forma amounts indicated below:

                                               December, 31 1997   December 31, 1996
                                               -----------------   -----------------
     Net loss
          As reported..........................         $     30                 800
          Pro forma............................               56                 850

   Fixed Price Share Option Plan

     Under the Saving Related Share Option Scheme, the Parent is authorized to issue shares of the Parent's common stock to all full-time employees with six months' service. Under the terms of the scheme, employees can choose each year to have up to (pound)3,000 (equivalent to $4,936 at December 31, 1997) of their annual base earnings withheld to purchase the Parent's common stock. The purchase price of the stock is 80% of the market price at the date of grant. Compensation cost is recognized for the fair value of the employee's purchase rights, which was estimated using the Black-Scholes model with the following assumptions for 1997 and 1996, respectively: dividend yield of 3.02% and 2.27%; an expected life of 2.75 years for both years; expected volatility of 2.5%; and risk-free interest rates of 6.33% and 7.78%.

   Performance-Based Share Option Plans

     Under its Executive Share Option Scheme, the Parent may grant to selected executives stock option awards in the Parent's common stock to a maximum total of outstanding options for any participant of four times annual earnings. Options are granted, normally twice each year, at the market price of the common stock at the date of grant. Since 1991, all options have been granted in three equal parts which, in normal circumstances, are first exercisable three, four, and five years respectively after the date of grant. Exercise of options issued since 1996 is dependent on certain performance criteria based on the Parent's share growth. No options were granted during 1997. The fair value of each option grant was estimated on the date of the grant using the Black-Scholes model with the following assumptions for 1996: dividend yield of 2.27%; an expected life of three years; expected volatility of 25%; and risk-free interest rate of 7.78%.

     The Parent may issue up to 10% of its issued share capital for all schemes operated by it. This is in accordance with the London Stock Exchange regulations.


Information with respect to options granted under the stock option plans in respect of the employees of Aeromet is as follows:

                                                      Fixed price                       Performance-based
                                          -----------------------------------   ----------------------------------
                                                           Weighted-average                     Weighted-average
                                                       ----------------------                ---------------------
                                                                         Fair                                 Fair
                                                                     value of                             value of
                                              Number    Exercise      options       Number    Exercise     options
                                          of options       price   granted of      options       price     granted
                                          ----------   ---------   ----------   ----------   ---------   ---------
Outstanding at December 31, 1995.......      742,839      $ 0.88                   653,834      $ 0.81
     Granted...........................      344,353        1.56         0.59       72,500        2.15        0.47
     Expired or cancelled..............      (91,837)       0.98                    (7,500)       1.96
     Exercised.........................      (28,087)       0.86                  (203,832)       0.71
                                          ----------                            ----------
Outstanding at December 31, 1996.......      967,268        1.11                   515,002        1.04
                                          ----------                            ----------
     Granted...........................      300,271        1.50         0.54           --           --         --
     Expired or cancelled..............     (197,665)       1.21                   (47,000)       1.65
     Exercised.........................     (240,498)       0.72                  (170,000)       0.75
                                          ----------                            ----------
Outstanding at December 31, 1997.......      829,376      $ 1.34                   298,002      $ 0.93
                                          ==========                            ==========
Exercisable at:
     December 31, 1997.................           --                               189,167      $ 0.85

     Summarized information about fixed price stock options outstanding in respect of the employees of Aeromet at December 31, 1997 is as follows:

                                     Options outstanding                         Options exercisable
                       -------------------------------------------------   ------------------------------
                                            Weighted-
                                              average          Weighted-                        Weighted-
         Range of        Number             remaining   average exercise        Number   average exercise
     exercise prices   outstanding   contractual life              price   exercisable              price
     ---------------   -----------   ----------------   ----------------   -----------   ----------------
          $     0.93       100,715          1.3 years            $  0.93            --                 --
                1.08       211,914          2.3 years               1.08            --                 --
           1.50-1.56       516,747          3.8 years               1.53            --                 --
           0.93-1.56       829,376          3.4 years               1.34            --                 --

     Summarized information about performance-based stock options outstanding in respect of the employees of Aeromet at December 31, 1997 is as follows:

                                     Options outstanding                         Options exercisable
                       -------------------------------------------------   ------------------------------
                                            Weighted-
                                              average          Weighted-                        Weighted-
         Range of        Number             remaining   average exercise        Number   average exercise
     exercise prices   outstanding   contractual life              price   exercisable              price
     ---------------   -----------   ----------------   ----------------   -----------   ----------------
          $     0.46        37,500         0.50 years           $   0.46        37,500            $  0.46
           0.55-0.98       125,302         5.00 years               0.80        94,500               0.81
           1.11-1.35        90,200         7.25 years               1.20        57,167               1.17
                1.98        15,000         8.50 years               1.96            --                 --
                2.32        30,000         8.50 years               2.32            --                 --
                       -----------                      ----------------   -----------
           0.46-2.32       298,002         5.10 years               1.09       189,167               0.85
                       ===========                      ================


   Share Bonus Scheme

     Under the terms of the Share Bonus Scheme, the Parent is authorized to grant shares of the Parent's common stock to the executive directors of Aeromet in lieu of any annual cash bonus. Participation in this plan is obligatory for bonuses above a certain threshold. Under the scheme, Parent common stock, having an initial market value of up to four times the amount excluded from the cash bonus scheme, are notionally allocated to the executive. Over a five year period the trustees of the scheme will, when called upon to do so by the executive, transfer an increasing proportion of such shares to the executive, at which time the remaining shares which have not "vested" will be forfeited by the executive. No shares were granted under this Scheme in 1996 and 1997.

10.  Income Taxes

     Aeromet computes income tax expense based on the UK Statutory Rates. Income tax expense for the year ended December 31, 1996 was computed at the UK Statutory Rate of 33%. During the year ended December 31, 1997, the UK Statutory Rate was reduced from 33% to 31%. For the year ended December 31, 1997, Aeromet computed income tax expense at a rate of 33% for 3 months and 31% for 9 months resulting in a blended rate of 31.5% for the year. Aeromet computed income tax expense for the 5 month period ending May 31, 1998 at the UK Statutory Rate of 31%.

     The provision for income taxes (benefit) is as follows:

                                                        Year ended
                                                       December 31,
                                                   --------------------
                                                      1996         1997
                                                   -------      -------
     Current...................................... $   369          831
     Deferred.....................................     201           69
                                                   -------      -------
                                                   $   570          900
                                                   =======      =======

     Income tax expense for the years ended December 31, 1996 and 1997 differ from the amounts computed by applying the UK statutory tax rate to pre-tax income (loss) as a result of the following:

                                                        Year ended
                                                       December 31,
                                                   --------------------
                                                      1996         1997
                                                   -------      -------
     Tax provision (benefit) at Statutory Rate.... $   (76)         275
     Amortization of goodwill.....................     651          653
     Effect of change in UK Statutory Rate........      --          (36)
     Non-deductible items and other...............      (5)           8
                                                   -------      -------
                                                   $   570          900
                                                   =======      =======

     Significant components of Aeromet's deferred tax assets and liabilities are as follows:

                                                       December 31,
                                                   --------------------
                                                      1996         1997
                                                   -------      -------
     Deferred tax assets:
          Allowance for doubtful accounts and
            other................................. $   122          138
     Deferred tax liabilities:
          Fixed assets............................     623          698
          Intangible assets.......................     113          100
                                                   -------      -------
                                                       736          798
                                                   -------      -------
                                                   $   614          660
                                                   =======      =======

11.   Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents, receivables and accounts payable, approximate fair value due to the short maturity of such instruments. The carrying value and related fair value for Aeromet's remaining financial instruments, foreign currency contracts, are as follows:

                                                     December 31, 1996                          December 31, 1997
                                           ---------------------------------------    ---------------------------------------
                                           Carrying amount    Estimated fair value    Carrying amount    Estimated fair value
                                           ---------------    --------------------    ---------------    --------------------
Foreign exchange forward contracts........ $            --                    (207)                --                     121


     The fair value of short term foreign exchange contracts is based on exchange rates at December 31, 1996 and 1997. The fair value of long term foreign contracts is based on various quoted spot forward exchange rates.

12.   Contingencies

   Legal

     Aeromet is currently subject and party to various legal actions arising in the normal course of business. Management believes the ultimate liability, if any, arising from such claims or contingencies is not likely to have a material adverse effect on Aeromet's results of operations or financial condition.

     In the normal course of business, Aeromet disposes of potentially hazardous material which could result in claims related to environmental cleanup. Aeromet has not been notified of any related claims. Aeromet is subject to various other environmental and governmental regulations, however, the extent of any non-compliance with those regulations, if any, is not ascertainable.

13.   Subsequent Event

     In May 1998, the Parent signed a letter of intent with Pacific Aerospace & Electronics, Inc., a public company headquartered in the United States, to sell Aeromet for approximately (pound)45.0 million. The transaction is expected to close in July 1998; however, there is no assurance that the transaction will be completed.

                       UNAUDITED PRO FORMA FINANCIAL DATA

The following unaudited pro forma financial data for the year ended May 31, 1999 gives effect to the Company's acquisition of Aeromet in the first quarter of fiscal 1999, including related financing transactions, as if such transactions had occurred on June 1, 1998. The historical statement of operations data of the Company for the year ended May 31, 1999, already reflects the results of operations of Aeromet since the time of its acquisition by the Company.

This unaudited pro forma financial data is based on the assumptions and adjustments described in the accompanying notes, which the Company believes are reasonable. The Unaudited Pro Forma Statement of Operations Data does not purport to represent what the Company's results of operations actually would have been if the events described above had occurred as of the date indicated or what such results will be for any future periods. The financial data is based upon assumptions and adjustments that the Company believes are reasonable. This unaudited pro forma financial data and the accompanying notes should be read in conjunction with the historical financial statements of the Company and Aeromet, including the notes thereto, included elsewhere in this Proxy Statement.

The acquisition referred to in this unaudited pro forma financial data has been accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the date of their acquisition.

                            Unaudited Pro Forma Statement of Operations Data
                                     For the year ended May 31, 1999
                                             (In thousands)


                                                    Historical
                                             -----------------------     Pro forma            Pro forma
                                             Company(1)   Aeromet(2)   Adjustments       As Adjusted(3)
                                             ----------   ----------   -----------       --------------
    Net sales                                $  107,366        9,582             -              116,948
    Cost of sales                                86,094        8,270           150 (4)           94,514
    Gross profit                                 21,272        1,312          (150)              22,434
    Operating expenses                           17,308        1,012          (167)(5)           18,153
    Income from operations                        3,964          300            17                4,281
    Net interest expense                         (8,140)        (125)       (1,380)(6)           (9,645)
    Other income (expense)                      (11,332)           -             -              (11,332)
    Income (loss) before income taxes           (15,508)         175        (1,363)             (16,696)
    Income tax expense (benefit)                 (2,639)         152          (282)(7)           (2,769)
                                             ----------   ----------   -----------       --------------

    Net income (loss)                        $  (12,869)          23        (1,081)             (13,927)
                                             ==========   ==========   ===========       ==============

Notes to Unaudited Pro Forma Statement of Operations Data

(1) Represents the results of operations of the Company for the year ended May 31, 1999, and the results of operations of Aeromet from the effective date of acquisition.

(2) Represents the results of operations for Aeromet from June 1, 1998, through the effective date of its acquisition (July 30, 1999).

(3) Presents the statement of operations data of the Company as if the acquisition of Aeromet and related financing transactions had occurred on June 1, 1998.

(4) Represents depreciation on fair value adjustment to property, plant and equipment upon the Aeromet acquisition. The $9.0 million fair value adjustment is being amortized over 10 years.

(5) Represents the incremental amortization of cost in excess of net book value of acquired subsidiaries arising from the acquisition of Aeromet of $1.1 million, net of amortization previously recorded by Aeromet of $2.1 million, which has been eliminated. Cost in excess of net book value of acquired subsidiaries is being amortized over 40 years for Aeromet.

(6) Represents incremental interest to be incurred from indebtedness in connection with the acquisition of Aeromet ($75.0 million). Interest expense was calculated at the annual rate of 11.25%, representing the rate on the indebtedness incurred in the acquisition. Interest expense on debt not assumed in the Aeromet acquisition has been eliminated. Deferred financing costs ($4.0 million) are amortized over 7 years.

(7) Tax provision to reflect the Company's estimated taxes on certain pro forma adjustments.

Independent Accountants
-----------------------

Moss Adams LLP was previously the principal independent accountant for the Company. On April 17, 1998, the appointment of Moss Adams LLP was terminated, and KPMG LLP was engaged, as the Company's principal independent accountant. The decision to change principal independent accountants was approved by the Finance and Audit Committee of the Company's Board of Directors.

In connection with the audit for fiscal year ended May 31, 1997, and the subsequent interim period through April 17, 1998:

     (a) the reports of Moss Adams LLP contained no adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope or accounting principles; and

     (b) there were no disagreements with Moss Adams LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Moss Adams LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

KPMG LLP has been the Company's principal independent accountant since April 17, 1998. Representatives of KPMG LLP will be present at the Meeting. They will have the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

Quantitative and Qualitative Disclosures About Market Risk
----------------------------------------------------------


We have financial instruments that are subject to interest rate risk, primarily debt obligations issued at a fixed rate. However, fixed-rate debt obligations issued by us are generally not callable until maturity. The fair value of such instruments approximates their face value, except for the 11 1/4% senior subordinated notes which, as of January 31, 2000, were trading on the open market for approximately 50% to 60% of face value. We do not consider the market risk exposure for interest rates to be material.

We are subject to foreign currency exchange rate risk relating to receipts from and payments to suppliers in foreign currencies. Since approximately 50% of our transactions are conducted in foreign currency, the exchange rate risk could be material. We have not entered into any hedging activity as of January 31, 2000.

We are exposed to commodity price fluctuations through purchases of aluminum and other raw materials. We enter into certain supplier agreements that guarantee quantity and price of the applicable commodity to limit the exposure to commodity price fluctuations and availability concerns. At January 31, 2000, we had purchase commitments for raw materials aggregating approximately $4,000,000.


We hold an investment in the common stock of a public company. We are exposed to risks associated with the quoted equity price of the common stock. At November 30, 1999, the reported value of the investment was $19,000.

Shareholder Proposals for 2000 Annual Meeting
---------------------------------------------

Any shareholder proposal intended for inclusion in proxy materials for the Company's 2000 annual meeting of shareholders must be received in proper form by the Company at its principal office no later than May 6, 2000.

Other Matters
-------------

The Board of Directors is not aware of any business other than the Proposal discussed above that will be presented for consideration at the Meeting. If other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL HAVE YOUR STOCK REPRESENTED BY COMPLETING, SIGNING, DATING AND RETURNING YOUR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.


                                       By Order of the Board of Directors,

                                       /s/ DONALD A. WRIGHT

                                       Donald A. Wright
                                       Chairman of the Board,
                                       Chief Executive Officer and President


February 4, 2000

PROXY
                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                 Special Meeting of Shareholders, March 6, 2000
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                        PLEASE SIGN AND RETURN THIS PROXY

     The undersigned hereby appoints Donald A. Wright and Nick A. Gerde, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Special Meeting of Shareholders of Pacific Aerospace & Electronics, Inc. (the "Company"), on March 6, 2000, and any adjournments of that meeting, with all powers that the undersigned would possess, if personally present, with respect to the following:

1. APPROVAL OF THE PROPOSAL TO APPROVE THE ISSUANCE OF SUFFICIENT COMMON STOCK TO PERMIT CONVERSION OF THE COMPANY'S OUTSTANDING SERIES B CONVERTIBLE PREFERRED STOCK:

     [  ] FOR                   [  ] AGAINST                  [  ] ABSTENTION

2. TRANSACTION OF ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING. A MAJORITY OF THE PROXIES OR SUBSTITUTES AT THE MEETING MAY EXERCISE ALL THE POWERS GRANTED BY THIS PROXY.

                                     [FRONT]



The shares represented by this proxy will be voted as specified on the front of this proxy, but if no specification is made, this proxy will be voted FOR approval of the proposal to approve the issuance of sufficient common stock to permit conversion of the Company's outstanding Series B Convertible Preferred Stock. The proxies may vote in their discretion as to other matters that may properly come before this meeting.


                              No. of Shares: ___________ Date: ___________, 2000


                              __________________________________________________
                                           Signature or Signatures

                              Please date and sign above as your name is printed to the left of the signature line, including designation as executor, trust, etc., if applicable. A corporation must be signed for by the president or other authorized officer.

                              The Special Meeting of Shareholders of Pacific Aerospace & Electronics, Inc. will be held at the West Coast Wenatchee Convention Center, located at 121 North Wenatchee Avenue, Wenatchee, Washington, on March 6, 2000, at 3:00 p.m. Pacific Standard Time.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.

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